Exhibit 99.1

Interim Report as of June 30, 2026

With deep dedication.

Deutsche Bank

Content

Interim management report		60	Information on the consolidated income statement
		60	Net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss
3	Management report	60	Net commission and fee income
3	Global economy	63	Gains and losses on derecognition of financial assets measured at amortized cost
4	Banking industry	63	Effective tax rate
5	Strategy
6	Group results	64	Information on the consolidated balance sheet
8	Segment results	64	Financial instruments carried at fair value
17	Financial position	76	Fair Value of Financial Instruments not carried at Fair Value
20	Outlook	78	Allowance for credit losses
24	Risks and Opportunities	87	Goodwill and other intangible assets
26	Risk information	87	Non-current assets and disposal groups held for sale
41	Additional information	88	Provisions
		89	Credit related commitments and contingent liabilities
		89	Long-term debt

Interim consolidated financial statements		90	Other financial information
		90	Shares issued and outstanding
42	Consolidated statement of income	90	Related party transactions
42	Income statement	91	Events after the reporting period
42	Earnings per common share
43	Consolidated statement of comprehensive income
44	Consolidated balance sheet
45	Consolidated statement of changes in equity	Supplementary information
47	Consolidated statement of cash flows
49	Basis of preparation/impact of changes in accounting principles	92	Non-GAAP financial measures
53	Segment results	98	Imprint

Deutsche Bank
Interim Report as of June 30, 2026
Page intentionally left blank for SEC filing purposes

Deutsche Bank	Global economy
Interim Report as of June 30, 2026
Management report
Global economy

Economic growth (in %)[1]	Jun 30, 2026	Dec 31, 2025[4]	Main driver
Global Economy[2]	3.2	3.4
In the first half of 2026, the global economy was marked by heightened geopolitical uncertainty stemming from the Middle East conflict, which triggered volatility in oil and gas prices and increased consumer price inflation.
The resulting loss of purchasing power, combined with weaker investment, weighed on growth momentum

Of which:
Developed countries	1.4	1.7
In developed countries, the energy price volatility was felt to varying degrees, depending on domestic reserves and sourcing capacities. Overall, the rise in inflation reduced purchasing power and weighed on private consumption. In response to mounting price pressures, some central banks began to raise interest rates

Emerging markets	4.2	4.5
Emerging markets experienced energy price volatility to varying degrees. In parts of Asia, high dependence on imports from the Middle East led to physical shortages. In Latin America, the impact from energy prices was less pronounced. Central European emerging economies remained resilient

Eurozone Economy[3]	0.4	1.3
The Eurozone economy was particularly exposed to the increase in oil and gas prices, given its heavy reliance on imported energy. The resulting cost pressures weighed on several industries, while rising inflation constrained private consumption. The ECB responded with cautious monetary tightening, beginning with an initial interest rate increase

Of which: Germany Economy	0.3	0.2
The increase in energy prices weighed on private demand and investment.
Government consumption, however, provided a tailwind to the economy.
Manufacturing, in particular, has received a large number of public orders, but capacity will need to be expanded before orders can be fulfilled

U.S. Economy[3]	2.4	2.1
In the United States, growth proved resilient, supported in particular by strong artificial intelligence (AI)-related investment. Private consumption, by contrast, felt the effects of elevated inflation. With the labor market remaining stable, the Federal Reserve decided to keep policy rates unchanged during the first half of the year

Japanese Economy[3]	0.5	1.1
Japan’s economy lost momentum in the first half of the year as oil prices rose.
However, ample industrial inventories and diversified supply chains mitigated the impact. Private consumption was constrained by weaker real incomes. The
Bank of Japan continued its monetary tightening with a further interest rate increase

Asia Economy[3,5]	5.1	5.5
Asia’s economic momentum was weakened by the increase in energy prices, policy measures in several Asian countries helped to contain the acceleration of inflation and limit the reduction in demand. Export growth remained resilient, supported by robust investment activity

Of which: Chinese Economy	4.3	5.0
China’s economy was supported by strong export performance, particularly the demand for AI-related products, in the first half of the year. Domestic demand lost momentum as inflation increased and government spending weakened.
The People’s Bank of China left monetary policy unchanged

1Annual Real GDP Growth (% YoY). Sources: National Authorities unless stated otherwise
2The Global Economy growth rates are only available on an annual basis, hence full year forecasts for 2026 were used for half year numbers
3Quarterly Real GDP Growth (% YoY) Sources: Deutsche Bank Research. The half yearly numbers are not available, hence quarterly growth rates were used as indicative growth percentage
4Some economic data for 2025 was revised by public statistics authorities. As a result, this data may differ from previously published
5Includes China, Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, Sri Lanka, South Korea, Taiwan, Thailand and Vietnam; excludes Japan

Deutsche Bank	Banking Industry
Interim Report as of June 30, 2026
Banking industry

	Jun 30, 2026
Growth year-over- year (in %)	Corporate Lending	Retail Lending	Corporate Deposits	Retail Deposits	Main driver
Eurozone[1]	3.8	3.0	4.4	3.5
Lending to the private sector continued to pick up in the
first half of 2026, especially with corporates. Momentum
has reached its highest level in more than three years.
However, this improvement is likely driven by a
normalization following the 2023/24 downturn, rather than
higher credit demand as the real economy remains weak
and interest rates have increased slightly. Similar trends
were observed on the funding side with corporate deposits
more dynamic than retail deposits

Of which: Germany[1]	1.1	1.8	1.4	2.9
In the first few months of the year, the gap between loan
growth in Germany and the Eurozone aggregate widened
due to the impact from increased energy prices as a result
of the Middle East conflict, and potentially reflecting
delays in expected domestic structural economic reforms.
Lending to companies increased slightly, while household
lending was essentially flat. In both cases, growth rates
stayed consistently below inflation. Moderate expansion of
retail deposits continued, while corporate deposits slowed

US	6.2	2.6	6.2[2]	6.2[2]
Supported by a resilient U.S. economy, loan growth within
the corporate sector accelerated significantly in the first
half of 2026, to a level last seen in 2023. This was mainly
the result of commercial lending. Retail loans continued to
expand only moderately. Total deposit accumulation also
accelerated, with deposit growth reaching its highest level
since the COVID-19 pandemic

China[1]	8.1	(0.9)	4.8	7.5
Private sector lending slowed further in recent months, for
the first time since records began in 2007. This is a
fundamental shift after decades of double-digit growth.
Compared to the nominal GDP trend, this amounts to
considerable deleveraging. On the funding side, deposit-
taking with households also weakened to the lowest level
in years, while it remained largely flat with companies

1May 31, 2026
2Total U.S. deposits as sector breakdown is not available
The Investment Banking & Capital Markets industry fee pool was € 52.8 billion in the first half of 2026, up 16%
year on year. This was the second highest fee pool in the first half of the year since 2021, demonstrating continued momentum in industry activity during the current growth cycle. Despite market volatility due to the
Middle East conflict, the fee pool exceeded prior-year levels in each of the first six months of 2026. The mergers &
acquisitions fee pool, largely reflecting closed deals, reached a record level for first half of 2026 at € 20.1 billion,
14% higher than the same period in the prior year, supported by strong announced deal volumes in 2025. This strong announced activity has continued into this year, but remains skewed towards the U.S. and megadeals. In
Capital Markets, the Equity Capital Markets fee pool was € 9.9 billion, 64% higher year on year, led by a sharp increase in initial public offerings, especially in the U.S. Leverage Debt Capital Markets fees were broadly flat year on year at € 8.8 billion, with the industry impacted by concerns over artificial intelligence’s impact on software companies and a rise in borrowing costs for high yield clients after oil prices spiked in the first quarter of 2026.
However, the second quarter of 2026 improved year on year as some of these concerns subsided. In Investment
Grade Debt Capital Markets, fees reached record levels for the first half of the year at € 14 billion, supported by record volumes and strong levels of activity across corporates, financial institutions as well as sovereigns, supranationals and agencies. In Fixed Income, revenue pools are expected to be slightly higher than the strong first six months of 2025. Foreign exchange client activity increased marginally across the ten most traded currencies globally, notably against a backdrop of elevated volatility in the first quarter of 2026. Emerging
Markets activity also increased and was driven primarily by Foreign Exchange activity. In Rates, activity was expected to be slightly lower in the first half of 2026 versus a very strong prior year period. Credit Trading has improved compared to the prior year, which saw credit spreads and secondary trading temporarily impacted by the market reaction to the U.S. administration’s tariff policy announced in the second quarter of 2025. In
Financing, client demand for the first half of 2026 remained robust and largely in line with the prior year period.

Deutsche Bank	Strategy
Interim Report as of June 30, 2026
Strategy
The following section provides an overview of Deutsche Bank’s implementation of its strategy during the first six months of 2026 and should be read in conjunction with the strategy section in the Annual Report 2025.
Scaling the Global Hausbank
Deutsche Bank’s strategy, Scaling the Global Hausbank, focuses on accelerating value creation through focused growth, disciplined capital management and a scalable operating model. Shareholder value add (SVA) remains the central steering principle, guiding resource allocation and accountability across the bank.
Key performance indicators for 2028:
Financial targets:
–Post-tax return on average tangible equity of greater than 13% for the Group
–Cost/income ratio of below 60%
Capital objectives:
–CET1 capital ratio within an operating range of 13.5% to 14.0%, with a 200 basis points distance to the Maximum
Distributable Amount (MDA) as a floor
–60% total payout ratio from 2026 and distribution of excess capital when CET1 capital ratio is sustainably above 14%
Post-tax return on average tangible equity is a non-GAAP financial measure. Please refer to “Supplementary information:
Non-GAAP financial measures” of this report for the definitions of such measures and reconciliations to the IFRS numbers on which they are based.
Deutsche Bank’s financial targets and capital objectives are based on the bank’s financial results prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board
(“IASB”) and endorsed by the European Union (“EU”). For further details, please refer to the section ‘Basis of preparation/
impact of changes in accounting principles’ in this report.
Progress on strategy implementation
During the first six months of 2026, Deutsche Bank made further progress in executing its strategy, delivering focused growth while maintaining disciplined capital deployment and advancing its scalable operating model. The bank has delivered revenue growth consistent with the bank’s 2026 revenue ambition of around € 33 billion with strong contribution from the Investment Bank and focused growth areas, including asset gathering in Private Bank and Asset
Management. The bank maintained strict capital discipline and announced the sale of the Private Bank’s India franchise, which is expected to be SVA-positive upon closing next year, and took a number of capital-accretive measures across the businesses. In addition, the bank progressed on its scalable operating model by continuing to simplify the operating model in the Private Bank and made targeted investments in technology and front-to-back capabilities across the bank.
For example, the Corporate Bank continued investing in its Cash Management capabilities and strengthening its coverage and sales platforms with multinational companies.
The bank has completed the majority of its current € 1 billion share repurchase program and received supervisory approval for a second share repurchase program of € 500 million, to be executed in the second half of 2026. This second repurchase program contributes to the target payout ratio of 60% in relation to the net profit of 2026.
Sustainability
Deutsche Bank sustainability highlights included:
–Supporting a German electricity grid operator with a € 100 million loan to finance investments in grid infrastructure, including substations, grid connectivity and charging infrastructure. More than 90% of revenues are generated from sustainable activities under the company’s framework
–Participating in a € 3.0 billion inaugural green bond for an Asia-Pacific public transport operator, the largest euro-
denominated green bond issuance from APAC. Proceeds will fund eligible green projects under the issuer's
Sustainable Finance Framework, including renewable energy, low-carbon transportation and energy efficiency
–Financing a German public transport operator who will allocate the proceeds of a € 180 million Green Schuldschein to finance metro, bus and related-service refurbishments, supporting low-carbon and zero-emission public transport
–Reconfirmation as a constituent of the Dow Jones Best in Class World and Europe Indices following the latest
Corporate Sustainability Assessment by the rating agency S&P Global

Deutsche Bank	Group results
Interim Report as of June 30, 2026
Group results
The information presented in this section is based on IFRS as issued by the IASB (IASB IFRS), whereas Deutsche Bank’s financial targets and capital objectives are based on financial results prepared in accordance with IFRS as issued by the
IASB and endorsed by the EU (EU IFRS). The IASB IFRS financial results may materially differ from the EU-IFRS results as
Deutsche Bank applies hedge accounting under the EU carve-out. Deutsche Bank does not use the IASB IFRS financial results as a basis for measuring the bank’s progress towards its financial targets or capital objectives. For additional details, please refer to “Basis of preparation/impact of changes in accounting principles” in this report.
Deutsche Bank reported profit before tax of € 3.4 billion in the second quarter of 2026, up by € 411 million, or 14%, compared with the prior year quarter. Post-tax profit was € 2.4 billion in the second quarter of 2026, up by € 285 million, or 13%, from the prior year quarter.
Post-tax return on average shareholders’ equity (RoE) was 12.5%, up from 11.0% in the prior year quarter. Post-tax return on average tangible shareholders’ equity (RoTE) was 14.0%, up from 12.2% in the prior year quarter. Cost/income ratio was 58%, improved from 59% in the second quarter of last year.
Net revenues in the second quarter of 2026 increased by 10% year on year to € 9.2 billion, reflecting growth across all business segments. Net commission and fee income grew by € 186 million or 7% to € 2.9 billion compared to the prior year period. Net interest income was € 4.3 billion, up by € 458 million, or 12%, versus the prior year period. Net interest income in the key banking book segments increased by 5% to € 3.6 billion, from € 3.4 billion in the prior year period.
Noninterest expenses were € 5.3 billion, up 8% year on year, driven by increases in fixed-pay and performance-related compensation, continued investments in the franchise as well as the impact of the announced sale of the Private Bank’s
India franchise, and the non-recurrence of litigation-related releases that benefited the prior-year quarter, partly offset by operating efficiencies.
Provision for credit losses was € 460 million in the second quarter of 2026, or 37 basis points of average loans, an increase of 9% compared with the prior year quarter. The impact from the planned exit of certain non-performing exposures as part of capital-accretive de-risking actions was partially offset by overlay releases.
Common Equity Tier 1 (CET1) capital ratio was 13.9% at the end of June 2026, in line with the bank's operating range, after reflecting capital deductions consistent with its 60% payout ratio. In July, Deutsche Bank announced a new € 500 million share repurchase program, funded from 2026 net profit and fully covered by existing capital deductions.
Deutsche Bank’s profit before tax was € 5.6 billion in the first six months of 2026, up by € 153 million, or 3%, versus the prior year period, driven by slightly higher revenues, partly offset by slightly higher noninterest expenses and higher provision for credit losses. Post-tax profit was € 4.0 billion in the first six months of 2026, up by € 111 million, or 3%, versus the prior year period.
RoE in the first six months of 2026 was 10.0% versus 9.8% in the prior year period. RoTE was 11.1%, compared to 10.9% in the prior year period. The cost/income ratio was 62%, essentially flat versus the prior year period.
Net revenues were € 17.0 billion for the first six months of 2026, up by € 513 million, or 3%, year on year. Net commission and fee income grew by € 239 million or 4% to € 5.7 billion compared to the prior year period. Net interest income in the first half of 2026 was € 8.4 billion, up 8% from € 7.7 billion in the prior year period. Net interest income in the key banking book segments increased by 6% to € 7.2 billion, from € 6.8 billion in the prior year period.
Noninterest expenses increased by € 276 million, or 3%, to € 10.5 billion in the first six months of 2026. The increase was driven by planned incremental investments in technology enhancements, operating model optimization in the Private
Bank and hiring across Wealth Management and Investment Banking & Capital Markets as well as the expansion of
Corporate Bank solutions. Partly offsetting were operating efficiencies through workforce and target operating model measures.
In the first six months of 2026, provision for credit losses was € 979 million, or 40 basis points of average loans, up 9%
from € 894 million in the prior year period.
Net interest income in the key banking book segments and post-tax return on average tangible shareholders’ equity are
Non-GAAP financial measures. Please refer to “Supplementary information: Non-GAAP financial measures” of this report for the definitions of such measures and reconciliations to the IFRS measures on which they are based.

Deutsche Bank	Group results
Interim Report as of June 30, 2026
Group results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute change	Change in %
Net revenues:
Of which:
Private Bank	2,566	2,371	195	8	5,133	4,810	324	7
Asset Management	756	725	31	4	1,558	1,455	103	7
Corporate Bank	1,906	1,896	10	1	3,722	3,763	(40)	(1)
Investment Bank	3,185	2,687	498	19	6,558	6,049	509	8
Corporate & Other	754	660	94	14	13	396	(382)	(97)
Total net revenues	9,168	8,339	829	10	16,985	16,471	513	3
Provision for credit losses	460	423	37	9	979	894	84	9
Noninterest expenses:
Compensation and benefits	3,108	2,894	214	7	6,037	5,935	102	2
General and administrative expenses	2,233	2,065	168	8	4,415	4,245	170	4
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	(1)	—	(2)	N/M	—	(5)	5	(99)
Total noninterest expenses	5,340	4,959	381	8	10,451	10,175	276	3
Profit (loss) before tax	3,368	2,957	411	14	5,555	5,402	153	3
Income tax expense (benefit)	966	840	126	15	1,595	1,554	41	3
Profit (loss)	2,401	2,116	285	13	3,960	3,849	111	3
Profit (loss) attributable to noncontrolling interests	55	46	9	19	110	90	20	22
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	2,347	2,070	276	13	3,850	3,758	92	2
Profit (loss) attributable to additional equity components	210	202	8	4	417	395	22	6
Profit (loss) attributable to Deutsche Bank shareholders	2,136	1,868	268	14	3,433	3,363	69	2

Post-tax return on average shareholders' equity[1]	12.5%	11.0%	1.5ppt	N/M	10.0%	9.8%	0.2ppt	N/M
Post-tax return on average tangible shareholders' equity[1]	14.0%	12.2%	1.8ppt	N/M	11.1%	10.9%	0.2ppt	N/M
Cost/income ratio[2]	58.2%	59.5%	(1.2)ppt	N/M	61.5%	61.8%	(0.2)ppt	N/M
Common Equity Tier 1 capital ratio	13.9%	14.2%	(0.3)ppt	N/M	13.9%	14.2%	(0.3)ppt	N/M

Risk-weighted assets (in € bn)[3]	367	341	26	8	367	341	26	8
Of which: operational risk RWA (in € bn)[3]	65	59	6	11	65	59	6	11
Employees (full-time equivalent)[3]	89,742	89,426	316	—	89,742	89,426	316	—
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Non-GAAP Financial Measures” of this report
2 Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
3As of quarter-end

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Segment results
Private Bank
Profit before tax was € 605 million in the second quarter of 2026, in line with the prior year period. This development was primarily driven by higher noninterest expenses and credit loss provisions, offset by 8% year-on-year growth in revenues.
Post-tax RoE and post-tax RoTE increased to 10.8% and 11.3% compared to 10.4% and 10.8% respectively in the prior year quarter. The cost/income ratio remained in line with the prior year quarter at 70%.
Net revenues were € 2.6 billion, up 8% year on year. Net interest income increased by 10% to € 1.7 billion, while net commission and fee income was higher at € 0.8 billion compared to the prior year period. Revenue growth was driven by significantly higher deposit and investment product revenues in line with the bank’s strategy, partially offset by significantly lower other banking services. In Personal Banking, revenues were up 6% year on year at € 1.4 billion, as significantly higher deposit revenues were partially offset by significantly lower revenues from other banking services. In
Wealth Management, revenues grew by 11% year on year to € 1.2 billion, reflecting higher revenues in deposits and investment products, while lending revenues were slightly lower year on year.
Provision for credit losses was € 177 million in the second quarter of 2026, or 29 basis points of average loans. In the prior year quarter, provision for credit losses was € 118 million, or 19 basis points of average loans, benefitting from a model update. Credit quality remained resilient, with provisions reflecting stable portfolio quality.
Noninterest expenses were € 1.8 billion, up 8% year on year, reflecting continued incremental investments including severance costs and the upfront impact of the announced sale of Private Bank’s India franchise.
Assets under management were € 732 billion at quarter end, reflecting continued growth with € 9 billion net inflows and
€ 28 billion positive market development.
For the first six months of 2026, the Private Bank reported a profit before tax of € 1.3 billion, up € 191 million, or 17%, year on year. Post-tax RoE rose to 11.5%, from 9.4% in the prior year period, while post-tax RoTE was 12.0%, up from
9.5%. The cost/income ratio improved to 68% from 70% in the prior year period. These developments were primarily attributable to a revenue increase of 7% to € 5.1 billion driven by significantly higher net interest income, while net commission and fee income was slightly higher. Partly offsetting this were slightly higher noninterest expenses of
€ 3.5 billion, predominantly driven by the upfront impact related to divestment and continued incremental investments including severance cost. Provision for credit losses was € 356 million, up from € 336 million in the corresponding prior year period. The development reflects stable portfolio quality, while the prior year benefited from a credit loss provision model update. The Private Bank recorded net inflows into assets under management of € 20.3 billion in the first six months of the year.

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Private Bank results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Personal Banking	1,383	1,306	77	6	2,742	2,594	148	6
Wealth Management[1]	1,184	1,065	118	11	2,392	2,215	176	8
Total net revenues	2,566	2,371	195	8	5,133	4,810	324	7
Of which:
Net interest income	1,662	1,517	145	10	3,300	2,971	329	11
Net commission and fee income	799	739	59	8	1,651	1,571	80	5
Remaining income	106	115	(9)	(8)	182	268	(86)	(32)
Provision for credit losses	177	118	60	51	356	336	20	6
Noninterest expenses:
Compensation and benefits	766	675	90	13	1,467	1,414	54	4
General and administrative expenses	1,020	972	48	5	2,025	1,970	54	3
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	(2)	1	(2)	N/M	—	(5)	5	N/M
Total noninterest expenses	1,784	1,648	136	8	3,492	3,379	113	3
Noncontrolling interests	—	—	—	N/M	—	—	—	N/M
Profit (loss) before tax	605	605	—	—	1,286	1,094	191	17

Total employees (full-time equivalent)[2]	35,709	36,917	(1,208)	(3)	35,709	36,917	(1,208)	(3)
Risk-weighted assets (in € bn)[2]	97	93	4	4	97	93	4	4
Of which: operational risk RWA (in € bn)[2]	16	15	1	7	16	15	1	7
Assets under Management (in € bn)[2,3]	732	645	87	13	732	645	87	13
Net flows (in € bn)	9	6	2	39	20	12	8	66
Cost/income ratio[4]	69.5%	69.5%	—ppt	N/M	68.0%	70.3%	(2.2)ppt	N/M
Post-tax return on average shareholders’ equity[5]	10.8%	10.4%	0.3ppt	N/M	11.5%	9.4%	2.1ppt	N/M
Post-tax return on average tangible shareholders’ equity[5]	11.3%	10.8%	0.5ppt	N/M	12.0%	9.5%	2.5ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Starting from the fourth quarter of 2025, the Private Bank renamed “Wealth Management & Private Banking” to “Wealth Management”
2As of quarter-end
3Assets under Management include assets held on behalf of customers for investment purposes and/or client assets that are advised or managed by Deutsche Bank. They are managed on a discretionary or advisory basis or are deposited with the bank. Deposits are considered Assets under Management if they serve investment purposes. In
Personal Banking, this includes Term deposits and Savings deposits. In Wealth Management (excl. Business Banking), it is assumed that all customer deposits are held with the bank primarily for investment purposes and accordingly are classified as Assets under Management. In instances in which the Private Bank distributes investment products qualifying as Assets under Management which are managed by DWS, these assets are reported as Assets under Management for Private Bank and for Asset
Management (DWS) because they are two distinct, independent qualifying services
4Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
5Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Asset Management
Profit before tax was € 224 million in the second quarter of 2026, essentially flat year on year, as slightly higher net revenues were offset by higher noninterest expenses. Post-tax RoE was 14.2%, up from 11.6% in the prior year quarter, and post-tax RoTE was 38.8%, up from 26.0% compared to the prior year quarter. The cost/income ratio was 62%, up from 60% in the second quarter of 2025.
Net revenues were € 756 million, slightly higher year on year at 4%. Management fees grew significantly by 13% year on year to € 709 million, benefitting from strong markets and net flows resulting in increasing average assets under management. Performance and transaction fees decreased significantly to € 11 million, predominantly reflecting lower performance fees, as the prior-year period benefited from higher performance fees in Alternatives, while other revenues were slightly down 3% year on year to € 36 million primarily driven by unfavorable valuation of guaranteed products, partially offset by decreased funding charges.
Noninterest expenses were € 469 million, up 7% year on year, primarily reflecting higher fund-related service costs driven by increased assets under management, as well as share price related compensation effects.
Assets under management increased by € 97 billion to € 1,190 billion during the second quarter of 2026. The increase was primarily driven by strong markets and net flows, supported by favorable foreign exchange effects. Net flows were
€ 25 billion in the second quarter of 2026, compared to € 8 billion in the prior year quarter, predominantly driven by
Passive and Cash products.
For the first six months of 2026, profit before tax was € 504 million, significantly up 17% year on year. Post-tax RoE increased to 16.1%, from 10.8% in the corresponding prior year period, and post-tax RoTE rose to 44.4%, from 24.2% in the prior year period. The improvement in both ratios was supported by the update to the equity allocation framework for Asset Management. The cost/income ratio improved to 59%, from 62% in the corresponding prior year period. This development was driven by 7% growth in net revenues to € 1.6 billion, while noninterest expenses remained essentially flat at € 914 million. Assets under management increased to € 1,190 billion, reflecting continued strong markets and net inflows (mainly Passive), as well as favorable foreign exchange developments.

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Asset Management results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Management fees	709	630	79	13	1,382	1,268	114	9
Performance and transaction fees	11	58	(47)	(81)	120	95	25	26
Other	36	37	(1)	(3)	56	92	(36)	(39)
Total net revenues	756	725	31	4	1,558	1,455	103	7
Provision for credit losses	—	—	—	N/M	—	—	—	N/M
Noninterest expenses:
Compensation and benefits	243	226	17	8	486	476	9	2
General and administrative expenses	226	212	14	7	428	428	—	—
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	469	438	31	7	914	905	9	1
Noncontrolling interests	63	62	—	—	140	121	19	16
Profit (loss) before tax	224	225	(1)	—	504	429	75	17

Total employees (full-time equivalent)[1]	5,411	5,229	182	3	5,411	5,229	182	3
Risk-weighted assets (in € bn)[1]	17	13	4	28	17	13	4	28
Of which: operational risk RWA (in € bn)[1]	5	5	1	14	5	5	1	14
Assets under Management (in € bn)[1,2]	1,190	1,010	180	18	1,190	1,010	180	18
Net flows (in € bn)	25	8	16	192	36	28	7	26
Cost/income ratio[3]	62.0%	60.4%	1.7ppt	N/M	58.7%	62.2%	(3.5)ppt	N/M
Post-tax return on average shareholders’ equity[4]	14.2%	11.6%	2.5ppt	N/M	16.1%	10.8%	5.2ppt	N/M
Post-tax return on average tangible shareholders’ equity[4]	38.8%[5]	26.0%	12.8ppt	N/M	44.4%[5]	24.2%	20.2ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1As of quarter-end
2Assets under Management (AuM) means assets (a) the segment manages on a discretionary or non-discretionary advisory basis; including where it is the management company and portfolio management is outsourced to a third party; and (b) a third party holds or manages and on which the segment provides, on the basis of contract, advice of an ongoing nature including regular or periodic assessment, monitoring and/or review. AuM represents both collective investments (including mutual funds and exchange-traded funds) and separate client mandates. AuM are measured at current market value based on the local regulatory rules for asset managers at each reporting date, which might differ from the fair value rules applicable under IFRS. Measurable levels are available daily for most retail products but may only update monthly, quarterly or even yearly for some products. While AuM do not include the segment’s investments accounted for under equity method, they do include seed capital and any committed capital on which the segment earns management fees. In instances in which Private Bank distributes investment products qualifying as Assets under Management which are managed by DWS, these assets are reported as Assets under Management for Private Bank and for Asset Management (DWS) because they are two distinct, independent qualifying services
3Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
4Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report
5Starting from the fourth quarter 2025 the equity allocation framework for Asset Management has been updated. For more information, please refer to section “Note 04 -
Business segments and related information” of the Annual Report 2025

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Corporate Bank
Profit before tax was € 691 million in the second quarter of 2026, down by 6% year on year, driven by slightly higher noninterest expenses and significantly higher provision for credit losses partly offset by a slight increase in revenues.
Post-tax RoE was 15.0%, down from 16.2% in the prior year quarter, and post-tax RoTE was 16.4%, down from 17.6% in the prior year quarter. The cost/income ratio was 62%, up from 60% in the second quarter of 2025.
Net revenues were € 1.9 billion in the second quarter of 2026, up 1% year on year, supported by higher business volumes, interest rate hedging and growth in net commission and fee income, compared against a very strong prior year quarter.
Corporate Treasury Services revenues were € 1.1 billion, up 3% year on year, benefitting from higher business volumes and interest rate hedges. Institutional Client Services revenues declined by 6% year on year to € 496 million, mostly driven by the non-repetition of certain items in the prior year period, partly offset by higher business volumes and growth in net commission and fee income. Business Banking revenues of € 326 million were up 3% year on year, as margin normalization was offset by interest hedging and higher business volumes.
Provision for credit losses was € 38 million in the second quarter of 2026, or 13 basis points of average loans, reflecting solid underlying portfolio quality, compared to € 22 million in the prior year quarter, which benefitted from model updates.
Noninterest expenses were € 1.2 billion, up 4% year on year, driven by volume-related growth and franchise investments as well as the non-recurrence of a litigation provision release in the prior year quarter, partially offset by disciplined cost management.
For the first six months of 2026, profit before tax was € 1.3 billion, down 4% year on year. Post-tax RoE decreased to
14.2%, from 14.7% in the prior year period and post-tax RoTE was 15.6%, down from 15.9% in the prior year. The cost/
income ratio increased to 62%, from 61% in the prior year period. These developments were driven by a 1% decline in revenues to € 3.7 billion and a 1% increase in noninterest expenses to € 2.3 billion, partly offset by a 13% decline in provision for credit losses to € 86 million.

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Corporate Bank results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Corporate Treasury Services	1,084	1,053	31	3	2,158	2,126	33	2
Institutional Client Services	496	527	(31)	(6)	916	1,000	(84)	(8)
Business Banking	326	316	10	3	648	637	11	2
Total net revenues	1,906	1,896	10	1	3,722	3,763	(40)	(1)
Of which:
Net interest income	1,163	1,169	(5)	—	2,308	2,329	(22)	(1)
Net commission and fee income	723	696	27	4	1,386	1,353	33	2
Remaining income	20	32	(12)	(37)	28	80	(52)	(65)
Provision for credit losses	38	22	17	76	86	99	(13)	(13)
Noninterest expenses:
Compensation and benefits	445	399	45	11	864	803	61	8
General and administrative expenses	733	737	(4)	(1)	1,458	1,491	(33)	(2)
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	1,177	1,137	41	4	2,322	2,294	28	1
Noncontrolling interests	—	—	—	N/M	—	—	—	N/M
Profit (loss) before tax	691	738	(47)	(6)	1,314	1,370	(56)	(4)

Total employees (full-time equivalent)[1]	27,372	26,163	1,208	5	27,372	26,163	1,208	5
Risk-weighted assets (in € bn)[1]	74	72	2	2	74	72	2	2
Of which: operational risk RWA (in € bn)[1]	12	11	1	6	12	11	1	6
Cost/income ratio[2]	61.8%	59.9%	1.8ppt	N/M	62.4%	61.0%	1.4ppt	N/M
Post-tax return on average shareholders’ equity[3]	15.0%	16.2%	(1.2)ppt	N/M	14.2%	14.7%	(0.5)ppt	N/M
Post-tax return on average tangible shareholders’ equity[3]	16.4%	17.6%	(1.1)ppt	N/M	15.6%	15.9%	(0.3)ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1As of quarter-end
2Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
3Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Investment Bank
Profit before tax was € 1.3 billion in the second quarter of 2026, 59%, higher year on year, driven by significantly higher revenues and a reduction in provision for credit losses, partially offset by higher noninterest expenses. Post-tax RoE was
12.9%, up from 8.4%, and post-tax RoTE was 13.4%, up from 8.7% in the prior year quarter. The cost/income ratio improved to 53%, from 60% in the second quarter of last year.
Net revenues were € 3.2 billion, 19% higher compared to the prior year period, reflecting a record second quarter in Fixed
Income & Currencies (FIC) performance and significantly higher Investment Banking & Capital Markets (IBCM) revenues.
FIC delivered record second quarter revenues of € 2.6 billion, up 16% year on year. This is significantly higher than the prior year quarter, driven by strength in FIC Markets. FIC Markets revenues increased by 27% year on year to € 1.7 billion, led by Rates and Credit Trading growth, while FIC Financing revenues of € 905 million were essentially flat when compared to a strong prior year quarter. IBCM revenues of € 559 million in the second quarter of 2026 were 36% higher year on year, reflecting strength in both Equity Origination and Advisory in a growing industry fee pool (Dealogic).
Provision for credit losses was € 174 million in the second quarter, or 58 basis points of average loans, significantly lower compared to the prior year quarter, as an overlay release and the non-recurring impact of model updates in the prior year quarter more than offset the impact from the planned exit of certain non-performing exposures as part of capital-
accretive de-risking actions.
Noninterest expenses were € 1.7 billion, 6% higher year on year, materially driven by targeted hiring and performance-
related compensation.
For the first six months of 2026, profit before tax was € 2.8 billion, up 16% year on year. Post-tax RoE rose to 14.0%, from
12.9% in the corresponding period in the prior year, while post-tax RoTE was 14.5%, up from 13.3% in the prior year period. The cost/income ratio improved to 51%, from 54% in the corresponding period in the prior year. This development was driven by an 8% increase in net revenues to € 6.6 billion across both FIC and IBCM, partially offset by noninterest expenses increasing by 3% to € 3.3 billion, and provision for credit losses increasing by 10% to € 464 million.

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Investment Bank results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Fixed Income & Currencies	2,614	2,247	367	16	5,466	5,142	324	6
Fixed Income & Currencies: Financing	905	904	2	—	1,872	1,809	63	3
Fixed Income & Currencies: Markets[1]	1,708	1,343	365	27	3,594	3,333	261	8
Investment Banking & Capital Markets[2]	559	410	149	36	1,036	864	172	20
Debt Origination	266	223	44	20	568	498	69	14
Equity Origination	121	49	72	148	187	101	86	86
Advisory	172	139	33	24	282	265	17	6
Research and Other[3]	12	30	(18)	(59)	56	43	13	29
Total net revenues	3,185	2,687	498	19	6,558	6,049	509	8
Provision for credit losses	174	259	(84)	(33)	464	422	42	10
Noninterest expenses:
Compensation and benefits	781	721	60	8	1,509	1,473	36	2
General and administrative expenses	918	879	40	5	1,833	1,776	57	3
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	(1)	N/M
Total noninterest expenses	1,699	1,600	100	6	3,342	3,250	92	3
Noncontrolling interests	1	2	(1)	(50)	2	6	(4)	(72)
Profit (loss) before tax	1,311	826	484	59	2,751	2,371	379	16

Total employees (full-time equivalent)[4]	20,233	20,004	229	1	20,233	20,004	229	1
Risk-weighted assets (in € bn)[4]	147	132	15	11	147	132	15	11
Of which: operational risk RWA (in € bn)[4]	18	15	3	17	18	15	3	17
Cost/income ratio[5]	53.3%	59.5%	(6.2)ppt	N/M	51.0%	53.7%	(2.8)ppt	N/M
Post-tax return on average shareholders’ equity[6]	12.9%	8.4%	4.6ppt	N/M	14.0%	12.9%	1.2ppt	N/M
Post-tax return on average tangible shareholders’ equity[6]	13.4%	8.7%	4.7ppt	N/M	14.5%	13.3%	1.2ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Starting from the fourth quarter of 2025, the additional sub-category “Fixed Income & Currencies: Ex Financing“ within Fixed Income & Currencies (FIC) was renamed to
“Fixed Income & Currencies: Markets“
2 Starting from the fourth quarter of 2025, Deutsche Bank renamed “Origination & Advisory” within the Investment Bank to “Investment Banking & Capital Markets”
3Historically, certain bank funding charges that were allocated to the Investment Bank but not directly attributable to specific balance sheet positions were reported within “Research and Other”. Beginning the third quarter of 2025 these charges have been allocated to underlying businesses based on an agreed allocation key in order to support ongoing refinement of business level reporting. Prior year’s comparatives are aligned to presentation in the current year
4As of quarter-end
5Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
6Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

Deutsche Bank	Segment results
Interim Report as of June 30, 2026
Corporate & Other
Corporate & Other reported a profit before tax of € 537 million in the second quarter of 2026 driven by positive revenues from valuation and timing differences. This is slightly lower compared to a profit before tax of € 563 million in the prior year quarter.
Net revenues were positive € 754 million in the second quarter of 2026, compared to positive € 660 million in the prior year quarter. Revenues relating to valuation and timing differences were positive € 889 million reflecting gains on portfolio hedges of interest rate risk, where fair value hedge accounting cannot be applied under IFRS as issued by the
IASB. This compares to positive € 751 million in the prior year quarter.
Provision for credit losses were € 70 million in the second quarter of 2026, driven by single-name events compared to
€ 25 million in the prior year quarter.
Noninterest expenses were € 210 million in the second quarter of 2026, compared to € 137 million in the prior year quarter with the year-on-year change driven by litigation. Expenses associated with shareholder activities were
€ 156 million in the second quarter of 2026, compared to € 167 million in the prior year quarter.
Noncontrolling interests are reversed in Corporate & Other after deduction from the divisional profit before tax. These were positive € 64 million for the second quarter of 2026 compared to positive € 65 million in the prior year quarter, mainly related to DWS.
For the first six months of 2026, loss before tax was € 299 million, compared to a profit before tax of € 138 million for the first six months of 2025. Net revenues were positive € 13 million driven by lower gains on portfolio hedges of interest rate risk compared to positive € 396 million for the first six months of 2025. Noninterest expenses increased to € 382 million from € 348 million for the first six months of 2025 driven by litigation provisions, with provision for credit losses at
€ 72 million in 2026 driven by single-name events compared to € 37 million in the first six months of 2025.
Corporate & Other results at a glance

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues	754	660	94	14	13	396	(382)	(97)
Provision for credit losses	70	25	45	182	72	37	36	97
Noninterest expenses:
Compensation and benefits	874	873	2	—	1,711	1,769	(58)	(3)
General and administrative expenses	(664)	(736)	72	(10)	(1,329)	(1,422)	92	(6)
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	210	137	73	54	382	348	35	10
Noncontrolling interests	(64)	(65)	1	(1)	(142)	(127)	(15)	12
Profit (loss) before tax	537	563	(26)	(5)	(299)	138	(437)	N/M

Total Employees (full-time equivalent)[1,2]	37,429	36,348	1,081	3	37,429	36,348	1,081	3
Risk-weighted assets (in € bn)[1]	33	31	2	7	33	31	2	7
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1As of quarter-end
2The total employee numbers reported in Corporate & Other also include employees from infrastructure functions that are allocated to other segments. As a result, the sum of full‑time equivalents reported for the individual segments does not reconcile to the Group’s total headcount

Deutsche Bank	Financial Position
Interim Report as of June 30, 2026
Financial position
Assets

in € m. (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025	Absolute Change	Change in %
Cash, central bank and interbank balances	140,445	171,621	(31,176)	(18)
Central bank funds sold, securities purchased under resale agreements and securities borrowed	44,143	37,515	6,628	18
Financial assets at fair value through profit or loss	594,872	519,960	74,912	14
Of which: Trading assets	176,590	153,811	22,779	15
Of which: Positive market values from derivative financial instruments	275,892	241,654	34,238	14
Of which: Non-trading financial assets mandatory at fair value through profit and loss	142,390	124,495	17,895	14
Financial assets at fair value through other comprehensive income	48,540	43,644	4,897	11
Loans at amortized cost	489,960	478,214	11,746	2
Remaining assets	208,149	188,920	19,229	10
Of which: Brokerage and securities related receivables	112,863	105,424	7,439	7
Total assets	1,526,110	1,439,873	86,237	6
Liabilities and equity

in € m. (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025	Absolute Change	Change in %
Deposits	700,894	694,580	6,314	1
Central bank funds purchased, securities sold under repurchase agreements and securities loaned	3,693	4,179	(486)	(12)
Financial liabilities at fair value through profit or loss	453,064	384,230	68,834	18
Of which: Trading liabilities	47,948	42,879	5,069	12
Of which: Negative market values from derivative financial instruments	260,170	225,827	34,344	15
Of which: Financial liabilities designated at fair value through profit or loss	144,434	115,055	29,379	26
Other short-term borrowings	24,850	18,204	6,646	37
Long-term debt	111,352	114,754	(3,401)	(3)
Remaining liabilities	149,921	141,641	8,280	6
Of which: Brokerage and securities related payables	106,388	107,256	(868)	(1)
Total liabilities	1,443,774	1,357,588	86,187	6
Total equity	82,335	82,285	50	—
Total liabilities and equity	1,526,110	1,439,873	86,237	6

Deutsche Bank	Financial Position
Interim Report as of June 30, 2026
Movements in assets and liabilities
As of June 30, 2026, the total balance sheet of € 1.5 trillion was higher compared to year end 2025.
Cash, central bank and interbank balances decreased by € 31.2 billion, primarily due to a € 22.8 billion increase in trading assets, driven by higher exposure to government securities resulting from client activity and desk positioning. The decrease also reflected growth in the bank’s European government bonds portfolio measured at amortized cost and fair value through other comprehensive income.
Central bank funds sold, securities purchased under resale agreements, and securities borrowed measured at amortized cost increased by € 6.6 billion , mainly driven by increased trading activities and client flows.
Positive and negative market values of derivative financial instruments increased by € 34.2 billion and € 34.3 billion, respectively, primarily driven by increases in foreign exchange products in the Investment Bank, mainly due to strengthening of the U.S. dollar against the euro and market movement.
Non-trading financial assets mandatory at fair value through profit or loss increased by € 17.9 billion, mainly driven by securities purchased under resale agreements in relation to increased trading activities and client flows.
Loans at amortized cost increased by € 11.7 billion, primarily driven by growth in FIC in the Investment Bank, Trade
Finance and Lending in the Corporate Bank and Wealth Management in the Private Bank, partly offset by reductions in select non-capital accretive retail lending books.
Remaining assets increased by € 19.2 billion, mainly due to € 7.4 billion rise in brokerage and securities-related receivables, reflecting higher receivables arising from pending settlement of regular way trades and a € 7.3 billion increase in debt securities held to collect, driven by the ongoing expansion of the bank’s European government bonds portfolio under its asset purchase program..
Deposits increased by € 6.3 billion, supported by growth and campaign inflows across businesses as well as higher sight deposit balances in Institutional Client Services in the Corporate Bank.
Trading liabilities increased by € 5.1 billion, mainly driven by higher short positions in government securities.
Financial liabilities designated at fair value through profit or loss increased by € 29.4 billion, mainly attributable to an increase in securities sold under repurchase agreements as a result of increased financing activities and client flows; as well as an increase in long term debt driven by new issuances in FIC in the Investment Bank.
Other short-term borrowings increased by € 6.6 billion, primarily driven by newly issued commercial paper during the period.
Remaining liabilities increased by € 8.3 billion, primarily due to higher accounts payable.
The overall movement of the balance sheet included an increase of € 15.0 billion, due to foreign exchange rate movements, mainly driven by strengthening of the U.S. dollar versus the euro. The effects from foreign exchange rate movements are embedded in the movement of the balance sheet line items discussed in this section.
Liquidity
Total high-quality liquid assets (HQLA) as defined in Commission Delegated Regulation (EU) 2015/61, as amended by
Regulation (EU) 2018/1620, amounted to € 237.4 billion as of June 30, 2026, compared with € 260.0 billion as of
December 31, 2025. The liquidity coverage ratio was 140% in the second quarter of 2026, exceeding the minimum regulatory requirement by € 67.9 billion. This compares to 144% or € 80.0 billion in the fourth quarter of 2025.

Deutsche Bank	Financial Position
Interim Report as of June 30, 2026
Equity
Total equity as of June 30, 2026, was € 82.3 billion compared to € 82.3 billion as of December 31, 2025, an increase of
€ 50 million. Positive effects included the profit attributable to Deutsche Bank shareholders and additional equity components reported for the period of € 3.8 billion, the issuance of Additional Tier 1 equity instruments (AT1) of
€ 1.3 billion as well as treasury shares distributed under share-based compensation plans of € 559 million.
Cash dividends paid to Deutsche Bank shareholders reduced total equity by € 1.9 billion, coupons paid to additional equity components reduced total equity by € 796 million.
A share repurchase program resolved by the Management Board of Deutsche Bank AG of up to € 1.0 billion, but no more than 100 million shares, started on February 26, 2026 and will end no later than August 28, 2026. As of June 30, 2026,
Deutsche Bank repurchased 25.4 million common shares. The repurchase of these shares has reduced total shareholder’s equity by € 672 million. The acquisition costs of the repurchased shares are included in the total amount of treasury shares purchased in the first six months of 2026 of € 1.2 billion. The remaining common shares to be repurchased of
€ 328 million have reduced total shareholder’s equity as obligation to repurchase common shares and are recognized in other liabilities.
A redemption of Additional Tier 1 equity instruments (AT1) reduced total equity in the amount of € 801 million
(GBP 650 million) in the first six months of 2026. A related foreign exchange translation gain of € 51 million was recognized in additional paid-in capital.
Changes in unrealized net gains/losses on accumulated other comprehensive income, net of tax, resulted in a positive effect of € 68 million driven by unrealized net gains on foreign currency translation, net of tax, of € 448 million, primarily resulting from the strengthening of the U.S. dollar against the Euro. Offsetting effects included unrealized net losses on derivatives hedging the variability of cash flows, net of tax, of € 335 million, unrealized net losses attributable to change in own credit risk of financial liabilities designated at fair value through profit and loss, net of tax, of
€ 15 million as well as unrealized net losses on financial assets at fair value through OCI, net of tax, of € 32 million.
Further contributing factors include a net change in share awards for the period of negative € 197 million, negative tax effects related to share-based compensation plans of € 114 million, option premiums and other effects from options on common shares of negative € 111 million as well as remeasurement losses related to defined benefit plans, net of tax, of
€ 91 million.

Deutsche Bank	Outlook
Interim Report as of June 30, 2026
Outlook
The following section outlines Deutsche Bank’s outlook for the bank and its business segments for the financial year
2026 and should be read in conjunction with the outlook section in the Combined Management Report of the Annual
Report 2025. The macroeconomic and banking industry outlook reflects the bank’s general expectations for future economic and industry developments. Economic assumptions used in the bank’s models are laid out separately in the respective sections.
Global economy
The Global Economy Outlook

Economic growth (in %)¹	2026[2]	2025[4]	Main driver
Global Economy
The impact of the energy shock and the AI cycle varies across the globe, but both have contributed to a moderate tightening cycle by global central banks.
Resolution of the Middle East conflict would ease pressure on energy markets and could support the momentum in the global economy

GDP	3.2	3.4
Inflation	4.0	3.4
Of which:
Developed countries
In developed countries, inflation momentum is expected to ease, although the extent will depend on reliance on oil and gas imports. AI-related investment will continue to play a prominent role, although to varying degrees regionally. The US should continue to show robust growth momentum, while the Eurozone is expected to recover gradually

GDP	1.4	1.7
Inflation	2.9	2.6
Emerging markets
In Asia in particular, the increases in energy prices are likely to continue to weigh on activity, though its impact should fade. Private consumption should benefit from easing inflationary pressures. Latin America is expected to grow robustly, reflecting its lower exposure to the energy prices. In Central European economies, domestic demand is likely to serve as the main growth driver

GDP	4.2	4.5
Inflation	4.6	3.9
Eurozone Economy
In the Eurozone, growth momentum is expected to pick up in the second half of
2026, as the inflation-driven reduction in purchasing power could ease alongside lower energy prices. Expansionary German fiscal policy could also provide positive spillovers to the region. The ECB is expected to raise interest rates gradually

GDP	0.5	1.3
Inflation	2.9	2.1
Of which: German economy
In Germany, the fiscal policy is likely to continue lending support to the economy.
Easing inflationary pressures could bolster private consumption, while large industrial order backlogs point to further capacity investment. Amid structural transformation in key industries, the labor market is expected to move largely sideways

GDP	0.5	0.2
Inflation	2.7	2.3
U.S. Economy
The U.S. economy is expected to grow resiliently, driven mainly by AI-related investment, supportive fiscal policy and accommodative financing conditions.
Inflation is likely to ease only gradually, while the labor market is expected to be stable. The Federal Reserve is expected to raise interest rates in the second half of
2026

GDP	2.3	2.1
Inflation	3.3	2.7
Japanese Economy
In the second half of the year, Japan’s economy is expected to soften. Depending on the trajectory of oil prices, inflation momentum could pick up, weighing on private consumption. The Bank of Japan is likely to continue its gradual tightening cycle and raise interest rates further

GDP	0.7	1.1
Inflation	1.9	3.2
Asian Economy[3]
Asia remains exposed to energy supply from the Middle East, with corresponding implications for inflation. To varying degrees, the region’s economies are benefiting from global demand for AI equipment. Private consumption is likely to receive gradual support from government measures, while central banks are expected to prioritize price and market stability

GDP	5.3	5.5
Inflation	2.5	0.9
Of which: Chinese Economy
In China, the strength of the export sector is likely to more than offset moderate domestic demand in the second half of the year. Inflation is expected to rise further, which could weigh on private consumption. Investment is likely to regain momentum, supported by government measures

GDP	4.7	5.0
Inflation	1.3	0.1
1Annual Real GDP Growth (% YoY). Sources: National Authorities unless stated otherwise
2Sources: Deutsche Bank Research
3Includes China, India, Indonesia, Hong Kong, South Korea, Malaysia, Philippines, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam; excludes Japan
4Some economic data for 2025 was revised by public statistics authorities. As a result, this data may differ from previously published

Deutsche Bank	Outlook
Interim Report as of June 30, 2026
There are a number of risks to the bank’s global economic outlook. Geopolitical risks remain elevated in the Middle East and Ukraine. A continued conflict in the Middle East, particularly involving damage to oil and gas infrastructure, could trigger energy price volatility. Fiscal policy is likely to become more expansionary in Europe and other regions. With debt ratios rising, partly as a result of measures to shield economies from the increases in energy prices, the sustainability of public finances could again be tested.
Banking industry
During the remainder of the year, the global banking industry might potentially benefit from a less volatile and more supportive geopolitical backdrop which could lead to fewer headwinds for the macro economy and for banks. Demand for credit may increase and asset quality is expected to overall remain benign. With interest rates in major regions expected to be stable or even increase, net interest income is likely to stay resilient. Investment banking fees and trading commissions may ease slightly after a strong first half of 2026. Overall, the banking sector is expected to sustain robust profitability. Policymakers in Europe and the U.S. may pursue targeted adjustments to prudential regulation, aiming to increase the competitiveness of their respective financial systems and improving the availability of funding for firms and households.
In Europe, some of these effects could be more pronounced, if energy prices fell in case of a de-escalation of the Middle
East conflict and given fiscal stimulus measures, particularly in Germany. At the same time, reduced activity in capital markets could lead to a slowdown in related fee and commission income. Higher interest rates could trigger greater competition for deposits, along with organic market entries of digital foreign players. A stable market environment combined with elevated profitability levels could foster banking sector consolidation. Large and partly rising public deficits in several major countries have caused sovereign risk to re-emerge as a concern for financial markets and banks alike.
In the US, a return to higher rates could lift banks’ interest margins further, while at the same time dampening loan demand and raising credit losses. Concerns in equity and other markets about the sustainability of the recent rapid growth in AI firms’ expenditures and valuations as well as of banks’ private credit exposures could pose a downside risk for banks and asset managers.
In China, declining energy prices could also support banks’ businesses, but low inflation and consequently low interest rates are expected to keep the industry’s net interest income relatively flat. Japanese banks face a more benign monetary policy outlook, as further policy rate hikes by the Bank of Japan are expected to increase net interest income, while the weak yen provides an additional boost from overseas earnings.
Regulatory initiatives continue to evolve across jurisdictions. In Europe, discussions on regulatory initiatives include financial market infrastructure, bank competitiveness and the wider prudential framework. Key legislative files remain under negotiation. In the U.S., regulators have proposed rules to implement the finalized Basel III framework, with finalization expected by the end of 2026.

Deutsche Bank	Outlook
Interim Report as of June 30, 2026
Deutsche Bank Outlook
Deutsche Bank’s strategic and financial roadmap ‘Scaling the Global Hausbank’ outlines the bank’s medium‑term financial targets and capital objectives. Building on restored profitability and a solid capital position, Deutsche Bank is focused on scaling its Global Hausbank to support sustainable profit growth.
Deutsche Bank’s key performance indicators are shown in the table below:

Financial targets	Jun 30, 2026	Financial targets and capital objectives 2028
Post-tax return on average tangible equity[1]	11.1%	Greater than 13.0%
Cost/income ratio[2]	62%	Below 60%
Capital objectives
Common Equity Tier 1 capital ratio[3]	13.9%	13.5% to 14.0%[4]
Payout ratio[5]	N/M6	60%[7]
N/M – Not meaningful
1Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary Information (Unaudited):
Non-GAAP Financial Measures” of this report
2Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
3Further details on the calculation of this ratio are provided in the Risk Report in this report
4Target ratio while maintaining a buffer of 200 basis points above the bank’s expected maximum distributable amount (MDA) threshold
5Ordinary distributions in form of common share dividends and share buybacks in relation to Profit attributable to Deutsche Bank shareholders; presented in the financial year to which distributions relate to
6Targeted distributions in respect of financial year 2026 consistent with the Group’s 60% payout ratio target
7Ordinary distributions in respect of financial year 2026 and thereafter
In 2026, Deutsche Bank expects revenues to be slightly higher compared to the prior year. Revenues at Group level are expected to be around € 33 billion in 2026, driven by the resilience and growth potential of the bank’s businesses and continued business momentum, reflecting the bank’s diversified business mix.
In 2026, the Private Bank net revenues are expected to be higher compared to 2025. In Personal Banking, net revenues are expected to be higher compared to the prior year, driven by growth in deposit and investment product revenues.
Lending revenues in Personal Banking are expected to be slightly lower in line with the bank’s strategy. In Wealth
Management, net revenues are expected to be higher compared to 2025 driven by increased investment product revenues supported by continued business growth and dedicated hiring initiatives. Deposit revenues are expected to grow, while lending revenues are expected to be slightly lower. The Private Bank assumes continued inflows in assets under management in 2026 with corresponding volumes in assets under management expected to be higher compared to year end 2025.
Asset Management expects total net revenues to be slightly higher compared to prior year. Management fees are anticipated to be significantly higher compared to prior year, driven by increasing average assets under management. Performance and transaction fees are expected to be significantly lower year‑on‑year, as the prior year benefited from elevated performance fees.
Assets under management are expected to be significantly higher compared to the end of prior year, from net inflows and assuming constructive markets.
Corporate Bank expects further progress on its initiatives and growth in business volumes to support the performance in
2026. Net revenues are expected to be slightly higher compared to the prior year, driven by growth in net commission and fee income in addition to growth in net interest income from Corporate and Business Banking clients. Corporate
Treasury Services revenues are anticipated to be slightly higher in 2026 compared to 2025, supported by growth in net interest income and net commission and fee income from Trade Finance products. Institutional Client Services revenues are anticipated to be slightly lower, as growth in net commission and fee income is expected to be more than offset by the remaining impacts of net interest income normalization in Institutional Cash Management. In Business Banking,
revenues are expected to be slightly higher, driven by higher business volumes and higher net commission and fee income.
Investment Bank revenues are expected to be higher in 2026 compared to the prior year. Fixed Income & Currencies
(FIC) revenues are expected to be slightly higher versus a strong 2025. The FIC Markets businesses will look to maintain the momentum of a strong first half of 2026. It expects growth through targeted investments aligned with client demand, in addition to continued technology development, while further enhancing client workflow solutions.
FIC Financing aims to build on a strong year to date supported by targeted balance sheet deployment. Investment
Banking & Capital Markets (IBCM) revenues are expected to be significantly higher in 2026 compared to the prior year, supported by prior period and planned investments. All businesses are expected to benefit from the aforementioned investments, with a particular focus on Advisory and Equity Origination. Debt Origination is expected to benefit from reductions in mark-downs in 2026 and continued improvement in Investment Grade Debt.

Deutsche Bank	Outlook
Interim Report as of June 30, 2026
Corporate & Other is expected to generate a pre-tax loss of approximately € 0.2 billion per quarter for the remainder of 2026.
Corporate & Other will continue to record shareholder expenses, certain funding and liquidity impacts, the reversal of noncontrolling interests reported in the business segments, primarily from DWS, and valuation and timing differences.
Deutsche Bank continues to manage the Group’s cost base towards its cost/income ratio target of below 60% by 2028 and remains highly disciplined on costs while progressing on its incremental investments. Noninterest expenses in 2026 are expected to be slightly above € 21 billion and therefore slightly higher compared to 2025. This reflects approximately € 900 million of the bank’s planned € 1.5 billion of incremental investments through 2028, expected to be incurred in 2026. These investments are intended to accelerate automation and digitalization, support the scaling of the
Wealth Management franchise, broaden the Corporate Bank’s client footprint and further expand IBCM’s capabilities.
These are expected to be partially offset by benefits from structural efficiency measures supporting at least € 2 billion in operating efficiencies by 2028. For 2026, the bank expects the cost/income ratio to remain below 65%.
On provision for credit losses, asset quality remains strong, and overall, portfolios are performing in line with expectations. Deutsche Bank remains vigilant to potential geopolitical and other risks in the operating environment and expect the portfolios to remain resilient to those challenges. Based on the current trends Deutsche Bank continues to expect provision for credit losses to be slightly lower in 2026 compared to the prior year. However, the bank may consider limited and targeted measures that are both capital accretive and further de-risk the portfolio including additional non-performing loans sales which may drive overall provisions to be slightly higher. Deutsche Bank remains committed to stringent underwriting standards and a strong risk management framework to manage emerging risks.
Further details on the calculation of expected credit losses can be found in the section "Risk information" in this report.
Common Equity Tier 1 ratio (CET1 ratio) by year end 2026 is expected to be slightly lower compared to year end 2025.
On a net basis, RWA are expected to be higher driven by capital-efficient business growth, model impacts and mitigation actions. Deutsche Bank aims for a Common Equity Tier 1 capital ratio between 13.5% and 14.0%, while maintaining a minimum buffer of 200 basis points above the bank’s Maximum Distributable Amount threshold (MDA). The bank has completed the majority of its current € 1 billion share repurchase program and received supervisory approval for a second share repurchase program of € 500 million, to be executed in the second half of 2026. This second repurchase program contributes to the target payout ratio of 60% in relation to the net profit of 2026.
For a discussion of the risks and opportunities for the outlook of Deutsche Bank please refer to the section “Risks and
Opportunities” of this report.
Post-tax Return on Average Tangible Equity is a non-GAAP financial measure. Please refer to “Supplementary information: Non-GAAP financial measures” of this report for the definitions of such measures and reconciliations to the IFRS measures on which they are based.
Our financial targets and capital objectives are based on our financial results prepared in accordance with the
International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board
(“IASB”) and endorsed by the European Union (“EU”). For further details, please refer to the section ‘Basis of preparation/impact of changes in accounting principles’ in this report.

Deutsche Bank	Risk and Opportunities
Interim Report as of June 30, 2026
Risks and Opportunities
Deutsche Bank’s risks and opportunities have not materially changed compared to the information presented in the Risk and Opportunities section of the Annual Report 2025. The macroeconomic and geopolitical environment in the first half of 2026 has seen some uncertainty due to the Middle East conflict. While market volatility and oil price increases associated with the Middle East crisis are currently below the peaks, tensions have re-escalated and could lead to further inflationary pressure and increased volatility in financial markets. If potential market volatility results in higher interest rates, this could create opportunities for Deutsche Bank and result in higher net interest income.
Technology‑related risks in the first half of 2026 have seen the rapid advancement of AI technologies, with cyber threats continuing to evolve at an accelerated pace. This advancement increases the likelihood that security vulnerabilities could be exploited with greater speed or scale as growth in AI continues to accelerate across industries. Additionally, the amount of capital expenditure being committed to AI infrastructure and related technologies has contributed to elevated valuations in parts of the technology sector and could impact the timing of future returns or impact the bank’s financial results. Whereas Deutsche Bank sees additional opportunities related to AI with the potential to increase the speed at which AI is implemented to accelerate and exceed planned benefits, including revenue growth, and reduce the bank’s cost base and enhance operational efficiencies even further than anticipated.
Potential European Union (EU) measures including, the One Europe One Market Roadmap agreed between the European
Commission, European Parliament and Council of the EU in April 2026 with further communication published in July 2026, could bring improvements in the regulatory and operational landscape for Deutsche Bank in terms of alleviating regulatory burden or creating better opportunities in Germany and the EU. Furthermore, Germany’s recently announced reform package, including income tax relief and pension reforms, could support stronger economic activity and create additional loan and revenue growth opportunities across the bank’s businesses.

Deutsche Bank
Interim Report as of June 30, 2026
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Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Risk information
Key risk metrics
The following section provides qualitative and quantitative disclosures about credit, market, liquidity and other risk metrics and their developments during the first six months of 2026. Disclosures in accordance with the Pillar 3 of the finalized Basel III framework, which are implemented in the European Union through the Capital Requirements
Regulation (CRR) and supported by EBA Implementing Technical Standards or the EBA Guideline, will be published in the
Group’s separate Pillar 3 report.
The following selected key risk metrics form part of the bank’s holistic risk management across individual risk types. The
Common Equity Tier 1 (CET1) ratio, Economic Capital Adequacy (ECA) ratio, Leverage ratio, Total Loss Absorbing
Capacity (TLAC), Minimum Requirement for Own Funds and Eligible Liabilities (MREL), Liquidity Coverage Ratio (LCR),
Stressed Net Liquidity Position (sNLP) and Net Stable Funding Ratio (NSFR) serve as high-level metrics and are fully integrated across strategic planning, risk appetite framework, stress testing as well as recovery and resolution planning practices, which are reviewed and approved by the Management Board at least annually. For additional details on the
Group’s regulatory framework, information on key risk categories and on the management of its material risks, please refer to the Annual Report 2025 in the section “Risk report”.

Common Equity Tier 1 ratio		Total risk-weighted assets
30.06.2026	13.9%	30.06.2026	€ 367.2bn
31.12.2025	14.2%	31.12.2025	€ 347.1bn

Economic capital adequacy ratio		Total economic capital demand
30.06.2026	196.3%	30.06.2026	€ 26.7bn
31.12.2025	193.6%	31.12.2025	€ 26.1bn

Leverage ratio		Leverage exposure
30.06.2026	4.5%	30.06.2026	€ 1,400bn
31.12.2025	4.6%	31.12.2025	€ 1,327bn

Total loss absorbing capacity		Minimum requirement for own funds and eligible liabilities
30.06.2026 (Risk-weighted asset based)	31.9%	30.06.2026	36.4%
30.06.2026 (Leverage exposure based)	8.4%	31.12.2025	37.7%
31.12.2025 (Risk-weighted asset based)	33.1%
31.12.2025 (Leverage exposure based)	8.7%

Liquidity coverage ratio		Net stable funding ratio
30.06.2026	140%	30.06.2026	118.0%
31.12.2025	144%	31.12.2025	119.0%

Stressed net liquidity position
30.06.2026	€ 76.7bn
31.12.2025	€ 94.1bn

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Key risk themes
In the following section, Deutsche Bank provides details on key risk themes currently in focus and thus of high relevance for the Group. This section should be read in conjunction with the information presented in the ”Key Risk Themes“ and
“Focus Areas in 2025” sections of the Annual Report 2025.
Credit Risk
The latest developments and key uncertainties in the first half of 2026 have been considered as part of the bank’s ongoing credit risk management activities and governance framework. These activities include, but are not limited to, regular emerging risk reviews (amongst others from macroeconomic development and geopolitical conflict) as well as portfolio deep dives, single name risk assessments, and regular model validations.
Portfolios and themes which have been identified for enhanced monitoring and downside risk assessment by the Group in the first half of 2026 included CRE, the Middle East conflict, Private Credit, Technology and Climate Risk. Whilst risks in the CRE portfolio remain elevated, higher risk U.S. CRE exposures have been reduced by approximately 41% since 2022 with further de-risking actions initiated in the second quarter 2026. The risk profile of the Private Credit, Technology and
Climate Risk portfolios have not changed materially since December 31, 2025. The Middle East remains dynamic, driven by ongoing conflict in the region and the effect on oil prices and second-order impacts, resulting in a partial retention in the second quarter of 2026 of the macro-economic management overlay recognized as of March 31, 2026. CRE and
Middle East are further discussed below.
Commercial Real Estate
While CRE markets remain affected by higher interest rates and reduced demand for office properties, broader market indices point towards a stabilization of CRE prices. Green Street Commercial Property Price Index (CPPI), increased by approximately 1.5% . between the fourth quarter of 2025 and the second quarter of 2026.
The Provision for credit losses this quarter reflects specific cases, mainly in U.S. West Coast Commercial Real Estate as well as the planned exit of certain non-performing exposures. The main risks within the portfolio relate to refinancing and extension of maturing loans, which are adversely affected by higher interest rates, lower collateral values and valuation declines on legacy defaulted exposures. CRE loans often have a significant portion of principal payable at maturity.
Under current market conditions, borrowers may have difficulty obtaining a new loan to repay the maturing debt or to meet conditions that allow an extension of the loan. Deutsche Bank is closely monitoring the CRE portfolio for development of such risks.
The Group continues to proactively work with borrowers to address upcoming maturities to establish terms for loan amendments and extensions, which in many cases are classified as forbearance triggering Stage 2 classification under
IFRS 9. However, in certain cases, the borrower may be subject to idiosyncratic factors, or be unable to restructure or refinance, and therefore is classified as defaulted. Allowance for credit losses as of June 30, 2026 amounted to
€ 1.3 billion for the non-recourse portfolio and € 1.1 billion for the stress-tested CRE portfolio (December 31, 2025:
€ 1.1 billion and € 903 million respectively).
The following table presents the non-recourse CRE portfolio subject to bespoke stress-test by IFRS 9 stages, region, property type and average weighted loan to value (LTV) as well as allowance and provision for credit losses recorded as of June 30, 2026, and December 31, 2025, respectively.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Stress-tested CRE portfolio

	Jun 30, 2026	Dec 31, 2025
in € m.	Gross Carrying Amount¹	Gross Carrying Amount[1]
Exposure by stages
Stage 1	14,527	14,402
Stage 2	4,733	6,277
Stage 3	4,106	3,609
Total	23,366	24,288

thereof:
Forborne exposure	4,769	5,133

thereof:
North America	49%	51%
Western Europe (including Germany)[2]	45%	44%
Asia/Pacific	6%	5%

thereof: offices	35%	35%
North America	18%	18%
Western Europe (including Germany)[3]	16%	16%
Asia/Pacific	1%	1%
thereof: residential	15%	15%
thereof: hospitality	17%	15%
thereof: retail	9%	11%

Weighted average LTV, in %
Investment Bank	67%	65%
Corporate Bank	58%	58%
Other Business	84%	70%

	Six months ended Jun 30, 2026	Twelve months ended Dec 31, 2025
Allowance for Credit Losses[4]	1,129	903
Provision for Credit Losses[4]	395	712
thereof: North America	332	613
1Loans at amortized cost
2Germany accounts for ca 10% of the total stress-tested CRE portfolio as of June 30, 2026 and 9% as of December 31, 2025, respectively.
3Office loans in Germany accounted for 15% of total office loans in the stress-tested CRE portfolio as of June 30, 2026, and 14% as of December 31, 2025, respectively.
4Allowance for Credit Losses and Provision for Credit Losses do not include country risk allowances/provisions.
The decrease in the stress-tested CRE portfolio since December 31, 2025, was € 922 million mainly driven by loan repayments. The weighted average LTV in the U.S. office loan segment was 92% as of June 30, 2026, versus 88% as of
December 31, 2025. However when considering allowance for credit losses, the weighted average net LTV in the same
U.S. Office loan segment was 75% as of June 30, 2026 versus 76% as of December 31, 2025. LTV calculations are based on latest externally appraised values which are additionally subject to regular interim internal adjustments.
Based on the stress test assumptions and utilizing the stress-tested CRE portfolio of € 23.4 billion as of June 30, 2026, a stressed scenario could result in approximately € 1.3 billion of credit losses, over multiple years based on the respective maturity profile. The allowance recorded against the stress tested portfolio was € 1.1 billion as of June 30, 2026.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
The bespoke stress test has numerous limitations, including but not restricted to a lack of differentiation based on individual asset performance, specific location or asset desirability, all of which could have a material impact on potential stress losses. Furthermore, calculated stress losses are sensitive to potential further deterioration of peak-to-trough index values and assumptions about incremental haircuts and incremental stress loss can therefore change in the future.
Changes in the underlying assumptions could lead to a wider range of stress results and hence the Group's bespoke stress approach should be viewed as one of multiple possible scenarios. While the stress test aims to assess potential losses in an adverse scenario, Deutsche Bank believes that based on currently available information, the ECL estimate related to the Group’s CRE portfolio is within a reasonable range and thus represents the bank’s best estimate, considering the advanced stage of the current down cycle which is pointing towards stabilization as real estate values have adjusted to the shocks from higher interest rates and remote working trends.
Middle East conflict
The Middle East remains dynamic, with elevated oil prices for much of the quarter due to the conflict and closure of the
Strait of Hormuz, with the signing of a framework peace agreement in mid June led to oil prices falling back to pre-
conflict levels, however the conflict has re-escalated in recent weeks and the outlook remains uncertain.
Deutsche Bank’s direct exposure in the region is limited with exposures mainly to investment grade rated countries and no exposure to Iran and Lebanon, while second order risks are in focus, with potential vulnerabilities in sectors such as
Manufacturing & Engineering, Transportation, Automotive and Steel, Metal & Mining where deep dives and scenario analysis including stress testing have been conducted on an ongoing basis.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Risk-weighted assets
The table below provides an overview of RWA broken down by risk type and segment. It includes the aggregated effects of the segmental reallocation of infrastructure related positions, if applicable, as well as reallocations between the segments. As of June 30, 2026, the output floor for RWA according to CRR3 had no impact on Deutsche Bank´s RWA based on the currently applicable regulation.
Risk-weighted assets by risk type and segment

	Jun 30, 2026
in € m.	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total
Credit risk	80,806	11,318	61,966	107,483	15,176	276,749
Settlement risk	—	—	—	10	38	48
Credit valuation adjustment (CVA)	85	—	—	1,898	186	2,169
Market risk	15	35	537	19,573	2,773	22,932
Operational risk	15,677	5,323	11,650	18,155	14,448	65,252
Total	96,582	16,676	74,153	147,120	32,620	367,151

	Dec 31, 2025
in € m.	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total
Credit risk	77,193	10,192	60,942	97,311	14,537	260,174
Settlement risk	—	—	—	91	44	135
Credit valuation adjustment (CVA)	58	3	—	2,328	201	2,591
Market risk	20	7	201	18,809	2,012	21,050
Operational risk	14,726	5,318	10,844	17,873	14,422	63,183
Total	91,997	15,520	71,987	136,412	31,216	347,133
RWA of Deutsche Bank were € 367.2 billion as of June 30, 2026, compared to € 347.1 billion at the end of 2025. The increase of € 20.0 billion was driven by credit risk RWA, market risk RWA and operational risk RWA, partly offset by credit valuation adjustment RWA.
Credit risk RWA increased by € 16.6 billion, mainly due to business growth, particularly within the Investment Bank, and due to impacts from model-related changes and foreign exchange movements. This was partially offset by credit risk
RWA decreases resulting from lower RWA to clearing houses and new securitizations.
Market risk RWA increased by € 1.9 billion, primarily driven by higher Value-at-Risk (VaR) RWA resulting from increased market volatility triggered by the Middle East conflict. This increase was partially offset by lower stressed-Value-at-Risk
(sVaR) RWA, mainly resulting from a change in the market risk stress window, and by a decrease in the market risk standardized approach, principally caused by reduced inventory in the Fixed Income and Currencies business. Deutsche
Bank's operational risk RWA increased by € 2.1 billion, driven by the update to audited financial statements reflecting the final regulatory guidance for the business indicator. Credit valuation adjustment RWA decreased by € 0.4 billion, primarily driven by increased hedging activities.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
CET1 capital reconciliation to shareholders’ equity

in € m.	Jun 30, 2026	Dec 31, 2025
Total shareholders’ equity per accounting balance sheet (IASB IFRS)	68,616	69,015
Difference between equity per IASB IFRS/EU IFRS³	(1,937)	(2,082)
Total shareholders’ equity per accounting balance sheet (EU IFRS)	66,679	66,933
Deconsolidation/Consolidation of entities	(25)	(24)
Of which:
Additional paid-in capital	—	—
Retained earnings	(16)	(16)
Accumulated other comprehensive income (loss), net of tax	(9)	(9)
Total shareholders’ equity per regulatory balance sheet	66,654	66,909
Minority Interests (amount allowed in consolidated CET1)	945	917
Foreseeable charges incl. AT1 coupon and shareholder distribution deduction[1]	(2,276)	(3,585)
Capital instruments not eligible under CET1 as per CRR 28(1)	(7)	(4)
Common Equity Tier 1 (CET1) capital before regulatory adjustments	65,316	64,237
Prudential filters	(1,015)	(1,371)
Of which:
Additional value adjustments	(1,791)	(1,667)
Any increase in equity that results from securitized assets	—	—
Fair value reserves related to gains or losses on cash flow hedges and gains or losses on liabilities designated at fair value resulting from changes in own credit standing	776	296
Regulatory adjustments	(13,202)	(13,600)
Of which:
Goodwill and other intangible assets (net of related tax liabilities) (negative amount)	(5,262)	(5,045)
Deferred tax assets that rely on future profitability	(2,291)	(2,533)
Negative amounts resulting from the calculation of expected loss amounts	(2,294)	(2,579)
Defined benefit pension fund assets (net of related tax liabilities) (negative amount)	(1,023)	(1,135)
Direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities	—	—
Securitization positions not included in risk-weighted assets	(61)	—
Collective Investment Undertakings (CIU) not included in risk-weighted assets	(184)	(214)
Other[2]	(2,086)	(2,094)
Common Equity Tier 1 capital	51,099	49,266
1Interim profits are recognized remain subject to approval as per ECB Decision (EU) 2015/656 in accordance with the Article 26(2) of Regulation (EU) No 575/2013
(ECB/2015/4); current years deductions include deductions for future shareholder distribution of € 2.1 billion and AT1 coupons of € 0.1 billion
2Includes capital deductions of € 1.4 billion (December 2025: € 1.4 billion) based on ECB guidance on irrevocable payment commitments related to the Single Resolution
Fund and the Deposit Guarantee Scheme and € 0.6 billion (December 2025: € 0.7 billion) based on ECB’s supervisory recommendation for a prudential provisioning of non-performing exposures
3 Differences in “equity per balance sheet” result entirely from deviations in profit (loss) after taxes due to the application of EU carve-out rules as set forth in the Note 1
"Material accounting policies and critical accounting estimates" of the Group’s Annual Report 2025. These rules were initially applied in the first quarter 2020
Deutsche Bank’s shareholders’ equity amounted to € 66.7 billion as of June 30, 2026, compared to € 66.9 billion at the end of 2025. The decrease of € 0.3 billion was largely in line with the development of the total equity (for additional information please refer to the “Equity” section in this report). Shareholders’ equity is adjusted for minority interests recognized in CET1 capital, amounting to € 0.9 billion and foreseeable charges of € 2.3 billion. Foreseeable charges include € 2.1 billion of regulatory deductions for intended future shareholder distributions relating to the Group’s 60%
payout ratio in respect of financial year 2026 and € 0.1 billion of accrued AT1 coupon payments. Therefore, CET1 capital before regulatory adjustments amounted to € 65.3 billion, an increase of € 1.1 billion compared to December 31, 2025.
Deductions for prudential filters and regulatory adjustments decreased by € 0.8 billion since December 31, 2025. These were mainly driven by changes in cash flow hedge reserves and own credit risk on fair-valued liabilities of € 0.5 billion, a reduction in the expected loss shortfall of € 0.3 billion and lower deferred tax assets of € 0.2 billion These impacts were partly offset by an increased deduction for additional value adjustments of € 0.1 billion, as well as the newly introduced deduction for securitization positions no longer included in risk-weighted assets of € 0.1 billion Therefore, CET1 capital amounted to € 51.1 billion, an increase of € 1.8 billion compared to December 31, 2025.
As of June 30, 2026, Deutsche Bank's CET1 ratio was 13.9%, a decrease of 27 basis points compared to
December 31, 2025. The development was primarily driven by higher RWA as outlined in the previous section, partly offset by the increase in CET1 capital as outlined above.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Economic capital adequacy ratio and economic capital
The economic capital adequacy ratio was 196% as of June 30, 2026, compared to 194% as of December 31, 2025. The increase was driven by an increase in economic capital supply, partly offset by an increase in economic capital demand.
Economic capital supply amounted to € 52.5 billion as of June 30, 2026, compared to € 50.5 billion as of
December 31, 2025. The increase of € 2.0 billion was mainly driven by a positive net income of € 4.0 billion, currency translation adjustments of € 0.5 billion, lower capital deductions from deferred tax assets of € 0.3 billion and from expected loss shortfall of € 0.3 billion. These increases were partly offset by € 2.3 billion of deductions for intended future shareholder distributions relating to the Group’s 60% payout ratio in respect of the financial year 2026 and accrued AT1 coupon payments, equity compensation of € 0.6 billion and higher capital deduction from additional value adjustments of € 0.1 billion.
Economic capital demand amounted to € 26.7 billion as of June 30, 2026, which represents an increase of € 0.7 billion compared to € 26.1 billion as of December 31, 2025. Market risk increased by € 2.3 billion mainly driven by a change in the stress window used in the economic capital model. Operational risk increased by € 0.1 billion primarily due to an increased number of internal losses and adverse developments of external losses. These increases were partly offset by higher risk type diversification and lower credit risk. The risk type diversification benefit increased by € 1.2 billion reflecting the market risk stress window change and the annual model recalibration. Credit risk decreased by € 0.5 billion mainly due to sovereign rating improvements as well as lower transfer risk.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Leverage ratio and leverage exposure
Leverage ratio common disclosure

in € bn. (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025
Tier 1 capital	63.1	60.8

Derivative exposures	142	130
Securities financing transaction exposures	180	159
Off-balance sheet exposures	138	128
On-balance sheet exposures (excluding derivatives and SFTs)	952	924
Asset amounts deducted in determining Tier 1 capital	(12)	(13)
Leverage ratio total exposure measure	1,400	1,327

Leverage ratio (in %)	4.5	4.6
In the first half of 2026, Tier 1 capital increased by € 2.3 billion to € 63.1 billion. The increase was driven by the increase in CET1 capital, as discussed in the section “CET1 capital reconciliation to shareholders equity”, and by the issuance of a new AT 1 capital instrument with a total principal amount of € 1.25 billion, partly offset by the exercise of the call option on an AT 1 capital instrument with a total principal amount of £ 650 million (€ 0.8 billion equivalent).
Leverage exposure increased by € 72.5 billion to € 1,400.0 billion. The leverage exposure for total on-balance sheet exposures (excluding derivatives and SFTs) increased by € 28.1 billion, largely in line with the development of the balance sheet. For additional information on the development of the balance sheet please refer to section “Movements in assets and liabilities” in this report. In addition, the leverage exposure for securities financing transactions (SFTs)
increased by € 20.7 billion, also largely in line with the development of the balance sheet. Furthermore, the leverage exposure related to derivatives increased by € 12.6 billion, driven by replacement costs and potential future exposure add-ons under the Standardized Approach for Counterparty Credit Risk (SA-CCR) as well as effective notional amounts of written credit derivatives. Moreover, off-balance-sheet leverage exposures increased by € 10.8 billion, corresponding to higher notional amounts for irrevocable lending commitments and financial guarantees.
The increase in leverage exposure in the first half of 2026 included a positive foreign exchange impact of € 16.4 billion, mainly due to the strengthening of the U.S. Dollar against the Euro. The effects from foreign exchange rate movements are embedded in the movement of the leverage exposure items discussed in this section.
As of June 30, 2026, Deutsche Bank’s leverage ratio was 4.5%, compared to 4.6% as of December 31, 2025. This reflects
Tier 1 capital of € 63.1 billion and an applicable exposure measure of € 1,400.0 billion as of June 30, 2026 (€ 60.8 billion and € 1,327.4 billion as of December 31, 2025, respectively).

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Minimum Requirement of Own Funds and Eligible Liabilities (MREL) and Total
Loss Absorbing Capacity (TLAC)
MREL and TLAC

in € m. (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025
Regulatory capital elements of TLAC/MREL
Common Equity Tier 1 capital (CET1)	51,099	49,266
Additional Tier 1 (AT1) capital instruments eligible under TLAC/MREL	11,967	11,518
Tier 2 (T2) capital instruments eligible under TLAC/MREL
Tier 2 (T2) capital instruments before TLAC/MREL adjustments	6,807	7,050
Tier 2 (T2) capital instruments adjustments for TLAC/MREL	36	30
Tier 2 (T2) capital instruments eligible under TLAC/MREL	6,844	7,080
Total regulatory capital elements of TLAC/MREL	69,909	67,864

Other elements of TLAC/MREL
Senior non-preferred plain vanilla	47,076	47,071
Holdings of eligible liabilities instruments of other G-SIIs (TLAC only)	—	—
Total Loss Absorbing Capacity (TLAC)	116,986	114,936
Add back of holdings of eligible liabilities instruments of other G-SIIs (TLAC only)	—	—
Available Own Funds and subordinated Eligible Liabilities (subordinated MREL)	116,986	114,936
Senior preferred plain vanilla	13,777	7,706
Senior preferred structured products	2,923	8,381
Available Minimum Own Funds and Eligible Liabilities (MREL)	133,686	131,023

Risk-weighted assets (RWA)	367,151	347,133
Leverage Ratio Exposure (LRE)	1,399,975	1,327,441

TLAC ratio
TLAC ratio (as percentage of RWA)	31.86	33.11
TLAC requirement (as percentage of RWA)	23.11	23.13
TLAC ratio (as percentage of Leverage Exposure)	8.36	8.66
TLAC requirement (as percentage of Leverage Exposure)	6.75	6.75
TLAC surplus over RWA requirement	32,128	34,641
TLAC surplus over LRE requirement	22,487	25,334

MREL subordination
MREL subordination ratio (as percentage of RWA)	31.86	33.11
MREL subordination requirement (as percentage of RWA)	21.23	24.94
MREL subordination ratio (as percentage of LRE)	8.36	8.66
MREL subordination requirement (as percentage of LRE)	5.79	7.03
MREL subordination surplus over RWA requirement	39,030	28,358
MREL subordination surplus over LRE requirement	35,927	21,617

MREL ratio
MREL ratio (as percentage of RWA)	36.41	37.74
MREL requirement (as percentage of RWA)	30.40	31.11
MREL ratio (as percentage of LRE)	9.55	9.87
MREL requirement (as percentage of LRE)	6.82	7.03
MREL surplus over RWA requirement	22,063	23,026
MREL surplus over LRE requirement	38,208	37,704

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
MREL ratio and surplus
As of June 30, 2026, available MREL was € 133.7 billion, corresponding to a ratio of 36.41% of RWA. This means that
Deutsche Bank had a surplus of € 22.1 billion above the Group’s MREL requirement of € 111.6 billion (i.e. 30.40% of RWA including combined buffer requirement). € 117.0 billion of the Group’s available MREL were own funds and subordinated liabilities, corresponding to a MREL subordination ratio of 31.86% of RWA and 8.36% of LRE, a buffer of € 35.9 billion over the Group’s subordination requirement of € 81.1 billion (i.e. 5.79% of LRE).
TLAC ratio and surplus
As of June 30, 2026, TLAC was € 117.0 billion and the corresponding TLAC ratios were 31.86% of RWA and 8.36% of LRE.
This means that Deutsche Bank had a TLAC surplus of € 22.5 billion over its TLAC requirement of € 94.5 billion (i.e.,
6.75% of LRE).
Development and composition of MREL ratio and TLAC ratio
Compared to December 31, 2025, the buffer over the MREL ratio requirement decreased, as a lower requirement and higher available MREL were more than offset by higher RWA. The buffer over the MREL subordination ratio requirement significantly increased mainly due to a lower requirement but also supported by higher available subordinated MREL both more than offsetting higher LRE. The buffer over the TLAC ratio requirement decreased, as higher TLAC was more than offset by higher LRE.
As of June 30, 2026, when comparing the buffer over the MREL subordination ratio requirement with the buffer over the
TLAC ratio requirement, the TLAC ratio was more binding which was not the case as of December 31, 2025.
Some senior preferred eligible liabilities included in MREL were reclassified from structured products to plain vanilla following the regulatory treatment rather than the accounting view used previously. This had no impact on the Group’s available MREL.
Liquidity Coverage Ratio
As of June 30, 2026, the Group's Liquidity Coverage Ratio was 140%, or € 67.9 billion above the regulatory minimum requirement of 100%. In comparison, as of December 31, 2025, the Group's Liquidity Coverage Ratio was 144% or
€ 80.0 billion excess liquidity.
Stressed Net Liquidity Position
The stressed Net Liquidity Position decreased to € 76.7 billion as of June 30, 2026 in comparison to € 94.1 billion as of
December 31, 2025. The decrease was in large part due to increased net impact of loans of approximately € 13.0 billion, increased modelled stress outflows relating to derivative and intraday positions of approximately € 8.0 billion, committed facilities and business debt securities of approximately € 6.0 billion, partly offset by increased net stress compliant deposits of approximately € 10.0 billion.
Net Stable Funding Ratio
The Group’s Net Stable Funding Ratio as of June 30, 2026 was 118% or a surplus of € 100.4 billion over the regulatory minimum of 100% as compared with 119% as of December 31, 2025 or a surplus of € 104.0 billion over the regulatory minimum.
IFRS 9 Impairment
Model overview
During the first half of 2026, Deutsche Bank continued to apply the same IFRS 9 impairment models and methodologies, key assumptions and risk management activities as disclosed in the Annual Report 2025, except a change to the methodology on how the refinancing risk overlay has been quantified. This change represents a change in estimate and contributed to the overlay releases described in the IFRS 9 Expected Credit Losses section below. As outlined in the
Annual Report 2025, the Group leverages existing models used for the determination of capital demand under the Basel
Internal Ratings Based Approach and internal risk management practices to calculate the bank’s ECL.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
The latest developments and key uncertainties in the first half of 2026 and their consideration in the ECL calculation, based on the bank’s ongoing credit risk management activities and governance framework, are described in the section
‘Key risk themes’ in this report. Activities targeted at assessing the appropriateness of the ECL calculation include regular emerging risk reviews as well as portfolio deep dives, day-to-day risk management on the level of individual borrowers, and regular model validations. The Group also considers each reporting period if there are any potential model imprecisions or uncertainties included in the model that require an overlay. Lastly, the Group presents its sensitivity analysis regarding forward-looking information as a key assumption.
Forward-looking information
The tables below contain the macroeconomic variables (MEVs) included in the application of forward-looking information feeding the IFRS 9 model as of June 30, 2026, and as of December 31, 2025. At each reporting date, the consensus data include the latest macroeconomic developments.
Macroeconomic variables applied

	as of June 2026[1,2]
	Year 1 (4 quarter avg)	Year 2 (4 quarter avg)
GDP - USA	1.95%	2.11%
GDP - Eurozone	0.44%	1.23%
GDP - Germany	0.73%	1.38%
GDP - Italy	0.54%	0.86%
GDP - Developing Asia	4.96%	4.54%
GDP - Emerging Markets	4.02%	4.10%
Unemployment - USA	4.36%	4.27%
Unemployment - Eurozone	6.30%	6.11%
Unemployment - Germany	3.84%	3.72%
Unemployment - Italy	5.38%	5.54%
Unemployment - Spain	9.96%	9.62%
Unemployment - Japan	2.61%	2.51%
Real Estate Prices - CRE Index USA	314.50	317.33
Real Estate Prices - CRE Index Eurozone	111.91	112.86
Real Estate Prices - House Price Index USA	327.76	336.43
Real Estate Prices - House Price Index Germany	155.11	156.01
Real Estate Prices - House Price Index Spain	2,405.97	2,491.88
Equity - S&P500	7,556	8,004
Equity - Eurostoxx50	6,178	6,408
Equity - DAX40	25,271	26,835
Equity - MSCI EAFE	1,481	1,551
Equity - MSCI Asia	2,526	2,641
Equity - Nikkei	63,543	65,949
Credit - High Yield Index	307.55	366.97
Credit - CDX High Yield	339.97	394.10
Credit - CDX IG	57.98	67.02
Credit - CDX Emerging Markets	171.13	204.21
Credit - ITX Europe 125	60.13	67.26
Commodity - WTI	78.11	69.67
Commodity - Gold	4,692.37	4,677.44
1MEVs as of June 18, 2026, which remained consistent as of June 30, 2026
2Year 1 equals second quarter of 2026 to first quarter of 2027, Year 2 equals second quarter of 2027 to first quarter of 2028

Deutsche Bank	Risk information
Interim Report as of June 30, 2026

	as of December 2025[1,2]
	Year 1 (4 quarter avg)	Year 2 (4 quarter avg)
GDP - USA	1.87%	1.97%
GDP - Eurozone	1.16%	1.44%
GDP - Germany	0.65%	1.54%
GDP - Italy	0.60%	0.91%
GDP - Developing Asia	4.45%	4.78%
GDP - Emerging Markets	3.85%	4.19%
Unemployment - USA	4.42%	4.29%
Unemployment - Eurozone	6.30%	6.18%
Unemployment - Germany	3.75%	3.66%
Unemployment - Italy	6.14%	6.22%
Unemployment - Spain	10.37%	10.05%
Unemployment - Japan	2.49%	2.45%
Real Estate Prices - CRE Index USA	300.74	301.87
Real Estate Prices - CRE Index Eurozone	110.44	111.75
Real Estate Prices - House Price Index USA	331.21	340.69
Real Estate Prices - House Price Index Germany	157.28	158.82
Real Estate Prices - House Price Index Spain	2,213.53	2,264.16
Equity - S&P500	6,942	7,366
Equity - Eurostoxx50	5,793	6,086
Equity - DAX40	24,453	25,886
Equity - MSCI EAFE	1,288	1,351
Equity - MSCI Asia	2,068	2,160
Equity - Nikkei	50,891	53,099
Credit - High Yield Index	308.27	348.99
Credit - CDX High Yield	333.97	370.05
Credit - CDX IG	54.64	62.78
Credit - CDX Emerging Markets	149.82	179.86
Credit - ITX Europe 125	56.42	62.27
Commodity - WTI	61.07	59.01
Commodity - Gold	3,976.94	4,189.01
1  MEVs as of December 8, 2025, which remained consistent as of December 31, 2025
2Year 1 equals fourth quarter of 2025 to third quarter of 2026, Year 2 equals fourth quarter of 2026 to third quarter of 2027
Overlays applied to the IFRS 9 model output
The Group regularly reviews the IFRS 9 methodology and processes, key inputs into the ECL calculation and discusses upcoming model changes, potential model imprecisions or other estimation uncertainties, for example in the macroeconomic environment to determine if any overlays are required. Moreover, regular reviews for evolving or emerging risks are performed, especially in the current macroeconomic and geopolitical environment. Measures applied include client surveys and interviews, along with analysis of portfolios across businesses, regions and sectors. In addition, the Group regularly reviews and validates key model inputs and assumptions (including those in feeder models) and ensures where expert judgments are applied that these are in line with the Group’s risk management framework.
To ensure that Deutsche Bank’s ECL model accounted for the uncertainties in the macroeconomic environment throughout the first half of 2026, the Group continued to review emerging risks, assessed potential baseline and downside impacts and required actions to manage the bank’s credit strategy and risk appetite. As a result of these reviews the broader macroeconomic overlay for the uncertainties and second order impacts related to the Middle East conflict recognized as of March 31, 2026 has been partially retained given the overall development of MEVs.
As of June 30, 2026, management overlays amounted to € 158 million, compared to € 156 million at the end of 2025
(which resulted in an increase of Allowance for credit losses in both periods). Overlays as of June 30, 2026 included the aforementioned overlay for uncertainties and second order impacts related to the Middle East conflict, an overlay for observations from the bank’s portfolio reviews and credit risk assessments as well as expected impacts from model and process refinements.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Overall assessment of ECLs
Results from the above reviews and development of key portfolio indicators are regularly discussed at the Credit Risk
Appetite and Management Forum, the Risk and Finance Credit Loss Provisioning Forum and Group Risk Committee.
Where necessary, actions and measures are taken to mitigate the risks. Client ratings are regularly reviewed to reflect the latest macroeconomic developments and where potentially significant increases in credit risks are identified, clients are moved to the watchlist (Stage 2), forbearance measures may be negotiated, and credit limits and collateralization are reviewed. Overall, the Group believes that based on its day-to-day risk management activities and regular reviews of emerging risks it has adequately provided for its ECL.
Model sensitivity
The Group has identified three key model assumptions included in the IFRS 9 model. These include forward looking macroeconomic variables, the quantitative criteria for determining if a borrower has incurred a significant increase in credit risk and transferred to Stage 2, and the LGD setting on homogenous portfolios in Stage 3. The bank also provides sensitivity analysis on the potential impact if these key assumptions applied in the ECL model were to deviate from the bank’s base case expectations. The sensitivity of the quantitative criteria for determining if a borrower has incurred a significant increase in credit risk and transferred to Stage 2 and the sensitivity of LGD settings on portfolios in Stage 3 have not materially changed versus amounts disclosed in the Annual Report 2025.
Macroeconomic Variables
The sensitivity of the ECL model with respect to potential changes in projections for key MEVs is shown in the tables below, which provides ECL impacts from downward and upward shifts applied separately to each group of MEVs as of
June 30, 2026, and December 31, 2025. The magnitude of the shifts is selected in the range of one standard deviation, which is a statistical measure of the dispersion of the values of a random variable. Each of these groups consists of MEVs from the same category:
–GDP growth rates: includes U.S., Eurozone, Germany, Italy, Developing Asia, Emerging Markets
–Unemployment rates: includes U.S., Eurozone, Germany, Italy, Japan, Spain
–Equities: S&P500, Eurostoxx50, DAX40, Nikkei, MSCI Asia, MSCI EAFE
–Credit spreads: ITX Europe 125, High Yield Index, CDX IG, CDX High Yield, CDX Emerging Markets
–Real Estate: CRE Index USA, CRE Index Eurozone, House Price Index USA, House Price Index Germany, House Price
Index Italy (until 2024 only), House Price Index Spain
–Commodities: WTI oil price, Gold price
Although interest rates and inflation are not included in the above set of MEVs as separate risk drivers, their overall economic impact is reflected by other macroeconomic variables, such as GDP growth rates, unemployment, equities and credit spreads, since higher rates and inflation typically filter through these forecasts and are thus reflected in the ECL model and below sensitivity analysis in an implicit way.
In addition, the sensitivity analysis only includes the impact of the aggregated MEV group (i.e., potential correlations between different MEV groups or the impact of management overlays is not taken into consideration). Interdependencies and timing of MEV changes following the Middle East conflict can have further impacts on ECL. ECL quantification for
Stage 3 is not included where a model-based process is not followed.
As of June 30, 2026, the sensitivity impact, which does not consider overlays, is lower, compared to December 31, 2025, mainly due to portfolio changes, lower ECL as well as improvements of base MEV projections which the analyses were based on.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
IFRS 9 – Sensitivities of Forward-Looking Information applied on Stage 1 and Stage 2 – Group Level

	Jun 30, 2026
	Upward sensitivity		Downward sensitivity
	Upward shift	ECL impact in € m.	Downward shift	ECL impact in € m.
GDP growth rates	1pp	(71.9)	(1pp)	82.7
Unemployment rates	(0.5pp)	(48.8)	0.5pp	52.4
Real estate prices¹	5%	(31.6)	(5%)	37.2
Equities	10%	(16.7)	(10%)	23.5
Credit spreads	(40%)	(19.0)	40%	21.0
Commodities²	10%	(8.1)	(10%)	8.9

	Dec 31, 2025
	Upward sensitivity		Downward sensitivity
	Upward shift	ECL impact in € m.	Downward shift	ECL impact in € m.
GDP growth rates	1pp	(76.3)	(1pp)	87.2
Unemployment rates	(0.5pp)	(49.4)	0.5pp	51.6
Real estate prices¹	5%	(35.3)	(5%)	40.1
Equities	10%	(17.1)	(10%)	23.7
Credit spreads	(40%)	(19.5)	40%	21.6
Commodities²	10%	(6.9)	(10%)	7.4
1 For a more severe stress test relating to the CRE portfolio that also takes into consideration existing and potential exposure in Stage 3, reference is made to the Key Risk
Theme section on Commercial Real Estate above
2Here the sign of the shift applies to oil prices changes. Gold price changes have the opposite sign. 1pp (percentage point), e.g., GDP shifts from 3% to 4%; 1% (percentage change), e.g., Real estate price shifts from 100 to 101
IFRS 9 Expected Credit Losses
Provision for credit losses was € 460 million in the second quarter of 2026, or 38 basis points of average loans, down by
11% from € 519 million in the first quarter of 2026 and up from € 423 million in the prior year quarter. Provision for credit losses included an impact of approximately € 120 million from the planned exit of certain non-performing exposures as part of capital-accretive de-risking actions, partially offset by overlay releases.
Provision for non-performing (Stage 3) loans was € 562 million, up from € 300 million in the prior year quarter, primarily reflecting additional provisions following the aforementioned targeted asset sales in the Investment Bank, the majority of which are related to Commercial Real Estate, as well as Private Bank which benefited from a release on model updates in the prior year period. Provision for performing loans (Stage 1 and 2) was € (102) million compared to € 123 million in the prior year quarter, primarily due to releases of overlays.
Provisions for credit losses for the first six months of 2026 was € 979 million, up from € 894 million reported in the prior year period mainly in the Investment Bank relating to Commercial Real Estate and Private Bank.

Deutsche Bank	Risk information
Interim Report as of June 30, 2026
Asset quality
This section describes the quality of debt instruments subject to impairment, which under IFRS 9 include debt instruments measured at amortized cost (AC), financial instruments at fair value through other comprehensive income
(FVOCI) as well as off balance sheet lending commitments such as loan commitments and financial guarantees (hereafter collectively referred to as ‘Financial Assets’).
The following table provides an overview of the exposure amount and allowance for credit losses by class of financial instrument broken down into stages as per IFRS 9 requirements.
Overview of financial instruments subject to impairment

	Jun 30, 2026					Dec 31, 2025
in € m.	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Amortized cost¹
Gross carrying amount	732,363	51,610	15,415	459	799,847	727,810	53,383	14,874	615	796,683
Of which Loans	431,845	48,814	15,145	459	496,263	416,848	52,092	14,720	610	484,270
Allowance for credit losses²	349	853	5,009	234	6,445	421	888	4,600	247	6,156
Of which Loans	329	844	4,893	231	6,296	409	881	4,513	247	6,049

Fair value through OCI
Fair value	47,867	484	190	—	48,540	43,030	466	147	—	43,644
Allowance for credit losses	10	29	16	—	55	12	22	14	—	48

Off-balance sheet positions
Notional amount	345,339	27,694	2,847	11	375,890	321,740	26,678	2,724	21	351,164
Allowance for credit losses³	94	96	189	1	380	98	96	196	2	393
1Financial assets at amortized cost consist of: Loans at amortized cost, cash and central bank balances, interbank balances (w/o central banks), Central bank funds sold and securities purchased under resale agreements, securities borrowed and certain subcategories of Other assets
2Allowance for credit losses do not include allowance for country risk amounting to € 7 million as of June 30, 2026 and € 7 million as of December 31, 2025
3Allowance for credit losses do not include allowance for country risk amounting to € 13 million as of June 30, 2026 and € 12 million as of December 31, 2025

Deutsche Bank	Additional information
Interim Report as of June 30, 2026
Additional information
Management and Supervisory Board
Management Board
As of January 1, 2026, Raja Akram became a member of the Management Board of Deutsche Bank AG and since March 15, 2026, he took over the responsibility as Chief Financial Officer from James von Moltke. James von Moltke remained as President and was responsible for Asset Management until April 30, 2026 He retired from the Management Board as of June 30, 2026.
Following the Supervisory Board resolution on March 19, 2026:
–Stefan Hoops, Chief Executive Officer of the Management Board of Deutsche Bank’s asset manager DWS, additionally became a member of the Management Board of Deutsche Bank AG and assumed responsibility for the Asset
Management division on the Management Board as of May 1, 2026. The Asset Management segment had been represented on the Management Board by James von Moltke, who left the bank when his contract expired at the end of June 2026. Stefan Hoops remains in his role as Chief Executive Officer of DWS, which continues to be a separately listed legal entity with its own leadership, strategy, and governance.
–Marie-Jeanne Deverdun became a member of the Management Board as of May 1, 2026 and assumed the role of
Chief Technology, Data and Innovation Officer. She succeeded Bernd Leukert, who left the bank when his contract expired at the end of June 2026.
–Fabrizio Campelli was appointed President as of July 1, 2026, when the term of the current President, James von
Moltke, ended. Mr. Campelli retains his existing roles as Head of the Corporate Bank and the Investment Bank, as well as his Management Board responsibility for the regions Americas and the United Kingdom and Ireland.
–Following the extension of the contract of Claudio de Sanctis, Head of the Private Bank, at the end of last year, the
Supervisory Board extended the contract of Alexander von zur Mühlen as a member of the Management Board and
Chief Executive Officer for Asia-Pacific, the Middle East and Africa, as well as Europe and Germany. Both contracts now run until 2029.
Supervisory Board
The terms of office as members of the Supervisory Board of Alexander Wynaendts and Yngve Slyngstad ended as scheduled at the conclusion of the Annual General Meeting on May 28, 2026. Alexander Wynaendts and Yngve
Slyngstad were re-elected as members of the Supervisory Board on May 28, 2026. Carsten Knobel was also elected as a member of the Supervisory Board on May 28, 2026. He succeeds Frank Witter, who stepped down from his office as a member of the Supervisory Board.
At its subsequent meeting, the Supervisory Board elected Alexander Wynaendts as its Chairman.

Deutsche Bank	Consolidated statement of income
Interim Report as of June 30, 2026
Consolidated statement of income
Income statement

	Three months ended		Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Interest and similar income[1]	11,167	11,034	22,006	22,506
Interest expense	6,819	7,143	13,624	14,779
Net interest income	4,349	3,891	8,382	7,727
Provision for credit losses	460	423	979	894
Net interest income after provision for credit losses	3,889	3,468	7,403	6,833
Net commission and fee income	2,861	2,674	5,665	5,426
Net gains (losses) on financial assets/liabilities at fair value through profit or loss	2,246	1,676	3,205	3,005
Net gains (losses) on derecognition of financial assets measured at amortized cost	3	1	4	4
Net gains (losses) on financial assets at fair value through other comprehensive income	18	17	28	33
Net income (loss) from equity method investments	4	(19)	11	(38)
Other income (loss)	(313)	97	(310)	314
Total noninterest income	4,819	4,448	8,603	8,745
Compensation and benefits	3,108	2,894	6,037	5,935
General and administrative expenses	2,233	2,065	4,415	4,245
Impairment of goodwill and other intangible assets	—	—	—	—
Restructuring activities	(1)	—	—	(5)
Total noninterest expenses	5,340	4,959	10,451	10,175
Profit (loss) before tax	3,368	2,957	5,555	5,402
Income tax expense (benefit)	966	840	1,595	1,554
Profit (loss)	2,401	2,116	3,960	3,849
Profit (loss) attributable to noncontrolling interests	55	46	110	90
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	2,347	2,070	3,850	3,758
1Interest and similar income of € 8.1 billion for the three months ended June 30, 2026 and € 8.1 billion for the three months ended June 30, 2025, € 15.9 billion for the six months ended June 30, 2026 and € 16.6 billion for the six months ended June 30, 2025 was calculated based on the effective interest method
Earnings per common share

	Three months ended		Six months ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Earnings per common share:[1]
Basic	€ 0.84	€ 0.68	€ 1.59	€ 1.55
Diluted	€ 0.83	€ 0.67	€ 1.57	€ 1.51
Number of shares in million:
Denominator for basic earnings per share – weighted-average shares outstanding	1,910.2	1,968.7	1,918.9	1,960.1
Denominator for diluted earnings per share – adjusted weighted-average shares after assumed conversions	1,935.4	2,006.8	1,945.4	2,001.0
1Earnings were adjusted by € 748 million before tax for the second quarter of 2026 and by € 796 million before tax for the first six months of 2026 for coupons paid on
Additional Tier 1 notes. For the second quarter of 2025 and for the first six months of 2025 earnings were adjusted by € 728 million before tax for coupons paid on
Additional Tier 1 Notes. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33.

Deutsche Bank	Consolidated statement of income
Interim Report as of June 30, 2026
Consolidated statement of comprehensive income

	Three months ended		Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Profit (loss) recognized in the income statement	2,401	2,116	3,960	3,849
Other comprehensive income
Items that will not be reclassified to profit or loss
Remeasurement gains (losses) related to defined benefit plans, before tax	(153)	(53)	(151)	(45)
Net fair value gains (losses) attributable to credit risk related to financial liabilities designated as at fair value through profit or loss, before tax	(219)	(49)	(22)	(22)
Total of income tax related to items that will not be reclassified to profit or loss	134	36	67	(29)
Items that are or may be reclassified to profit or loss
Financial assets at fair value through other comprehensive income
Unrealized net gains (losses) arising during the period, before tax	166	266	(24)	363
Realized net (gains) losses arising during the period (reclassified to profit or loss), before tax	(18)	(17)	(28)	(33)
Derivatives hedging variability of cash flows
Unrealized net gains (losses) arising during the period, before tax	196	62	(531)	207
Realized net (gains) losses arising during the period (reclassified to profit or loss), before tax	50	(27)	53	(34)
Assets classified as held for sale
Unrealized net gains (losses) arising during the period, before tax	—	—	—	—
Realized net (gains) losses arising during the period (reclassified to profit or loss), before tax	—	—	—	—
Foreign currency translation
Unrealized net gains (losses) arising during the period, before tax	134	(1,883)	372	(2,942)
Realized net (gains) losses arising during the period (reclassified to profit or loss), before tax	—	(7)	—	(7)
Equity Method Investments
Net gains (losses) arising during the period	—	1	2	42
Total of income tax related to items that are or may be reclassified to profit or loss	(67)	(92)	266	(142)
Other comprehensive income (loss), net of tax	223	(1,764)	4	(2,641)
Total comprehensive income (loss), net of tax	2,624	352	3,964	1,207
Attributable to:
Noncontrolling interests	64	(18)	137	(9)
Deutsche Bank shareholders and additional equity components	2,560	371	3,827	1,217

Deutsche Bank	Consolidated balance sheet
Interim Report as of June 30, 2026
Consolidated balance sheet
Assets

in € m.	Jun 30, 2026	Dec 31, 2025
Cash and central bank balances	131,899	164,659
Interbank balances (without central banks)	8,546	6,962
Central bank funds sold and securities purchased under resale agreements	44,138	37,509
Securities borrowed	6	6
Financial assets at fair value through profit or loss
Trading assets	176,590	153,811
Positive market values from derivative financial instruments	275,892	241,654
Non-trading financial assets mandatory at fair value through profit and loss	142,390	124,495
Financial assets designated at fair value through profit or loss	—	—
Total financial assets at fair value through profit or loss	594,872	519,960
Financial assets at fair value through other comprehensive income	48,540	43,644
Equity method investments	984	924
Loans at amortized cost	489,960	478,214
Property and equipment	5,862	5,924
Goodwill and other intangible assets	7,843	7,561
Other assets [1]	186,349	167,160
Assets for current tax	1,569	1,609
Deferred tax assets	5,542	5,743
Total assets	1,526,110	1,439,873
Liabilities and equity

in € m.	Jun 30, 2026	Dec 31, 2025
Deposits	700,894	694,580
Central bank funds purchased and securities sold under repurchase agreements	3,691	4,177
Securities loaned	2	2
Financial liabilities at fair value through profit or loss
Trading liabilities	47,948	42,879
Negative market values from derivative financial instruments	260,170	225,827
Financial liabilities designated at fair value through profit or loss	144,434	115,055
Investment contract liabilities	512	469
Total financial liabilities at fair value through profit or loss	453,064	384,230
Other short-term borrowings	24,850	18,204
Other liabilities [1]	145,897	137,662
Provisions	2,164	2,408
Liabilities for current tax	946	694
Deferred tax liabilities	632	594
Long-term debt	111,352	114,754
Trust preferred securities	283	283
Total liabilities	1,443,774	1,357,588
Common shares, no par value, nominal value of € 2.56	4,891	4,891
Additional paid-in capital	37,761	38,281
Retained earnings	31,314	30,275
Common shares in treasury, at cost	(841)	(185)
Equity classified as obligation to purchase common shares	(328)	—
Accumulated other comprehensive income (loss), net of tax	(4,180)	(4,247)
Total shareholders’ equity	68,616	69,015
Additional equity components	12,144	11,708
Noncontrolling interests	1,575	1,562
Total equity	82,335	82,285
Total liabilities and equity	1,526,110	1,439,873
1 Includes non-current assets and disposal groups held for sale

Deutsche Bank	Consolidated statement of changes in equity
Interim Report as of June 30, 2026
Consolidated statement of changes in equity

						Unrealized net gains (losses)
in € m.	Common shares (no par value)	Additional paid-in capital	Retained earnings	Common shares in treasury, at cost	Equity classified as obligation to purchase common shares	On financial assets at fair value through other compre- hensive income, net of tax[2]	Attributable to change in own credit risk of financial liabilities designated as at fair value through profit and loss, net of tax[2]	On derivatives hedging variability of cash flows, net of tax[2]	On assets classified as held for sale, net of tax[2]	Foreign currency translation, net of tax[2]	Unrealized net gains (losses) from equity method investments	Accumula- ted other comprehen- sive income, net of tax[1]	Total shareholders’ equity	Additional equity components[3]	Noncontrolling interests	Total equity
Balance as of December 31 2024	5,106	39,744	25,873	(713)	—	(1,196)	(108)	23	—	(12)	(7)	(1,300)	68,709	11,550	1,606	81,865
Total comprehensive income (loss), net of tax[1]	—	—	3,758	—	—	241	(21)	119	—	(2,834)	28	(2,466)	1,292	—	(9)	1,282
Gains (losses) attributable to equity instruments designated as at fair value through other comprehensive income, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gains (losses) upon early extinguishment attributable to change in own credit risk of financial liabilities designated as at fair value through profit and loss, net of tax	—	—	(4)	—	—	—	4	—	—	—	—	4	—	—	—	—
Common shares cancelled[5]	(119)	(556)	—	675	—	—	—	—	—	—	—	—	—	—	—	—
Cash dividends paid	—	—	(1,315)	—	—	—	—	—	—	—	—	—	(1,315)	—	(96)	(1,411)
Coupon on additional equity components, before tax	—	—	(728)	—	—	—	—	—	—	—	—	—	(728)	—	—	(728)
Remeasurement gains (losses) related to defined benefit plans, net of tax	—	—	(79)	—	—	—	—	—	—	—	—	—	(79)	—	—	(79)
Net change in share awards in the reporting period	—	(135)	—	—	—	—	—	—	—	—	—	—	(135)	—	—	(135)
Treasury shares distributed under share-based compensation plans	—	—	—	428	—	—	—	—	—	—	—	—	428	—	—	428
Tax benefits related to share-based compensation plans	—	73	—	—	—	—	—	—	—	—	—	—	73	—	—	73
Additions to Equity classified as obligation to purchase common shares[6]	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Deductions from Equity classified as obligation to purchase common shares[7]	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Option premiums and other effects from options on common shares	—	(75)	—	—	—	—	—	—	—	—	—	—	(75)	—	—	(75)
Purchases of treasury shares	—	—	—	(867)	—	—	—	—	—	—	—	—	(867)	—	—	(867)
Sale of treasury shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net gains (losses) on treasury shares sold	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	(202)	—	—	—	—	—	—	—	—	—	—	(202)	290 [4]	(44)	44
Balance as of June 30, 2025	4,988	38,849	27,505	(477)	—	(955)	(125)	142	—	(2,846)	20	(3,763)	67,101	11,840	1,457	80,398

Deutsche Bank	Consolidated statement of changes in equity
Interim Report as of June 30, 2026

						Unrealized net gains (losses)
in € m.	Common shares (no par value)	Additional paid-in capital	Retained earnings	Common shares in treasury, at cost	Equity classified as obligation to purchase common shares	On financial assets at fair value through other compre- hensive income, net of tax[2]	Attributable to change in own credit risk of financial liabilities designated as at fair value through profit and loss, net of tax[2]	On derivatives hedging variability of cash flows, net of tax[2]	On assets classified as held for sale, net of tax[2]	Foreign currency translation, net of tax[2]	Unrealized net gains (losses) from equity method investments	Accumula- ted other comprehen- sive income, net of tax[1]	Total shareholders’ equity	Additional equity components[3]		Noncontrolling interests	Total equity
Balance as of December 31 2025	4,891	38,281	30,275	(185)	—	(819)	(192)	(36)	—	(3,211)	10	(4,247)	69,015	11,708		1,562	82,285
Amendments to IFRS 9 Classification and Measurement	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—
Balance as of January 1, 2026	4,891	38,281	30,275	(185)	—	(819)	(192)	(36)	—	(3,211)	10	(4,247)	69,015	11,708		1,562	82,285
Total comprehensive income (loss), net of tax[1]	—	—	3,850	—	—	(32)	(25)	(335)	—	448	2	58	3,908	—		137	4,046
Gains (losses) attributable to equity instruments designated as at fair value through other comprehensive income, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—
Gains (losses) upon early extinguishment attributable to change in own credit risk of financial liabilities designated as at fair value through profit and loss, net of tax	—	—	(9)	—	—	—	9	—	—	—	—	9	—	—		—	—
Common shares cancelled[5]	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—
Cash dividends paid	—	—	(1,878)	—	—	—	—	—	—	—	—	—	(1,878)	—		(123)	(2,001)
Coupon on additional equity components, before tax	—	—	(796)	—	—	—	—	—	—	—	—	—	(796)	—		—	(796)
Remeasurement gains (losses) related to defined benefit plans, net of tax	—	—	(91)	—	—	—	—	—	—	—	—	—	(91)	—		—	(91)
Net change in share awards in the reporting period	—	(197)	—	—	—	—	—	—	—	—	—	—	(197)	—		—	(197)
Treasury shares distributed under share-based compensation plans	—	—	—	559	—	—	—	—	—	—	—	—	559	—		—	559
Tax benefits related to share-based compensation plans	—	(114)	—	—	—	—	—	—	—	—	—	—	(114)	—		—	(114)
Additions to Equity classified as obligation to purchase common shares[6]	—	—	—	—	(1,000)	—	—	—	—	—	—	—	(1,000)	—		—	(1,000)
Deductions from Equity classified as obligation to purchase common shares[7]	—	—	—	—	672	—	—	—	—	—	—	—	672	—		—	672
Option premiums and other effects from options on common shares	—	(111)	—	—	—	—	—	—	—	—	—	—	(111)	—		—	(111)
Purchases of treasury shares	—	—	—	(1,215)	—	—	—	—	—	—	—	—	(1,215)	—		—	(1,215)
Sale of treasury shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—
Net gains (losses) on treasury shares sold	—	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—
Other	—	(99)	(37)	—	—	—	—	—	—	—	—	—	(136)	436[4]	—	(1)	300
Balance as of June 30, 2026	4,891	37,761	31,314	(841)	(328)	(851)	(207)	(371)	—	(2,762)	11	(4,180)	68,616	12,144		1,575	82,335
1Excluding remeasurement gains (losses) related to defined benefit plans, net of tax
2Excluding unrealized net gains (losses) from equity method investments
3Includes Additional Tier 1 Notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS
4Includes net effect from issuance, repayment, purchase and sale of Additional Equity components
5At January 3, 2025, Deutsche Bank cancelled 46.4 million of its common shares. The cancellation reduced the nominal value of the shares by € 119 million. The cancelled shares had been held in common shares in treasury, at their acquisition cost of € 675 million. The difference between the common shares at cost and their nominal value has reduced additional paid-in capital by
€ 556 million
6 Includes the total maximum volume of common shares to be purchased under the share buyback program launched in the reporting period recognized as an obligation to repurchase common shares
7  Includes the volume of common shares repurchased under the share buyback program launched in the reporting period recognized as a reduction of the obligation to repurchase common shares. The acquisition costs of the repurchased shares are included in the total amount of treasury shares purchased. The remaining common shares to be purchased under the share buyback program 2026 of € 328 million are recognized in other liabilities

47

Deutsche Bank	Consolidated statement of cash flows
Interim Report as of June 30, 2026
Consolidated statement of cash flows

	Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025
Profit (loss)	3,960	3,849
Cash flows from operating activities:
Adjustments to reconcile profit (loss) to net cash provided by (used in) operating activities:
Provision for credit losses	979	894
Restructuring activities	—	(5)
Gain on sale of financial assets at fair value through other comprehensive income, equity method investments and other	(31)	—
Deferred income taxes, net	599	548
Impairment, depreciation and other amortization, and accretion	1,550	1,339
Share of net income (loss) from equity method investments	(12)	3
Interest-earning time deposits with central banks and banks	22,118	(192)
Central bank funds sold, securities purchased under resale agreements, securities borrowed	(6,491)	7,575
Non-Trading financial assets mandatory at fair value through profit and loss	(17,045)	(6,899)
Financial assets designated at fair value through profit or loss	—	—
Loans at amortized cost	(12,144)	(2,648)
Other assets	(8,299)	(42,697)
Deposits	5,188	(467)
Financial liabilities designated at fair value through profit or loss and investment contract liabilities[1]	27,905	18,163
Central bank funds purchased, securities sold under repurchase agreements and securities loaned	(505)	780
Other short-term borrowings	6,583	8,353
Other liabilities	4,013	52,116
Senior long-term debt[2]	(3,088)	4,671
Trading assets and liabilities, positive and negative market values from derivative financial instruments, net	(16,768)	(27,255)
Other, net	(1,932)	7,524
Net cash provided by (used in) operating activities	6,578	25,651
Cash flows from investing activities:
Proceeds from:
Sale of financial assets at fair value through other comprehensive income	10,297	6,479
Maturities of financial assets at fair value through other comprehensive income	12,683	12,539
Sale of debt securities held to collect at amortized cost	—	—
Maturities of debt securities held to collect at amortized cost	2,258	1,697
Sale of equity method investments	—	—
Sale of property and equipment	4	—
Purchase of:
Financial assets at fair value through other comprehensive income	(27,079)	(21,054)
Debt Securities held to collect at amortized cost	(9,497)	(19,761)
Equity method investments	(38)	(15)
Property and equipment	(200)	(211)
Net cash received in (paid for) business combinations/divestitures	—	—
Other, net	(826)	(647)
Net cash provided by (used in) investing activities	(12,400)	(20,972)

48

Deutsche Bank	Consolidated statement of cash flows
Interim Report as of June 30, 2026

	Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025
Cash flows from financing activities:
Issuances of subordinated long-term debt[3]	1,002	20
Repayments and extinguishments of subordinated long-term debt[3]	(2,042)	(2,696)
Issuances of trust preferred securities[4]	—	—
Repayments and extinguishments of trust preferred securities[4]	(3)	(3)
Principal portion of lease payments[5]	(243)	(248)
Common shares issued	—	—
Purchases of treasury shares	(1,215)	(867)
Sale of treasury shares	—	—
Additional Equity Components (AT1) issued	1,250	1,500
Additional Equity Components (AT1) repaid	(750)	(1,208)
Purchases of Additional Equity Components (AT1)	(1,594)	(1,869)
Sale of Additional Equity Components (AT1)	1,591	1,865
Coupon on additional equity components, pre tax	(796)	(728)
Dividends paid to noncontrolling interests	(123)	(96)
Net change in noncontrolling interests	(1)	(4)
Cash dividends paid to Deutsche Bank shareholders	(1,878)	(1,315)
Net cash provided by (used in) financing activities	(4,803)	(5,650)
Net effect of exchange rate changes on cash and cash equivalents	1,308	(6,904)
Net increase (decrease) in cash and cash equivalents	(9,318)	(7,874)
Cash and cash equivalents at beginning of period	138,277	130,666
Cash and cash equivalents at end of period	128,960	122,792
Net cash provided by (used in) operating activities including
Income taxes paid (received), net	669	663
Interest paid[6]	13,230	14,968
Interest received[6]	21,619	22,854
Dividends received	20	35
Cash and cash equivalents comprise
Cash and central bank balances[7]	122,522	117,607
Interbank balances (w/o central banks)[8]	6,437	5,185
Total	128,960	122,792
1Included are senior long-term debt issuances of € 9.7 billion and € 6.9 billion and repayments and extinguishments of € 4.5 billion and € 3.5 billion through June 30, 2026 and June 30, 2025, respectively
2Included are issuances of € 11.6 billion and € 14.1 billion and repayments and extinguishments of € 14.9 billion and € 8.9 billion through June 30, 2026 and June 30, 2025, respectively
3Non-cash changes for Subordinated Long-Term Debt are € 125 million in total and mainly driven by Fair Value changes of € (4) million and Foreign Exchange movements of € 130 million through June 30, 2026 and € (765) million in total mainly driven by Fair Value changes of € 48 million and Foreign Exchange movements of € (816) million through June 30, 2025
4Non-cash changes for Trust Preferred Securities are € 3 million in total and mainly driven by Changes from amortization of issue costs of € 9 million through June 30, 2026 and € 2 million in total and mainly driven by Fair Value changes of € (1) million through June 30, 2025
5Non-cash changes for Lease liabilities are € 272 million in total including Foreign Exchange movements of € 39 million through June 30, 2026 and € 156 million in total including Foreign Exchange movements of € (198) million through June 30, 2025
6Includes interest paid and interest received from derivatives qualifying as hedging instruments under the Group’s fair value hedge accounting application, which includes portfolio hedges of interest rate risk in accordance with the EU carve-out version of IAS 39
7Not included: Interest-earning time deposits with central banks of € 9.4 billion as of June 30, 2026 and € 19.5 billion as of June 30, 2025
8Not included: Interest-earning time deposits with banks of € 2.1 billion as of June 30, 2026 and € 1.6 billion as of June 30, 2025
As of June 30, 2026 cash and central bank balances include time and demand deposits at the Russian Central Bank of
€ 650 million (€ 497 million as of June 30, 2025). These are subject to foreign exchange restrictions. Thereof, demand deposits of € 10 million (€ 12 million as of June 30, 2025) qualify as Cash and cash equivalents at end of period.

49

Deutsche Bank	Notes to consolidated financial statements
Interim Report as of June 30, 2026
Basis of preparation/impact of changes in accounting
principles
The interim consolidated financial statements of Deutsche Bank Aktiengesellschaft, Taunusanlage 12, Frankfurt am Main,
Germany and its subsidiaries (collectively the “Group” or “Deutsche Bank”) for the six-month period ended June 30, 2026, is stated in euros, the presentation currency of the Group. It has been prepared based on the International Financial
Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The interim consolidated financial statements are prepared in accordance with the requirements of IAS 34 relating to interim financial reporting.
The Group’s interim consolidated financial statements are unaudited and include the consolidated balance sheet as of
June 30, 2026, the related consolidated statements of income and comprehensive income for the six-month period ended June 30, 2026, as well as other information.
The Group’s interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Deutsche Bank for the year ended December 31, 2025, for which the same accounting policies, critical accounting estimates and changes in accounting estimates have been applied with the exception of the newly adopted accounting pronouncements outlined in section “Recently adopted accounting pronouncements”.
For purposes of the Group’s primary financial reporting outside the United States, the Group prepares its consolidated financial statements in accordance with IFRS as endorsed by the EU. For purposes of the Group’s consolidated financial statements prepared in accordance with IFRS as endorsed by the EU, the Group applies fair value hedge accounting for portfolio hedges of interest rate risk (fair value macro hedges) in accordance with the EU carve out version of IAS 39. The purpose of applying the EU carve out version of IAS 39 is to align the Group’s hedge accounting approach with its risk management practice and the accounting practice of its major European peers. Under the EU carve out version of IAS 39 fair value macro hedge accounting may be applied to core deposits. In addition, the EU carve out version of IAS 39 hedge ineffectiveness is only recognized when the revised estimate of the amount of cash flows in scheduled time buckets falls below the original designated amount of that bucket. If the revised amount of cash flows in scheduled time buckets is more than the original designated amount, then there is no hedge ineffectiveness. Under IFRS as issued by the IASB, hedge accounting for fair value macro hedges cannot be applied to core deposits. In addition, under IFRS as issued by the IASB hedge ineffectiveness arises for all fair value macro hedge accounting relationships whenever the revised estimate of the amount of cash flows in scheduled time buckets is either more or less than the original designated amount of that bucket. The EU carve out version of IAS 39 also removes the prohibition on identifying a benchmark risk component in a financial instrument priced at sub–benchmark. This may arise when financial instruments carry a negative spread such that the identified non–contractually specified risk component is larger than the interest carry on the contract itself.
The application of the EU carve out version of IAS 39 had a negative impact of € 688 million on profit before tax and of
€ 496 million on profit after tax for the three-month period ended June 30, 2026, compared to a negative impact of
€ 535 million on profit before tax and of € 383 million on profit after tax for the three-month period ended June 30, 2025.
The application of the EU carve out version of IAS 39 had a positive impact of € 166 million on profit before tax and of
€ 119 million on profit after tax for the six-month period ended June 30, 2026, compared to a negative impact of
€ 144 million on profit before tax and of € 103 million on profit post taxes for the six-month period ended June 30, 2025.
The Group’s regulatory capital and ratios thereof are also reported on the basis of the EU carve out version of IAS 39. As of June 30, 2026, the application of the EU carve out had a cumulative negative impact on the CET1 capital ratio of about 53 basis points compared to a cumulative negative impact of about 75 basis points as of June 30, 2025.
The preparation of financial information under IFRS requires management to make estimates and assumptions for certain categories of assets and liabilities. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s estimates, especially in relation to potential impacts from tariffs or inflation and broader changes in the political and geopolitical environment (e.g., war in
Ukraine or Middle East conflict), and the results reported should not be regarded as necessarily indicative of results that may be expected for the entire year.

50

Deutsche Bank	Notes to consolidated financial statements
Interim Report as of June 30, 2026
Recently adopted accounting pronouncements
The following are those accounting pronouncements which are relevant to the Group and which have been newly applied in the first six months of 2026.
IFRS 9 “Financial Instruments” and IFRS 7 “Financial Instruments: Disclosures”
In May 2024, the IASB issued “Amendments to the Classification and Measurement of Financial Instruments
(Amendments to IFRS 9 and IFRS 7)” to address matters identified during the post-implementation review of the classification and measurement requirements of IFRS 9 “Financial Instruments”. The amendments are effective for annual periods beginning on or after January 1, 2026.
On classification and measurement, there were amendments to the solely payments of principal and interest (SPPI) test.
The amendments provide more guidance on the scope of contractually linked financial assets and the SPPI assessment for debt instrument assets with contingent cash flow features, for example loans with Environmental, Social and
Governance (ESG) linked coupons. The amendments resulted in an adjustment to equity as of January 1, 2026, and did not have a material impact on the Group’s interim consolidated financial statements. The amendments also include additional disclosure requirements on financial instruments with contingent cash flow features which will initially be required in the Group’s 2026 annual financial statements.
On financial liability derecognition via electronic payment systems, the amendments clarify that a financial liability is derecognized on the settlement date (which is when the related obligation is discharged or cancelled or expires, or the liability otherwise qualifies for derecognition) and provides for an election for a financial liability (or part of it) to be derecognized before the settlement date if specified criteria are met. The initial application of the amendment has had no impact on the Group’s interim consolidated financial statements, and the election to derecognize the financial liability before the settlement date has not been applied as of the reporting date.
Annual Improvements to IFRS
In July 2024, the IASB issued amendments to multiple IFRS standards, which resulted from the IASB’s annual improvements project. These comprise changes in terminology as well as editorial amendments related to IFRS 1 “First-
time Adoption of International Financial Reporting Standards”, IFRS 7 “Financial Instruments: Disclosures” and its
accompanying Guidance on implementing IFRS 7, IFRS 9 “Financial Instruments”, IFRS 10 “Consolidated Financial
Statements” and IAS 7 “Statement of Cash-Flows”. The amendments are effective for annual periods beginning on or after January 1, 2026, with early adoption permitted. The amendments did not have a material impact on the Group’s interim consolidated financial statements.
Contracts Referencing Nature-Dependent Electricity - Amendments to IFRS 9 and IFRS 7
In December 2024, the IASB issued “Contracts Referencing Nature-dependent Electricity (Amendments to IFRS 9 and
IFRS 7)” to address matters identified for contracts referencing to nature-dependent electricity. The own-use requirements in IFRS 9 are to be amended to include the factors an entity is required to consider for which the source of production of the electricity is nature-dependent. The hedge accounting requirements in IFRS 9 are to be amended to permit an entity using a contract for nature-dependent renewable electricity with a variable volume of forecast electricity transactions as the hedged item as well as for measuring hedge effectiveness. The IASB further amends IFRS 7 and IFRS 19 to introduce disclosure requirements about contracts for nature-dependent electricity with specified characteristics.
The amendments are effective for annual periods beginning on or after January 1, 2026, with early adoption permitted.
The amendments did not have a material impact on the Group’s interim consolidated financial statements.

51

Deutsche Bank	Notes to consolidated financial statements
Interim Report as of June 30, 2026
New accounting pronouncements
The following accounting pronouncements were not effective as of June 30, 2026, and therefore have not been applied in the first six months of 2026.
IFRS 18 “Presentation and Disclosure in Financial Statements”
In April 2024, the IASB issued the new standard IFRS 18 “Presentation and Disclosures in Financial Statements” that replaces IAS 1 “Presentation of Financial Statements”. IFRS 18 contains new guidance on how to structure the Income
Statement as well as new disclosure requirements for Management-defined Performance Measures (MPMs). The new standard is effective for annual periods beginning on or after January 1, 2027, with early adoption permitted. The Group does not expect a material impact of IFRS 18 on the presentation of its consolidated financial statements.
IFRS 19 “Subsidiaries without Public Accountability: Disclosures”
In May 2024, the IASB issued the new standard IFRS 19 “Subsidiaries without Public Accountability: Disclosures”. The new standard permits a subsidiary to provide reduced disclosures when applying IFRS Accounting Standards in its financial statements. In August 2025, the IASB issued amendments to the not yet effective standard which cover new or amended IFRS Accounting Standards issued between February 28, 2021 and May 1, 2024, that were not considered when IFRS 19 was first issued.
The new standard is effective for annual periods beginning on or after January 1, 2027, with early adoption permitted.
The Group does not expect a material impact of IFRS 19 on the disclosure requirements of its subsidiaries. The new standard has yet to be endorsed by the EU.
IAS 21 “The Effects of Changes in Foreign Exchange Rates: Translation to a Hyperinflationary
Presentation Currency”
In November 2025, the IASB issued amendments to IAS 21 “The Effects of Changes in Foreign Exchange Rates” to clarify the accounting applied by a parent, whose functional currency is the currency of a hyperinflationary economy, when it consolidates a subsidiary, whose functional currency is the currency of a non-hyperinflationary economy. The IASB decided that when an entity translates amounts from a functional currency that is the currency of a non-
hyperinflationary economy to a presentation currency that is the currency of a hyperinflationary economy, the entity translates those amounts, including comparative amounts, using the closing rate at the date of the most recent statement of financial position. An entity shall also disclose that it has applied this translation method in its financial statements, or in the results and financial position of its foreign operations.
The amendments will be effective for annual periods beginning on or after January 1, 2027, with early adoption permitted. The amendments are not expected to have a material impact on the Group’s consolidated financial statements. The new standard has yet to be endorsed by the EU.
IAS 28 "Investments in Associates and Joint Ventures"
In June 2026, the IASB issued amendments to IAS 28 "Investments in Associates and Joint Ventures". The amendments clarify the meaning of "similar entities" that are eligible to elect the fair value option for their investment in associates or joint ventures. A similar entity includes an entity with a main business activity of investing in particular types of assets, as assessed under IFRS 18. The election can be made separately for each associate or joint venture upon initial recognition.
The amendment is effective for annual periods beginning on or after January 1, 2027 when an entity first applies IFRS 18, with early adoption permitted. The Group does not expect the amendments to have a material impact on its consolidated financial statements. The new standard has yet to be endorsed by the EU
IFRS 20 "Regulatory Assets and Regulatory Liabilities"
In May 2026, the IASB issued the new standard IFRS 20 "Regulatory Assets and Regulatory Liabilities". The new standard requires an entity that is subject to a regulatory agreement to provide information about its regulatory assets, regulatory liabilities, regulatory income and regulatory expense.
The new standard is effective for annual periods beginning on or after January 1, 2029, with early adoption permitted.
The Group does not expect an impact on its consolidated financial statements. The new standard has yet to be endorsed by the EU.

52

Deutsche Bank	Notes to consolidated financial statements
Interim Report as of June 30, 2026
Capital expenditures and divestitures
During the first six months of 2026, the Group did not make any significant capital expenditures but announced the following significant divestiture.
In June 2026, Deutsche Bank announced that it had entered into a definitive agreement with Kotak Mahindra Bank Ltd.
for the sale of the Private Bank’s India franchise. The transaction is intended to support Deutsche Bank’s strategy of
Scaling the Global Hausbank by further focusing its business portfolio on areas where the bank has scale and competitive strengths and is expected to be SVA-positive upon closing. The divestiture is also consistent with the Private Bank’s continued focus on serving global ultra-high-net-worth clients, including non-resident Indians, outside India. Closing of the transaction is expected during the third quarter of 2027, subject to applicable regulatory approvals and other customary closing conditions.

53

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Segment results

	Three months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Net revenues	2,566	756	1,906	3,185	754	9,168
Provision for credit losses	177	—	38	174	70	460
Noninterest expenses:
Compensation and benefits	766	243	445	781	874	3,108
General and administrative expenses	1,020	226	733	918	(664)	2,233
Impairment of goodwill and other intangible assets	—	—	—	—	—	—
Restructuring activities	(2)	—	—	—	—	(1)
Total noninterest expenses	1,784	469	1,177	1,699	210	5,340
Noncontrolling interests	—	63	—	1	(64)	—
Profit (loss) before tax	605	224	691	1,311	537	3,368
N/M – Not meaningful

	Three months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Net revenues	2,371	725	1,896	2,687	660	8,339
Provision for credit losses	118	—	22	259	25	423
Noninterest expenses:
Compensation and benefits	675	226	399	721	873	2,894
General and administrative expenses	972	212	737	879	(736)	2,065
Impairment of goodwill and other intangible assets	—	—	—	—	—	—
Restructuring activities	1	—	—	—	—	—
Total noninterest expenses	1,648	438	1,137	1,600	137	4,959
Noncontrolling interests	—	62	—	2	(65)	—
Profit (loss) before tax	605	225	738	826	563	2,957
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year

	Six months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Net revenues	5,133	1,558	3,722	6,558	13	16,985
Provision for credit losses	356	—	86	464	72	979
Noninterest expenses:
Compensation and benefits	1,467	486	864	1,509	1,711	6,037
General and administrative expenses	2,025	428	1,458	1,833	(1,329)	4,415
Impairment of goodwill and other intangible assets	—	—	—	—	—	—
Restructuring activities	—	—	—	—	—	—
Total noninterest expenses	3,492	914	2,322	3,342	382	10,451
Noncontrolling interests	—	140	—	2	(142)	—
Profit (loss) before tax	1,286	504	1,314	2,751	(299)	5,555
N/M – Not meaningful

54

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026

	Six months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Net revenues	4,810	1,455	3,763	6,049	396	16,471
Provision for credit losses	336	—	99	422	37	894
Noninterest expenses:
Compensation and benefits	1,414	476	803	1,473	1,769	5,935
General and administrative expenses	1,970	428	1,491	1,776	(1,422)	4,245
Impairment of goodwill and other intangible assets	—	—	—	—	—	—
Restructuring activities	(5)	—	—	—	—	(5)
Total noninterest expenses	3,379	905	2,294	3,250	348	10,175
Noncontrolling interests	—	121	—	6	(127)	—
Profit (loss) before tax	1,094	429	1,370	2,371	138	5,402
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year

55

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Private Bank

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Personal Banking	1,383	1,306	77	6	2,742	2,594	148	6
Wealth Management[1]	1,184	1,065	118	11	2,392	2,215	176	8
Total net revenues	2,566	2,371	195	8	5,133	4,810	324	7
Of which:
Net interest income	1,662	1,517	145	10	3,300	2,971	329	11
Net commission and fee income	799	739	59	8	1,651	1,571	80	5
Remaining income	106	115	(9)	(8)	182	268	(86)	(32)
Provision for credit losses	177	118	60	51	356	336	20	6
Noninterest expenses:
Compensation and benefits	766	675	90	13	1,467	1,414	54	4
General and administrative expenses	1,020	972	48	5	2,025	1,970	54	3
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	(2)	1	(2)	N/M	—	(5)	5	N/M
Total noninterest expenses	1,784	1,648	136	8	3,492	3,379	113	3
Noncontrolling interests	—	—	—	N/M	—	—	—	N/M
Profit (loss) before tax	605	605	—	—	1,286	1,094	191	17

Total employees (full-time equivalent)[2]	35,709	36,917	(1,208)	(3)	35,709	36,917	(1,208)	(3)
Risk-weighted assets (in € bn)[2]	97	93	4	4	97	93	4	4
Of which: operational risk RWA (in € bn)[2]	16	15	1	7	16	15	1	7
Assets under Management (in € bn)[2,3]	732	645	87	13	732	645	87	13
Net flows (in € bn)	9	6	2	39	20	12	8	66
Cost/income ratio[4]	69.5%	69.5%	—ppt	N/M	68.0%	70.3%	(2.2)ppt	N/M
Post-tax return on average shareholders’ equity[5]	10.8%	10.4%	0.3ppt	N/M	11.5%	9.4%	2.1ppt	N/M
Post-tax return on average tangible shareholders’ equity[5]	11.3%	10.8%	0.5ppt	N/M	12.0%	9.5%	2.5ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Starting from the fourth quarter of 2025, the Private Bank renamed “Wealth Management & Private Banking” to “Wealth Management”
2As of quarter-end
3Assets under Management include assets held on behalf of customers for investment purposes and/or client assets that are advised or managed by Deutsche Bank. They are managed on a discretionary or advisory basis or are deposited with the bank. Deposits are considered Assets under Management if they serve investment purposes. In
Personal Banking, this includes Term deposits and Savings deposits. In Wealth Management (excl. Business Banking), it is assumed that all customer deposits are held with the bank primarily for investment purposes and accordingly are classified as Assets under Management. In instances in which the Private Bank distributes investment products qualifying as Assets under Management which are managed by DWS, these assets are reported as Assets under Management for Private Bank and for Asset
Management (DWS) because they are two distinct, independent qualifying services
4Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
5Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

56

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Asset Management

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Management fees	709	630	79	13	1,382	1,268	114	9
Performance and transaction fees	11	58	(47)	(81)	120	95	25	26
Other	36	37	(1)	(3)	56	92	(36)	(39)
Total net revenues	756	725	31	4	1,558	1,455	103	7
Provision for credit losses	—	—	—	N/M	—	—	—	N/M
Noninterest expenses:
Compensation and benefits	243	226	17	8	486	476	9	2
General and administrative expenses	226	212	14	7	428	428	—	—
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	469	438	31	7	914	905	9	1
Noncontrolling interests	63	62	—	—	140	121	19	16
Profit (loss) before tax	224	225	(1)	—	504	429	75	17

Total employees (full-time equivalent)[1]	5,411	5,229	182	3	5,411	5,229	182	3
Risk-weighted assets (in € bn)[1]	17	13	4	28	17	13	4	28
Of which: operational risk RWA (in € bn)[1]	5	5	1	14	5	5	1	14
Assets under Management (in € bn)[1,2]	1,190	1,010	180	18	1,190	1,010	180	18
Net flows (in € bn)	25	8	16	192	36	28	7	26
Cost/income ratio[3]	62.0%	60.4%	1.7ppt	N/M	58.7%	62.2%	(3.5)ppt	N/M
Post-tax return on average shareholders’ equity[4]	14.2%	11.6%	2.5ppt	N/M	16.1%	10.8%	5.2ppt	N/M
Post-tax return on average tangible shareholders’ equity[4]	38.8%[5]	26.0%	12.8ppt	N/M	44.4%[5]	24.2%	20.2ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1As of quarter-end
2Assets under Management (AuM) means assets (a) the segment manages on a discretionary or non-discretionary advisory basis; including where it is the management company and portfolio management is outsourced to a third party; and (b) a third party holds or manages and on which the segment provides, on the basis of contract, advice of an ongoing nature including regular or periodic assessment, monitoring and/or review. AuM represents both collective investments (including mutual funds and exchange-traded funds) and separate client mandates. AuM are measured at current market value based on the local regulatory rules for asset managers at each reporting date, which might differ from the fair value rules applicable under IFRS. Measurable levels are available daily for most retail products but may only update monthly, quarterly or even yearly for some products. While AuM do not include the segment’s investments accounted for under equity method, they do include seed capital and any committed capital on which the segment earns management fees. In instances in which Private Bank distributes investment products qualifying as Assets under Management which are managed by DWS, these assets are reported as Assets under Management for Private Bank and for Asset Management (DWS) because they are two distinct, independent qualifying services
3Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
4Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report
5Starting from the fourth quarter 2025 the equity allocation framework for Asset Management has been updated. For more information, please refer to section “Note 04 -
Business segments and related information” of the Annual Report 2025

57

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Corporate Bank

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Corporate Treasury Services	1,084	1,053	31	3	2,158	2,126	33	2
Institutional Client Services	496	527	(31)	(6)	916	1,000	(84)	(8)
Business Banking	326	316	10	3	648	637	11	2
Total net revenues	1,906	1,896	10	1	3,722	3,763	(40)	(1)
Of which:
Net interest income	1,163	1,169	(5)	—	2,308	2,329	(22)	(1)
Net commission and fee income	723	696	27	4	1,386	1,353	33	2
Remaining income	20	32	(12)	(37)	28	80	(52)	(65)
Provision for credit losses	38	22	17	76	86	99	(13)	(13)
Noninterest expenses:
Compensation and benefits	445	399	45	11	864	803	61	8
General and administrative expenses	733	737	(4)	(1)	1,458	1,491	(33)	(2)
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	1,177	1,137	41	4	2,322	2,294	28	1
Noncontrolling interests	—	—	—	N/M	—	—	—	N/M
Profit (loss) before tax	691	738	(47)	(6)	1,314	1,370	(56)	(4)

Total employees (full-time equivalent)[1]	27,372	26,163	1,208	5	27,372	26,163	1,208	5
Risk-weighted assets (in € bn)[1]	74	72	2	2	74	72	2	2
Of which: operational risk RWA (in € bn)[1]	12	11	1	6	12	11	1	6
Cost/income ratio[2]	61.8%	59.9%	1.8ppt	N/M	62.4%	61.0%	1.4ppt	N/M
Post-tax return on average shareholders’ equity[3]	15.0%	16.2%	(1.2)ppt	N/M	14.2%	14.7%	(0.5)ppt	N/M
Post-tax return on average tangible shareholders’ equity[3]	16.4%	17.6%	(1.1)ppt	N/M	15.6%	15.9%	(0.3)ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1 As of quarter-end
2Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
3Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

58

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Investment Bank

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues:
Fixed Income & Currencies	2,614	2,247	367	16	5,466	5,142	324	6
Fixed Income & Currencies: Financing	905	904	2	—	1,872	1,809	63	3
Fixed Income & Currencies: Markets[1]	1,708	1,343	365	27	3,594	3,333	261	8
Investment Banking & Capital Markets[2]	559	410	149	36	1,036	864	172	20
Debt Origination	266	223	44	20	568	498	69	14
Equity Origination	121	49	72	148	187	101	86	86
Advisory	172	139	33	24	282	265	17	6
Research and Other[3]	12	30	(18)	(59)	56	43	13	29
Total net revenues	3,185	2,687	498	19	6,558	6,049	509	8
Provision for credit losses	174	259	(84)	(33)	464	422	42	10
Noninterest expenses:
Compensation and benefits	781	721	60	8	1,509	1,473	36	2
General and administrative expenses	918	879	40	5	1,833	1,776	57	3
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	(1)	N/M
Total noninterest expenses	1,699	1,600	100	6	3,342	3,250	92	3
Noncontrolling interests	1	2	(1)	(50)	2	6	(4)	(72)
Profit (loss) before tax	1,311	826	484	59	2,751	2,371	379	16

Total employees (full-time equivalent)[4]	20,233	20,004	229	1	20,233	20,004	229	1
Risk-weighted assets (in € bn)[4]	147	132	15	11	147	132	15	11
Of which: operational risk RWA (in € bn)[4]	18	15	3	17	18	15	3	17
Cost/income ratio[5]	53.3%	59.5%	(6.2)ppt	N/M	51.0%	53.7%	(2.8)ppt	N/M
Post-tax return on average shareholders’ equity[6]	12.9%	8.4%	4.6ppt	N/M	14.0%	12.9%	1.2ppt	N/M
Post-tax return on average tangible shareholders’ equity[6]	13.4%	8.7%	4.7ppt	N/M	14.5%	13.3%	1.2ppt	N/M
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Starting from the fourth quarter of 2025, the additional sub-category “Fixed Income & Currencies: Ex Financing“ within Fixed Income & Currencies (FIC) was renamed to
“Fixed Income & Currencies: Markets“
2 Starting from the fourth quarter of 2025, Deutsche Bank renamed “Origination & Advisory” within the Investment Bank to “Investment Banking & Capital Markets”
3Historically, certain bank funding charges that were allocated to the Investment Bank but not directly attributable to specific balance sheet positions were reported within “Research and Other”. Beginning the third quarter of 2025 these charges have been allocated to underlying businesses based on an agreed allocation key in order to support ongoing refinement of business level reporting. Prior year’s comparatives are aligned to presentation in the current year
4As of quarter-end
5Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income
6Based on profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon; for further information, please refer to “Supplementary information: Non-GAAP financial measures” of this report

59

Deutsche Bank	Segment Results
Interim Report as of June 30, 2026
Corporate & Other

	Three months ended				Six months ended
in € m. (unless stated otherwise)	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %	Jun 30, 2026	Jun 30, 2025	Absolute Change	Change in %
Net revenues	754	660	94	14	13	396	(382)	(97)
Provision for credit losses	70	25	45	182	72	37	36	97
Noninterest expenses:
Compensation and benefits	874	873	2	—	1,711	1,769	(58)	(3)
General and administrative expenses	(664)	(736)	72	(10)	(1,329)	(1,422)	92	(6)
Impairment of goodwill and other intangible assets	—	—	—	N/M	—	—	—	N/M
Restructuring activities	—	—	—	N/M	—	—	—	N/M
Total noninterest expenses	210	137	73	54	382	348	35	10
Noncontrolling interests	(64)	(65)	1	(1)	(142)	(127)	(15)	12
Profit (loss) before tax	537	563	(26)	(5)	(299)	138	(437)	N/M

Total Employees (full-time equivalent)[1,2]	37,429	36,348	1,081	3	37,429	36,348	1,081	3
Risk-weighted assets (in € bn)[1]	33	31	2	7	33	31	2	7
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1As of quarter-end
2The total employee numbers reported in Corporate & Other also include employees from infrastructure functions that are allocated to other segments. As a result, the sum of full‑time equivalents reported for the individual segments does not reconcile to the Group’s total headcount

60

Deutsche Bank	Information on the consolidated income statement
Interim Report as of June 30, 2026
Information on the consolidated income statement
Net interest income and net gains (losses) on financial
assets/liabilities at fair value through profit or loss

	Three months ended		Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net interest income	4,349	3,891	8,382	7,727
Trading income (loss)[1]	2,287	1,753	2,783	3,044
Net gains (losses) on non-trading financial assets mandatory at fair value through profit or loss	101	63	100	139
Net gains (losses) on financial assets/liabilities designated at fair value through profit or loss	(142)	(140)	323	(178)
Total net gains (losses) on financial assets/liabilities at fair value through profit or loss	2,246	1,676	3,205	3,005
Total net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss	6,594	5,567	11,587	10,732
Personal Banking	959	935	2,183	1,967
Wealth Management	622	549	1,225	1,111
Private Bank	1,582	1,484	3,408	3,079
Asset Management	236	3	208	(39)
Corporate Treasury Services	699	708	1,408	1,427
Institutional Client Services	199	242	367	474
Business Banking	262	250	519	508
Corporate Bank	1,161	1,200	2,293	2,409
Fixed Income & Currencies	2,615	2,279	5,497	5,168
Remaining products	(112)	(83)	(129)	(191)
Investment Bank	2,503	2,195	5,367	4,976
Corporate & Other	1,112	684	311	307
Total net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss	6,594	5,567	11,587	10,732
Prior year’s comparatives aligned to presentation in the current year
1Trading income includes gains and losses from derivatives not qualifying for hedge accounting
Net commission and fee income
Disaggregation of revenues by product type and business segment

	Three months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Major type of services:
Commissions for administration	74	5	61	27	6	173
Commissions for assets under management	142	1,086	7	—	—	1,235
Commissions for other securities	8	—	157	—	—	165
Underwriting and advisory fees	1	—	12	551	2	567
Brokerage fees	283	6	6	83	(1)	377
Commissions for local payments	210	—	191	—	—	401
Commissions for foreign commercial business	5	—	138	7	(17)	133
Commissions for foreign currency/exchange business	1	—	—	—	—	1
Commissions for loan processing and guarantees	32	—	138	119	—	289
Intermediary fees	109	—	12	1	2	124
Fees for sundry other customer services	16	26	177	108	—	327
Total commission and fee income	880	1,123	900	896	(6)	3,793
Commission and fee expense						(932)
Net commission and fee income						2,861

61

Deutsche Bank	Information on the consolidated income statement
Interim Report as of June 30, 2026

	Three months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Major type of services:
Commissions for administration	69	4	60	13	—	145
Commissions for assets under management	110	986	6	—	—	1,102
Commissions for other securities	10	—	143	8	—	162
Underwriting and advisory fees	1	—	9	433	6	449
Brokerage fees	266	13	6	84	—	369
Commissions for local payments	216	—	146	—	1	362
Commissions for foreign commercial business	5	—	129	3	(10)	127
Commissions for foreign currency/exchange business	1	—	—	—	—	1
Commissions for loan processing and guarantees	69	—	178	94	2	342
Intermediary fees	102	—	7	1	2	111
Fees for sundry other customer services	19	23	243	37	—	322
Total commission and fee income	869	1,026	925	672	1	3,492
Commission and fee expense						(818)
Net commission and fee income						2,674
Prior year’s comparatives aligned to presentation in the current year

	Six months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Major type of services:
Commissions for administration	148	9	123	50	10	340
Commissions for assets under management	269	2,215	14	—	—	2,497
Commissions for other securities	16	—	268	—	—	284
Underwriting and advisory fees	4	—	24	981	19	1,028
Brokerage fees	639	11	13	181	—	843
Commissions for local payments	417	—	359	3	(1)	778
Commissions for foreign commercial business	10	—	261	15	(28)	258
Commissions for foreign currency/exchange business	3	—	—	—	—	3
Commissions for loan processing and guarantees	67	—	326	212	1	605
Intermediary fees	212	—	25	1	8	245
Fees for sundry other customer services	31	52	378	170	—	631
Total commission and fee income	1,815	2,287	1,790	1,612	8	7,513
Commission and fee expense						(1,848)
Net commission and fee income						5,665

	Six months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Major type of services:
Commissions for administration	138	8	116	33	(1)	294
Commissions for assets under management	224	1,975	12	—	—	2,211
Commissions for other securities	21	—	250	14	—	286
Underwriting and advisory fees	3	—	22	879	11	915
Brokerage fees	621	19	12	160	1	813
Commissions for local payments	428	—	292	—	1	720
Commissions for foreign commercial business	10	—	256	13	(21)	259
Commissions for foreign currency/exchange business	2	—	1	—	—	3
Commissions for loan processing and guarantees	137	—	351	200	2	690
Intermediary fees	196	—	15	1	7	219
Fees for sundry other customer services	41	50	493	82	2	668
Total commission and fee income	1,821	2,052	1,820	1,382	2	7,077
Commission and fee expense						(1,651)
Net commission and fee income						5,426
Prior year’s comparatives aligned to presentation in the current year

62

Deutsche Bank	Information on the consolidated income statement
Interim Report as of June 30, 2026
As of June 30, 2026, the aggregate transaction price allocated to partially or fully unsatisfied performance obligations amounted to € 289 million and is expected to be recognized over a four-year period from 2027 to 2030 (December 31, 2025:
€ 173 million over a four-year period from 2026 to 2029). The balance predominantly relates to alternative closed-end funds with cumulative distribution-based performance fees, the amount of which is generally determined towards the end of the respective multi-year performance period. The increase compared with December 31, 2025 primarily reflects the appreciation of the underlying fund assets.
As of June 30, 2026, and June 30, 2025, the Group’s receivables from commission and fee income were € 1.1 billion and
€ 960 million, respectively. As of June 30, 2026, and June 30, 2025, the Group’s contract liabilities associated with commission and fee income were € 69 million and € 87 million, respectively. Contract liabilities arise from the Group’s obligation to provide future services to a customer for which it has received consideration from the customer prior to completion of the services. The balances of receivables and contract liabilities do not vary significantly from period to period, reflecting the fact that they predominantly relate to recurring service contracts with service periods of less than one year, such as monthly current account services and quarterly asset management services. As a result, prior period balances of contract liabilities are generally recognized in revenue in the subsequent period. There are some contracts where customer payment in exchange for services provided by the Group over the service period is not required until the end of the contract period. If the Group is virtually certain to receive payment at the end of the contract period, a contract asset and the respective commission and fee income is recognized when services are performed. As of June 30, 2026 and
2025, the Group has recognized no material contract assets.

63

Deutsche Bank	Information on the consolidated income statement
Interim Report as of June 30, 2026
Gains and losses on derecognition of financial assets measured at amortized cost
For the six months ended June 30, 2026, the Group sold financial assets measured at amortized cost of € 360 million
(June 30, 2025: € 173 million).
The table below presents the gains (losses) arising from derecognition of these assets.

	Three months ended		Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Gains	7	2	9	5
Losses	(4)	(1)	(6)	(2)
Net gains (losses) from derecognition of assets measured at amortized cost	3	1	4	4
Effective tax rate
2026 to 2025 three months comparison
Income tax expense in the quarter was € 966 million (second quarter of 2025: € 840 million). The effective tax rate in the quarter was 29% compared to 28% in the second quarter of 2025.
2026 to 2025 six months comparison
Income tax expense in the first six months of 2026 was € 1.6 billion (first six months of 2025: € 1.6 billion). The effective tax rate was 29% in the first six months of 2026, unchanged from the prior-year period.

64

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Information on the consolidated balance sheet
Financial instruments carried at fair value
Valuation techniques
The Group has an established valuation control framework which governs internal control standards, methodologies, valuation techniques and procedures over the valuation process and fair value measurement.
The following is an explanation of the valuation techniques used in establishing the fair value of the different types of financial instruments that the Group trades.
Sovereign, quasi-sovereign and corporate debt and equity securities – Where there are no recent transactions then fair value may be determined from the last market price adjusted for all changes in risks and information since that date.
Where a close proxy instrument is quoted in an active market then fair value is determined by adjusting the proxy value for differences in the risk profile of the instruments. Where close proxies are not available then fair value is estimated using more complex modelling techniques. These techniques include discounted cash flow models using current market rates for credit, interest, liquidity and other risks. For equity securities modeling techniques may also include those based on earnings multiples.
Mortgage- and other asset-backed securities (MBS/ABS) include residential and commercial MBS and other ABS including collateralized debt obligations (CDO). ABS have specific characteristics as they have different underlying assets and the issuing entities have different capital structures. The complexity increases further where the underlying assets are themselves ABS, as is the case with many of the CDO instruments.
Where no reliable external pricing is available, ABS are valued, where applicable, using either relative value analysis which is performed based on similar transactions observable in the market, or industry-standard valuation models making largest possible use of available observable inputs. The industry standard models calculate principal and interest payments for a given deal based on assumptions that can be independently price tested. The inputs include prepayment speeds, loss assumptions (timing and severity) and a discount rate (spread, yield, or discount margin). These inputs/
assumptions are derived from actual transactions, external market research and market indices where appropriate.
Loans – For certain loans fair value may be determined from the market price on a recently occurring transaction adjusted for all changes in risks and information since that transaction date. Where there are no recent market transactions then broker quotes, consensus pricing, proxy instruments or discounted cash flow models are used to determine fair value. Discounted cash flow models incorporate parameter inputs for credit risk, interest rate risk, foreign exchange risk, loss given default estimates and amounts utilized given default, as appropriate. Credit risk, loss given default and utilization given default parameters are determined using information from the loan or CDS markets, where available and appropriate.
Leveraged loans can have transaction-specific characteristics which can limit the relevance of market-observed transactions. Where similar transactions exist for which, observable quotes are available from external pricing services then this information is used with appropriate adjustments to reflect the transaction differences. When no similar transactions exist, a discounted cash flow valuation technique is used with credit spreads derived from the appropriate leveraged loan index, incorporating the industry classification, subordination of the loan, and any other relevant information on the loan and loan counterparty.
Over-the-counter derivative financial instruments – Market standard transactions in liquid trading markets, such as interest rate swaps, foreign exchange forward and option contracts in G7 currencies, and equity swap and option contracts on listed securities or indices are valued using market standard models and quoted parameter inputs.
Parameter inputs are obtained from pricing services, consensus pricing services and recently occurring transactions in active markets wherever possible.
More complex instruments are modeled using more sophisticated modeling techniques specific for the instrument and are calibrated to available market prices. Where the model output value does not calibrate to a relevant market reference then valuation adjustments are made to the model output value to adjust for any difference. In less active markets, data is obtained from less frequent market transactions, broker quotes and through extrapolation and interpolation techniques. Where observable prices or inputs are not available, management judgment is required to determine fair values by assessing other relevant sources of information such as historical data, fundamental analysis of the economics of the transaction and proxy information from similar transactions.

65

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Financial liabilities designated at fair value through profit or loss under the fair value option – The fair value of financial liabilities designated at fair value through profit or loss under the fair value option incorporates all market risk factors including a measure of the Group’s credit risk relevant for that financial liability (i.e., own credit adjustment (OCA) for structured notes). Under IFRS 9, the own credit component of change in the fair value is reported under other comprehensive income. Financial liabilities included in this classification are structured note issuances, structured deposits, and other structured securities issued by consolidated vehicles. The fair value of these financial liabilities is determined by discounting the contractual cash flows using the relevant credit-adjusted yield curve (i.e., utilizing the spread at which similar instruments would be traded as at the measurement date as this reflects the value from the perspective of a market participant who holds the identical item as an asset).
Where the financial liabilities designated at fair value through profit or loss under the fair value option are collateralized, such as securities loaned and securities sold under repurchase agreements, the credit enhancement is factored into the fair valuation of the liability.
Investment contract liabilities – Assets which are linked to the investment contract liabilities are owned by the Group and obliges the Group to use these assets to settle the linked liabilities. Therefore, the fair value of investment contract liabilities is determined by the fair value of the underlying assets (i.e., amount payable on surrender of the policies).
Fair value hierarchy
The financial instruments carried at fair value have been categorized under the three levels of the IFRS fair value hierarchy as follows:
Level 1 – Instruments valued using quoted prices in active markets are instruments where the fair value can be determined directly from prices which are quoted in active, liquid markets.
These include: government bonds, exchange-traded derivatives and equity securities traded on active, liquid exchanges.
Level 2 – Instruments valued with valuation techniques using observable market data are instruments where the fair value can be determined by reference to similar instruments trading in active markets, or where a technique is used to derive the valuation but where all significant inputs to that technique are observable.
These include: many OTC derivatives, many investment-grade listed credit bonds, some CDS.
Level 3 – Instruments valued using valuation techniques using market data which is not directly observable are instruments where the fair value cannot be determined directly by reference to market-observable information, and some other pricing technique must be employed. Instruments classified in this category have an input to that technique which is unobservable and can have a significant impact on the fair value.
These include: more-complex OTC derivatives, distressed debt, highly-structured bonds, illiquid asset-backed securities
(ABS), illiquid CDO’s (cash and synthetic), some private equity placements, many CRE loans, illiquid loans, and some municipal bonds.

66

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Financial instruments carried at fair value

	Jun 30, 2026			Dec 31, 2025
in € m.	Quoted prices in active market (Level 1)	Valuation technique observable parameters (Level 2)	Valuation technique unobservable parameters (Level 3)	Quoted prices in active market (Level 1)	Valuation technique observable parameters (Level 2)	Valuation technique unobservable parameters (Level 3)
Financial assets held at fair value:
Trading assets	71,176	93,621	11,792	64,552	78,554	10,705
Trading securities	68,093	81,646	4,340	62,958	63,987	3,635
Other trading assets	3,083	11,975	7,452	1,593	14,567	7,070
Positive market values from derivative financial instruments	2,955	265,368	7,570	1,273	233,373	7,008
Non-trading financial assets mandatory at fair value through profit or loss	1,707	135,771	4,912	1,570	117,244	5,681
Financial assets designated at fair value through profit or loss	—	—	—	—	—	—
Financial assets at fair value through other comprehensive income	25,609	20,240	2,691	25,262	16,034	2,348
Other financial assets at fair value	1,592	(1,378)[1]	22	1,594	(821)[1]	22
Total financial assets held at fair value	103,039	513,621	26,988	94,250	444,384	25,764

Financial liabilities held at fair value:
Trading liabilities	36,277	11,618	54	33,727	9,127	25
Trading securities	36,276	9,547	22	33,727	7,391	23
Other trading liabilities	—	2,071	32	—	1,735	2
Negative market values from derivative financial instruments	4,184	250,497	5,489	2,770	217,119	5,938
Financial liabilities designated at fair value through profit or loss	938	138,848	4,647	154	109,354	5,547
Investment contract liabilities	—	512	—	—	469	—
Other financial liabilities at fair value	418	526[1]	86[2]	375	(193)[1]	36[2]
Total financial liabilities held at fair value	41,817	402,001	10,277	37,025	335,875	11,547
1Predominantly relates to derivatives qualifying for hedge accounting
2Relates to derivatives, which are embedded in contracts where the host contract is held at amortized cost but for which the embedded derivative is bifurcated and reported separately. The separated embedded derivatives may have a positive or a negative fair value and classification presented in this table is consistent with the classification of the host contract
During the six months ended June 30, 2026, transfers in trading securities and non-trading financial assets from Level 1 to Level 2 amounted to € 6.0 billion of assets and € 1.5 billion of liabilities; transfers from Level 2 to Level 1 amounted to
€ 5.7 billion of assets and € 2.2 billion of liabilities. The assessment of Level 1 versus Level 2 is based on liquidity testing procedures.
Analysis of financial instruments with fair value derived from valuation techniques containing significant unobservable parameters (Level 3)
Some of the financial assets and financial liabilities in Level 3 of the fair value hierarchy have identical or similar offsetting exposures to the unobservable input. However, according to IFRS they are required to be presented gross.
Trading securities – Certain illiquid emerging market corporate bonds and illiquid highly structured corporate bonds are included in this level of the hierarchy. In addition, some of the holdings of notes issued by securitization entities, commercial and residential MBS, collateralized debt obligation securities and other ABS are reported here. The increase in the period is driven by purchases, gains and net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments partially offset by sales and settlements.
Positive and negative market values from derivative instruments categorized in this level of the fair value hierarchy are valued based on one or more significant unobservable parameters. The unobservable parameters may include certain correlations, certain longer-term volatilities, certain prepayment rates, credit spreads and other transaction-specific parameters.
Level 3 derivatives include certain options where the volatility is unobservable; certain basket options in which the correlations between the referenced underlying assets are unobservable; longer-term interest rate option derivatives;
multi-currency foreign exchange derivatives; and certain credit default swaps for which the credit spread is not observable.

67

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
The increase in assets during the period are driven by settlements, gains partially offset by net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments. The decrease in liabilities during the period are driven by net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments and gains partially offset by settlements.
Other trading instruments classified in Level 3 of the fair value hierarchy mainly consist of traded loans valued using valuation models based on one or more significant unobservable parameters. The increase in assets during the period is driven by issuances, purchases, net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments and gains partially offset by sales and settlements.
Non-trading financial assets mandatory at fair value through profit or loss classified in Level 3 of fair value hierarchy include any non-trading financial asset that does not fall into the Hold to Collect nor Hold to collect and Sell business models. This includes predominantly reverse repurchase agreements which are managed on a fair value basis.
Additionally, any financial asset that falls into the Hold to collect or Hold to collect and Sell business models for which the contractual cash flow characteristics are not SPPI. The decrease in the period is driven by settlements, sales and net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments partially offset by purchases, gains and issuances.
Financial assets/liabilities designated at fair value through profit or loss – Certain corporate loans and structured liabilities which were designated at fair value through profit or loss under the fair value option were categorized in this level of the fair value hierarchy. The corporate loans are valued using valuation techniques which incorporate observable credit spreads, recovery rates and unobservable utilization parameters. Revolving loan facilities are reported as level 3 in the hierarchy because the utilization in the event of the default parameter is significant and unobservable.
In addition, certain hybrid debt issuances designated at fair value through profit or loss containing embedded derivatives are valued based on significant unobservable parameters. These unobservable parameters include single stock volatility correlations. There are no assets designated at fair value during the period. The decrease in liabilities during the period is driven by net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments and settlements partially offset by issuances and losses.
Financial assets at fair value through other comprehensive income include non-performing loan portfolios where there is no trading intent, and the market is very illiquid. The increase in the period is driven by issuances, purchases and gains partially offset by settlements, sales and net transfers between Level 2 and Level 3 due to changes in the observability of input parameters used to value these instruments.

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Reconciliation of financial instruments classified in Level 3
Reconciliation of financial instruments classified in Level 3

	Jun 30, 2026
in € m.	Balance, beginning of year	Changes in the group of consolidated companies	Total gains/ losses[1]	Purchases	Sales	Issuances[2]	Settlements[3]	Transfers into Level 3[4]	Transfers out of Level 3[4]	Balance, end of period
Financial assets held at fair value:
Trading securities	3,635	—	278	1,531	(955)	—	(179)	531	(500)	4,340
Positive market values from derivative financial instruments	7,008	—	383				609	1,497	(1,927)	7,570
Other trading assets	7,070	—	(18)	1,130	(2,242)	2,145	(1,167)	765	(231)	7,452
Non-trading financial assets mandatory at fair value through profit or loss	5,681	—	299	1,585	(357)	167	(2,176)	69	(356)	4,912
Financial assets designated at fair value through profit or loss	—	—	—	—	—	—	—	—	—	—
Financial assets at fair value through other comprehensive income	2,348	—	50[5]	484	(116)	1,297	(1,360)	64	(75)	2,691
Other financial assets at fair value	22	—	3	—	—		—	—	(3)	22
Total financial assets held at fair value	25,764	—	994[6,7]	4,729	(3,670)	3,610	(4,274)	2,926	(3,093)	26,988
Financial liabilities held at fair value:
Trading securities	23	—	(1)				—	—	—	22
Negative market values from derivative financial instruments	5,938	—	(40)				285	1,150	(1,844)	5,489
Other trading liabilities	2	—	(2)				15	19	(2)	32
Financial liabilities designated at fair value through profit or loss	5,547	—	35			2,034	(669)	425	(2,725)	4,647
Other financial liabilities at fair value	36	—	18				(23)	78	(22)	86
Total financial liabilities held at fair value	11,547	—	10[6,7]	—	—	2,034	(391)	1,671	(4,593)	10,277
1Total gains and losses predominantly relate to net gains (losses) on financial assets/liabilities at fair value through profit or loss reported in the interim consolidated statement of income. The total also includes net gains (losses) on financial assets at fair value through other comprehensive income reported in other comprehensive income, net of tax. Further, certain instruments are hedged with instruments in Level 1 or Level 2 but the table above does not include the gains and losses on these hedging instruments. Additionally, both observable and unobservable parameters may be used to determine the fair value of an instrument classified within Level 3
2Issuances relate to the cash amount received on the issuance of a liability and the cash amount paid on the primary issuance of a loan to a borrower
3Settlements represent cash flows to settle the asset or liability. For debt and loan instruments this includes periodic and lump sum principal payments. For derivatives all cash flows are presented in settlements
4Transfers in and transfers out of Level 3 are related to changes in observability of input parameters. During the period they are recorded at their fair value at the beginning of year. For instruments transferred into Level 3 the table shows the gains and losses and cash flows on the instruments as if they had been transferred at the beginning of the year. Similarly for instruments transferred out of Level 3 the table does not show any gains or losses or cash flows on the instruments during the period since the table is presented as if they have been transferred out at the beginning of the year
5Total gains and losses on financial assets at fair value through other comprehensive income include a gain of € 7 million recognized in other comprehensive income, net of tax and a gain of € 2 million recognized in the income statement presented in net gain (losses)
6This amount includes the effect of exchange rate changes. For total financial assets held at fair value this effect is a gain of € 170 million and for total financial liabilities held at fair value this is a loss of € 10 million
7For assets, positive balances represent gains, negative balances represent losses. For liabilities, positive balances represent losses, negative balances represent gains

	Jun 30, 2025
in € m.	Balance, beginning of year	Changes in the group of consolidated companies	Total gains/ losses[1]	Purchases	Sales	Issuances[2]	Settlements[3]	Transfers into Level 3[4]	Transfers out of Level 3[4]	Balance, end of period
Financial assets held at fair value:
Trading securities	2,964	—	(23)	991	(864)	—	(130)	697	(465)	3,170
Positive market values from derivative financial instruments	7,933	—	1,230				(162)	1,788	(2,596)	8,193
Other trading assets	6,184	—	(389)	680	(1,201)	1,017	(974)	664	(300)	5,682
Non-trading financial assets mandatory at fair value through profit or loss	5,805	—	(247)	893	(47)	375	(522)	90	(427)	5,920
Financial assets designated at fair value through profit or loss	—	—	—	—	—	—	—	—	—	—
Financial assets at fair value through other comprehensive income	3,383	—	(235)[5]	445	(157)	311	(483)	376	(479)	3,161
Other financial assets at fair value	12	—	(10)	—	—		—	20	—	22
Total financial assets held at fair value	26,281	—	326[6,7]	3,008	(2,269)	1,703	(2,271)	3,634	(4,266)	26,148
Financial liabilities held at fair value:
Trading securities	26	—	(6)				—	5	—	25
Negative market values from derivative financial instruments	8,707	—	18				(233)	1,471	(2,635)	7,328
Other trading liabilities	93	—	—				(93)	—	—	—
Financial liabilities designated at fair value through profit or loss	4,569	—	(203)			2,099	(649)	759	(1,302)	5,273
Other financial liabilities at fair value	(13)	—	49				(1)	(12)	(29)	(5)
Total financial liabilities held at fair value	13,382	—	(141)[6,7]	—	—	2,099	(976)	2,223	(3,965)	12,621
1Total gains and losses predominantly relate to net gains (losses) on financial assets/liabilities at fair value through profit or loss reported in the interim consolidated statement of income. The total also includes net gains (losses) on financial assets at fair value through other comprehensive income reported in other comprehensive income, net of tax. Further, certain instruments are hedged with instruments in Level 1 or Level 2 but the table above does not include the gains and losses on these hedging instruments. Additionally, both observable and unobservable parameters may be used to determine the fair value of an instrument classified within Level 3
2Issuances relate to the cash amount received on the issuance of a liability and the cash amount paid on the primary issuance of a loan to a borrower
3Settlements represent cash flows to settle the asset or liability. For debt and loan instruments this includes periodic and lump sum principal payments. For derivatives all cash flows are presented in settlements
4Transfers in and transfers out of Level 3 are related to changes in observability of input parameters. During the period they are recorded at their fair value at the beginning of year. For instruments transferred into Level 3 the table shows the gains and losses and cash flows on the instruments as if they had been transferred at the beginning of the year. Similarly for instruments transferred out of Level 3 the table does not show any gains or losses or cash flows on the instruments during the period since the table is presented as if they have been transferred out at the beginning of the year
5Total gains and losses on financial assets at fair value through other comprehensive income include a loss of € 1 million recognized in other comprehensive income, net of tax and a gain of € 2 million recognized in the income statement presented in net gain (losses)
6This amount includes the effect of exchange rate changes. For total financial assets held at fair value this effect is a loss of € 749 million and for total financial liabilities held at fair value this is a gain of € 158 million
7For assets, positive balances represent gains, negative balances represent losses. For liabilities, positive balances represent losses, negative balances represent gains

69

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Sensitivity analysis of unobservable parameters
Where the value of financial instruments is dependent on unobservable parameter inputs, the precise level for these parameters at the balance sheet date might be drawn from a range of reasonably possible alternatives. In preparing the financial statements, appropriate levels for these unobservable input parameters are chosen so that they are consistent with prevailing market evidence and in line with the Group’s approach to valuation control detailed above.
If the Group marked Level 3 financial instruments using parameter values drawn from the extremes of the ranges of reasonably possible alternatives, as of June 30, 2026 it could have increased fair value by as much as € 2.2 billion or decreased fair value by as much as € 1.3 billion. As of December 31, 2025 it could have increased fair value by as much as
€ 2.1 billion or decreased fair value by as much as € 1.3 billion.
The changes in sensitive amounts from December 31, 2025, to June 30, 2026, were an increase in positive fair value movement of € 77 million, and an increase in negative fair value movement of € 51 million.
The change in positive fair value movements from December 31, 2025, to June 30, 2026, represents a 4% increase and the change in negative fair value movements represents a 4% increase. The Group’s sensitivity calculation of unobservable parameters for Level 3 continues to align to the approach used to assess valuation uncertainty for prudent valuation purposes.
Prudent valuation is a capital requirement for assets held at fair value. It provides a mechanism for quantifying and capitalizing valuation uncertainty in accordance with the European Commission Delegated Regulation (EU) 2016/101,
which supplements Article 34 of Regulation (EU) No. 2019/876 (CRR), requiring institutions to apply the requirements of
Article 105 (14) to all assets measured at fair value and to deduct any additional value adjustments from CET1 capital.
This utilizes an exit price analysis performed for the relevant assets and liabilities in the prudent valuation assessment.
This disclosure is intended to illustrate the potential impact of the relative uncertainty in the fair value of financial instruments for which valuation is dependent on unobservable input parameters. However, it is unlikely in practice that all unobservable parameters would be simultaneously at the extremes of their ranges of reasonably possible alternatives.
Hence, the estimates disclosed above are likely to be greater than the true uncertainty in fair value at the balance sheet date. Furthermore, the disclosure is neither predictive nor indicative of future movements in fair value.
For many of the financial instruments considered here, in particular derivatives, unobservable input parameters represent only a subset of the parameters required to price the financial instrument, the remainder being observable. Hence, for these instruments the overall impact of moving the unobservable input parameters to the extremes of their ranges might be relatively small compared with the total fair value of the financial instrument. For other instruments, fair value is determined based on the price of the entire instrument, for example, by adjusting the fair value of a reasonable proxy instrument. In addition, all financial instruments are already carried at fair values which are inclusive of valuation adjustments for the cost to close out that instrument and hence already factor in uncertainty as it reflects itself in market pricing. Any negative impact of uncertainty calculated within this disclosure, then, will be over and above that already included in the fair value contained in the financial statements.
Breakdown of the sensitivity analysis by type of instrument1

	Jun 30, 2026		Dec 31, 2025
in € m.	Positive fair value movement from using reasonable possible alternatives	Negative fair value movement from using reasonable possible alternatives	Positive fair value movement from using reasonable possible alternatives	Negative fair value movement from using reasonable possible alternatives
Securities:
Debt securities	167	144	237	219
Commercial mortgage-backed securities	15	15	13	13
Mortgage and other asset-backed securities	14	14	10	9
Corporate, sovereign and other debt securities	138	115	214	197
Equity securities	109	81	102	74
Derivatives:
Credit	275	159	261	127
Equity	116	56	74	36
Interest related	763	416	660	339
Foreign Exchange	76	43	64	46
Other	239	84	222	61
Loans	426	364	475	394
Other	—	—	—	—
Total	2,171	1,346	2,094	1,294
1Where the exposure to an unobservable parameter is offset across different instruments then only the net impact is disclosed in the table

70

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Quantitative information about the sensitivity of significant unobservable inputs
The behavior of the unobservable parameters on Level 3 fair value measurement is not necessarily independent, and dynamic relationships often exist between the other unobservable parameters and the observable parameters. Such relationships, where material to the fair value of a given instrument, are explicitly captured via correlation parameters, or are otherwise controlled via pricing models or valuation techniques. Frequently, where a valuation technique utilizes more than one input, the choice of a certain input will bound the range of possible values for other inputs. In addition, broader market factors (such as interest rates, equity, credit or commodity indices or foreign exchange rates) can also have effects.
The range of values shown below represents the highest and lowest inputs used to value the significant exposures within
Level 3. The diversity of financial instruments that make up the disclosure is significant and therefore the ranges of certain parameters can be large. For example, the range of credit spreads on mortgage-backed securities represents performing, more liquid positions with lower spreads than the less liquid, non-performing positions which will have higher credit spreads. As Level 3 contains the less liquid fair value instruments, the wide ranges of parameters seen is to be expected, as there is a high degree of pricing differentiation within each exposure type to capture the relevant market dynamics. The table below provides a brief description of each of the principal parameter types, along with a commentary on significant interrelationships between them.
Credit parameters are used to assess the creditworthiness of an exposure, by enabling the probability of default and resulting losses of a default to be represented. The credit spread is the primary reflection of creditworthiness and represents the premium or yield return above the benchmark reference instrument (typically risk free rate, or relevant treasury instrument, depending upon the asset being assessed), that a bond holder would require to allow for the credit quality difference between that entity and the reference benchmark. Higher credit spreads will indicate lower credit quality, and lead to a lower value for a given bond, or other loan-asset that is to be repaid to the bank by the borrower.
Recovery rates represent an estimate of the amount a lender would receive in the case of a default of a loan, or a bond holder would receive in the case of default of the bond. Higher recovery rates will give a higher valuation for a given bond position, if other parameters are held constant. Constant default rate and constant prepayment rate allow more complex loan and debt assets to be assessed, as these parameters estimate the ongoing defaults arising on scheduled repayments and coupons, or whether the borrower is making additional (usually voluntary) prepayments. These parameters are particularly relevant when forming a fair value opinion for mortgage or other types of lending, where repayments are delivered by the borrower through time, or where the borrower may pre-pay the loan (seen for example in some residential mortgages). Higher constant default rate will lead to lower valuation of a given loan or mortgage as the lender will ultimately receive less cash.
Interest rates, credit spreads, inflation rates, foreign exchange rates and equity prices are referenced in some option instruments, or other complex derivatives, where the payoff a holder of the derivative will receive is dependent upon the behavior of these underlying references through time. Volatility parameters describe key attributes of option behavior by enabling the variability of returns of the underlying instrument to be assessed. This volatility is a measure of probability, with higher volatilities denoting higher probabilities of a particular outcome occurring. The underlying references
(interest rates, credit spreads etc.) have an effect on the valuation of options, by describing the size of the return that can be expected from the option. Therefore, the value of a given option is dependent upon the value of the underlying instrument, and the volatility of that instrument, representing the size of the payoff, and the probability of that payoff occurring. Where volatilities are high, the option holder will see a higher option value as there is greater probability of positive returns. A higher option value will also occur where the payoff described by the option is significant.
Correlations are used to describe influential relationships between underlying references where a derivative or other instrument has more than one underlying reference. Behind some of these relationships, for example commodity correlation and interest rate-foreign exchange correlations, typically lie macroeconomic factors such as the impact of global demand on groups of commodities, or the pricing parity effect of interest rates on foreign exchange rates. More specific relationships can exist between credit references or equity stocks in the case of credit derivatives and equity basket derivatives, for example. Credit correlations are used to estimate the relationship between the credit performance of a range of credit names, and stock correlations are used to estimate the relationship between the returns of a range of equities. A derivative with a correlation exposure will be either long or short correlation. A high correlation suggests a strong relationship between the underlying references is in force, and this will lead to an increase in value of a long-
correlation derivative. Negative correlations suggest that the relationship between underlying references is opposing,
i.e., an increase in price of one underlying reference will lead to a reduction in the price of the other.
An EBITDA multiple approach can be used in the valuation of less liquid securities. Under this approach the enterprise value (‘EV’) of an entity can be estimated via identifying the ratio of the EV to EBITDA of a comparable observable entity and applying this ratio to the EBITDA of the entity for which a valuation is being estimated. Under this approach a liquidity adjustment is often applied due to the difference in liquidity between the generally listed comparable used and the company under valuation. A higher EV/EBITDA multiple will result in a higher fair value.

71

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Financial instruments classified in Level 3 and quantitative information about unobservable inputs

	Jun 30, 2026
	Fair value
in € m. (unless stated otherwise)	Assets	Liabilities	Valuation technique(s)[1]	Significant unobservable input(s) (Level 3)	Range
Financial instruments held at fair value – Non-Derivative financial instruments held at fair value
Mortgage- and other asset-backed securities held for trading:
Commercial mortgage-backed securities	55		Price based	Price	0%	101%
			Discounted cash flow	Credit spread (bps)	109	881
Mortgage- and other asset-backed securities	84		Price based	Price	0%	105%
			Discounted cash flow	Credit spread (bps)	67	877
				Recovery rate	20%	85%
				Constant default rate	0%	4%
				Constant prepayment rate	1%	30%
Total mortgage- and other asset-backed securities	139	—
Debt securities and other debt obligations	5,950	4,662	Price based	Price	0%	1007%
Held for trading	4,125	19	Discounted cash flow	Credit spread (bps)	52	452
Corporate, sovereign and other debt securities	4,125
Non-trading financial assets mandatory at fair value through profit or loss	1,362
Designated at fair value through profit or loss	—	4,644
Financial assets at fair value through other comprehensive income	462
Equity securities	725	3	Market approach	Price per net asset value	0%	100%
Held for trading	76	3		Enterprise value/ EBITDA (multiple)	1	14
				Enterprise value/ Revenue (multiple)	4	8
Non-trading financial assets mandatory at fair value through profit or loss	649		Discounted cash flow	Weighted average cost capital	9%	20%
			Price based	Price	0%	75%
Loans	11,436	32	Price based	Price	0%	167%
Held for trading	7,317	32	Discounted cash flow	Credit spread (bps)	10	3,115
Non-trading financial assets mandatory at fair value through profit or loss	1,917
Designated at fair value through profit or loss	—			Recovery rate	40%	84%
Financial assets at fair value through other comprehensive income	2,202
Loan commitments		4	Discounted cash flow	Credit spread (bps)	157	984
				Recovery rate	70%	84%
			Loan pricing model	Utilization	0%	100%
Other financial instruments	1,146[2]	—	Discounted cash flow	IRR	7%	13%
				Repo rate (bps.)	0	350
Total non-derivative financial instruments held at fair value	19,396	4,701
1Valuation technique(s) and subsequently the significant unobservable input(s) relate to the respective total position
2Other financial assets include € 135 million of other trading assets, € 984 million of other non-trading financial assets mandatory at fair value and € 27 million other financial assets at fair value through other comprehensive income

72

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026

	Dec 31, 2025
	Fair value
in € m. (unless stated otherwise)	Assets	Liabilities	Valuation technique(s)[1]	Significant unobservable input(s) (Level 3)	Range
Financial instruments held at fair value -Non- Derivative financial instruments held at fair value:
Mortgage and other asset backed securities held for trading:
Commercial mortgage-backed securities	42	—	Price based	Price	0%	101%
			Discounted cash flow	Credit spread (bps)	194	1,019
Mortgage- and other asset-backed securities	91	—	Price based	Price	0%	105%
			Discounted cash flow	Credit spread (bps)	98	1,166
				Recovery rate	7%	85%
				Constant default rate	0%	4%
				Constant prepayment rate	1%	37%
Total mortgage- and other asset-backed securities	133	—
Debt securities and other debt obligations	5,320	5,503	Price based	Price	0%	300%
Held for trading	3,447	19	Discounted cash flow	Credit spread (bps)	5	696
Corporate, sovereign and other debt securities	3,447
Non-trading financial assets mandatory at fair value through profit or loss	1,474
Designated at fair value through profit or loss	—	5,484
Financial assets at fair value through other comprehensive income	399
Equity securities	816	4	Market approach	Price per net asset value	0%	100%
Held for trading	55	4		Enterprise value/ EBITDA (multiple)	1	14
				Enterprise value/ Revenue (multiple)	4	14
Non-trading financial assets mandatory at fair value through profit or loss	761		Discounted cash flow	Weighted average cost capital	9%	20%
			Price based	Price	0%	2500%
Loans	11,293	2	Price based	Price	0%	300%
Held for trading	6,913	2	Discounted cash flow	Credit spread (bps)	94	3,106
Non-trading financial assets mandatory at fair value through profit or loss	2,490
Designated at fair value through profit or loss	—	—		Recovery rate	40%	75%
Financial assets at fair value through other comprehensive income	1,890
Loan commitments	—	2	Discounted cash flow	Credit spread (bps)	153	978
				Recovery rate	70%	84%
			Loan pricing model	Utilization	0%	100%
Other financial instruments	1,172[2]	61[3]	Discounted cash flow	IRR	7%	13%
				Repo rate (bps)	8	285
Total non-derivative financial instruments held at fair value	18,734	5,572
1Valuation technique(s) and subsequently the significant unobservable input(s) relate to the respective total position
2Other financial assets include € 157 million of other trading assets, € 1 billion of other non-trading financial assets mandatory at fair value, and € 59 million other financial assets at fair value through other comprehensive income
3Other financial liabilities include € 61 million of securities sold under repurchase agreements designated at fair value

73

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026

	Jun 30, 2026
	Fair value
in € m. (unless stated otherwise)	Assets	Liabilities	Valuation technique(s)	Significant unobservable input(s) (Level 3)	Range
Financial instruments held at fair value:
Market values from derivative financial instruments:
Interest rate derivatives	4,187	2,872	Discounted cash flow	Swap rate (bps)	(1,245)	4,085
				Inflation swap rate	0%	9%
				Constant default rate	2%	5%
				Constant prepayment rate	3%	7%
			Option pricing model	Inflation volatility	0%	7%
				Interest rate volatility	0%	3%
				IR - IR correlation	(25%)	96%
				Hybrid correlation	(56%)	95%
Credit derivatives	706	611	Discounted cash flow	Credit spread (bps)	1	3,095
				Recovery rate	15%	82%
			Option pricing model	Credit volatility	5%	90%
			Correlation pricing model	Credit correlation
Equity derivatives	484	619	Option pricing model	Stock volatility	46%	68%
				Index volatility	2%	49%
				Index - index correlation
				Stock - stock correlation
				Stock Forwards	0%	1%
				Index Forwards	0%	10%
FX derivatives	1,519	1,107	Option pricing model	Volatility	(15%)	47%
				Quoted Vol
			Discounted cash flow	Swap rate (bps)	(14)	100
Other derivatives	696	367[1]	Discounted cash flow	Credit spread (bps)	230	717
			Option pricing model	Index volatility	1%	110%
				Price
				Commodity correlation	42%	87%
Total market values from derivative financial instruments	7,592	5,576
1Includes derivatives which are embedded in contracts where the host contract is held at amortized cost but for which the embedded derivative is separated

74

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026

	Dec 31, 2025
	Fair value
in € m. (unless stated otherwise)	Assets	Liabilities	Valuation technique(s)	Significant unobservable input(s) (Level 3)	Range
Financial instruments held at fair value:
Market values from derivative financial instruments:
Interest rate derivatives	3,798	2,950	Discounted cash flow	Swap rate (bps)	(720)	3,818
				Inflation swap rate	0%	8%
				Constant default rate	1%	11%
				Constant prepayment rate	2%	16%
			Option pricing model	Inflation volatility	0%	8%
				Interest rate volatility	0%	2%
				IR - IR correlation	(10%)	95%
				Hybrid correlation	(56%)	95%
Credit derivatives	556	603	Discounted cash flow	Credit spread (bps)	12	1,277
				Recovery rate	15%	94%
			Option pricing model	Credit volatility	5%	90%
			Correlation pricing model	Credit correlation	0%	0%
Equity derivatives	481	572	Option pricing model	Stock volatility	1%	101%
				Index volatility	6%	17%
				Index - index correlation	0%	0%
				Stock - stock correlation	0%	0%
				Stock Forwards	0%	5%
				Index Forwards	0%	6%
FX derivatives	1,523	1,561	Option pricing model	Volatility	(9%)	57%
				Quoted Vol	0%	0%
			Discounted cash flow	Swap rate (bps)	(2)	100
Other derivatives	673	289[1]	Discounted cash flow	Credit spread (bps)	201	568
			Option pricing model	Index volatility	0%	116%
				Price	0%	677%
				Commodity correlation	(22%)	98%
Total market values from derivative financial instruments	7,030	5,974
1Includes derivatives which are embedded in contracts where the host contract is held at amortized cost but for which the embedded derivative is separated

75

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Unrealized gains or losses on Level 3 instruments held or in issue at the reporting date
The unrealized gains or losses on Level 3 Instruments are not solely due to unobservable parameters. Many of the parameter inputs to the valuation of instruments in this level of the hierarchy are observable and the gain or loss is partly due to movements in these observable parameters over the period. Many of the positions in this level of the hierarchy are economically hedged by instruments which are categorized in other levels of the fair value hierarchy. The offsetting gains and losses that have been recorded on all such hedges are not included in the table below, which only shows the gains and losses related to the Level 3 classified instruments themselves held at the reporting date in accordance with
IFRS 13. The unrealized gains and losses on Level 3 instruments are included in both net interest income and net gains on financial assets/liabilities at fair value through profit or loss in the consolidated income statement.

	Six months ended
in € m.	Jun 30, 2026	Jun 30, 2025
Financial assets held at fair value:
Trading securities	191	34
Positive market values from derivative financial instruments	633	1,725
Other trading assets	(5)	(189)
Non-trading financial assets mandatory at fair value through profit or loss	107	(7)
Financial assets designated at fair value through profit or loss	—	—
Financial assets at fair value through other comprehensive income	1	—
Other financial assets at fair value	(2)	9
Total financial assets held at fair value	925	1,572
Financial liabilities held at fair value:
Trading securities	1	6
Negative market values from derivative financial instruments	(375)	(761)
Other trading liabilities	2	—
Financial liabilities designated at fair value through profit or loss	(34)	200
Other financial liabilities at fair value	(19)	(54)
Total financial liabilities held at fair value	(425)	(610)
Total	500	962
Recognition of trade date profit
If there are significant unobservable inputs used in a valuation technique on initial recognition, the financial instrument is recognized at the transaction price and any trade date profit is deferred. The table below presents the movement during the six months ended for the year of the trade date profits deferred due to significant unobservable parameters for financial instruments classified at fair value through profit or loss. The balance is predominantly related to derivative instruments.

in € m.	Jun 30, 2026	Jun 30, 2025
Balance, beginning of year	866	691
New trades during the period	268	215
Amortization	(147)	(118)
Matured trades	(101)	(35)
Subsequent move to observability[1]	(69)	(26)
Exchange rate changes	1	(5)
Balance, end of period	818	723
1This includes situations where an input remains unobservable but has become insignificant in relation to the deferred trade date profit in periods subsequent to the trade date

76

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Fair Value of Financial Instruments not carried at Fair Value
Financial instruments not carried at fair value are not managed on a fair value basis. For these instruments, fair values are calculated for disclosure purposes only and do not impact the Group’s balance sheet or income statement. Additionally, since the instruments generally do not trade, there is significant management judgment required to determine these fair values. Differences between the carrying value and the fair value as of June 30, 2026, are consistent with the changes in the interest rate environment in the reporting period.
For the following financial instruments which are predominantly short-term the carrying value represents a reasonable estimate of the fair value:

Assets	Liabilities
Cash and central bank balances	Deposits
Interbank balances (w/o central banks)	Central bank funds purchased and securities sold under repurchase agreements
Central bank funds sold and securities purchased under resale agreements	Securities loaned
Securities borrowed	Other short-term borrowings
Other financial assets	Other financial liabilities
For all other financial instruments carried at amortized cost, the following valuation techniques are applied:
–On retail lending portfolios with a large number of homogenous loans (e.g., residential mortgages), the fair value is calculated for each product type by discounting the portfolio’s contractual cash flows using the Group’s new loan rates for lending to borrowers of similar credit quality, which includes the impact of the macroeconomic environment.
Key inputs for retail mortgages are the difference between historic and current product margins and the estimated prepayment rates. Capitalized broker fees included in the carrying value are also considered to be at fair value.
–The fair value of the corporate lending portfolio is estimated predominantly by discounting the loan until its maturity, based on the loan specific credit spreads and funding costs for the Group.
–For long-term debt and trust preferred securities, the fair value is determined from quoted market prices where available. Otherwise, the fair value is estimated by using a valuation technique that discounts the remaining contractual cash flows at a rate at which an instrument with similar characteristics is quoted in the market.
–A discounted cash flow model is generally used for determining the fair value of long-term deposits since market data is usually not available. In addition to the yield curve, Deutsche Bank’s own credit spreads are also considered. Credit spreads of the respective counterparties are not used in the measurement of fair values on financial liabilities at amortized cost.
For these financial instruments carried at amortized cost, the disclosed fair value is categorized under the IFRS fair value hierarchy (i.e., Level 1, Level 2 and Level 3) as outlined in Note “Financial Instruments carried at fair value”. In general,
Level 1 includes cash and central bank balances; Level 2 includes interbank balances (w/o central banks), central bank funds sold and securities purchased under resale agreements, securities borrowed, other financial assets, deposits, central bank funds purchased and securities sold under repurchase agreements, securities loaned, other short-term borrowings, other financial liabilities, long-term debt and trust preferred securities; Level 3 includes loans.

77

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Estimated fair value of financial instruments not carried at fair value on the balance sheet

	Jun 30, 2026		Dec 31, 2025
in € m.	Carrying value	Fair value	Carrying value	Fair value
Financial assets:
Cash and central bank balances	131,899	131,899	164,659	164,659
Interbank balances (w/o central banks)	8,546	8,546	6,962	6,962
Central bank funds sold and securities purchased under resale agreements	44,138	44,154	37,509	37,535
Securities borrowed	6	6	6	6
Loans	489,960	475,840	478,214	466,128
Other financial assets	177,564	176,823	158,129	157,433

Financial liabilities:
Deposits	700,894	700,664	694,580	694,445
Central bank funds purchased and securities sold under repurchase agreements	3,691	3,691	4,177	4,173
Securities loaned	2	2	2	2
Other short-term borrowings	24,850	24,853	18,204	18,211
Other financial liabilities	131,562	131,562	123,451	123,451
Long-term debt	111,352	112,133	114,754	115,463
Trust preferred securities	283	292	283	297
As of June 30, 2026, the difference between the fair value and the carrying value of loans is primarily driven by current interest rates on long-dated retail mortgages in Germany compared to the contractual rate. For long-term debt and trust preferred securities, the difference between the fair value and the carrying value is due to changes in interest rates at which the Group could issue debt with similar maturity and subordination at the balance sheet date compared to the rate the instrument was issued at. The carrying values included in the table do not include any impacts from economic hedges.

78

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Allowance for credit losses
Development of allowance for credit losses for financial assets at amortized cost

	Six months ended Jun 30, 2026
	Allowance for credit losses[5]
in € m.	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Balance, beginning of year	421	888	4,600	247	6,156
Movements in financial assets including new business	(119)	56	1,027	(7)	957
Transfers due to changes in creditworthiness¹	78	(100)	21	N/M	—
Changes due to modifications that did not result in derecognition	N/M	N/M	N/M	N/M	N/M
Changes in models	(1)	(3)	—	—	(4)
Financial assets that have been derecognized during the period²	—	—	(569)	(8)	(577)
Recovery of written off amounts	—	—	51	—	51
Foreign exchange and other changes	(30)	11	(121)	2	(139)
Balance, end of reporting period	349	853	5,009	234	6,445
Provision for credit losses excluding country risk[3,4]	(42)	(47)	1,049	(7)	953
N/M – Not meaningful
1Transfers due to changes in creditworthiness shows the credit loss allowance movements due to stage transfer prior to expected credit loss remeasurement
2This position includes charge offs of allowance for credit losses
3Movements in financial assets including new business, transfers due to changes in creditworthiness and changes in models add up to provision for credit losses excluding country risk
4Credit loss provision does include € 9 million reimbursement gain as of June 30, 2026
5Allowance for credit losses does not include allowance for country risk amounting to € 7 million as of June 30, 2026

	Six months ended Jun 30, 2025
	Allowance for credit losses[5]
in € m.	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Balance, beginning of year	438	736	4,412	213	5,799
Movements in financial assets including new business	21	217	778	(4)	1,012
Transfers due to changes in creditworthiness¹	96	(104)	8	N/M	—
Changes due to modifications that did not result in derecognition	N/M	N/M	N/M	N/M	N/M
Changes in models	(65)	87	(155)	—	(133)
Financial assets that have been derecognized during the period²	—	—	(447)	—	(447)
Recovery of written off amounts	—	—	78	—	78
Foreign exchange and other changes	(9)	(27)	(258)	2	(292)
Balance, end of reporting period	481	909	4,416	211	6,018
Provision for credit losses excluding country risk[3,4]	52	200	631	(4)	880
N/M – Not meaningful
1Transfers due to changes in creditworthiness shows the credit loss allowance movements due to stage transfer prior to expected credit loss remeasurement
2This position includes charge offs of allowance for credit losses
3The above table breaks down the impact on provision for credit losses from movements in financial assets including new business, transfers due to changes in creditworthiness and changes in models
4Credit loss provision includes € 8 million reimbursement gain as of June 30, 2025
5Allowance for credit losses does not include allowance for country risk amounting to € 7 million as of June 30, 2025

79

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Development of allowance for credit losses for off-balance sheet positions

	Six months ended Jun 30, 2026
	Allowance for credit losses[3]
in € m.	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Balance, beginning of year	98	96	196	2	393
Movements including new business	(8)	7	16	1	17
Transfers due to changes in creditworthiness[1]	4	(6)	2	N/M	—
Changes in models	—	—	—	—	—
Foreign exchange and other changes	(1)	(2)	(25)	(2)	(30)
Balance, end of reporting period	94	96	189	1	380
Of which: Financial guarantees	86	59	84	—	229
Provision for credit losses excluding country risk[2]	(3)	1	18	1	17
N/M – Not meaningful
1Transfers due to changes in creditworthiness shows the credit loss allowance movements due to stage transfer prior to expected credit loss remeasurement
2The above table breaks down the impact on provision for credit losses from movements in financial assets including new business, transfers due to changes in creditworthiness and changes in models
3Allowance for credit losses does not include allowance for country risk amounting to € 13 million as of June 30, 2026

	Six months ended Jun 30, 2025
	Allowance for credit losses[3]
in € m.	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Balance, beginning of year	106	82	173	—	361
Movements including new business	(15)	9	1	3	(3)
Transfers due to changes in creditworthiness[1]	3	(3)	—	N/M	—
Changes in models	—	—	—	—	—
Foreign exchange and other changes	(3)	(9)	(12)	—	(24)
Balance, end of reporting period	91	78	162	3	335
Of which: Financial guarantees	55	42	84	—	181
Provision for credit losses excluding country risk[2]	(12)	6	1	3	(3)
N/M – Not meaningful
1Transfers due to changes in creditworthiness shows the credit loss allowance movements due to stage transfer prior to expected credit loss remeasurement
2The above table breaks down the impact on provision for credit losses from movements in financial assets including new business, transfers due to changes in creditworthiness and changes in models
3Allowance for credit losses does not include allowance for country risk amounting to € 10 million as of June 30, 2025

80

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Key risk themes
In the following section, Deutsche Bank provides details on key risk themes currently in focus and thus of high relevance for the Group. This section should be read in conjunction with the information presented in the ”Key Risk Themes“ and
“Focus Areas in 2025” sections of the Annual Report 2025.
Credit Risk
The latest developments and key uncertainties in the first half of 2026 have been considered as part of the bank’s ongoing credit risk management activities and governance framework. These activities include, but are not limited to, regular emerging risk reviews (amongst others from macroeconomic development and geopolitical conflict) as well as portfolio deep dives, single name risk assessments, and regular model validations.
Portfolios and themes which have been identified for enhanced monitoring and downside risk assessment by the Group in the first half of 2026 included CRE, the Middle East conflict, Private Credit, Technology and Climate Risk. Whilst risks in the CRE portfolio remain elevated, higher risk U.S. CRE exposures have been reduced by approximately 41% since 2022 with further de-risking actions initiated in the second quarter 2026. The risk profile of the Private Credit, Technology and
Climate Risk portfolios have not changed materially since December 31, 2025. The Middle East remains dynamic, driven by ongoing conflict in the region and the effect on oil prices and second-order impacts, resulting in a partial retention in the second quarter of 2026 of the macro-economic management overlay recognized as of March 31, 2026. CRE and
Middle East are further discussed below.
Commercial Real Estate
While CRE markets remain affected by higher interest rates and reduced demand for office properties, broader market indices point towards a stabilization of CRE prices. Green Street Commercial Property Price Index (CPPI), increased by approximately 1.5% . between the fourth quarter of 2025 and the second quarter of 2026.
The Provision for credit losses this quarter reflects specific cases, mainly in U.S. West Coast Commercial Real Estate as well as the planned exit of certain non-performing exposures. The main risks within the portfolio relate to refinancing and extension of maturing loans, which are adversely affected by higher interest rates, lower collateral values and valuation declines on legacy defaulted exposures. CRE loans often have a significant portion of principal payable at maturity.
Under current market conditions, borrowers may have difficulty obtaining a new loan to repay the maturing debt or to meet conditions that allow an extension of the loan. Deutsche Bank is closely monitoring the CRE portfolio for development of such risks.
The Group continues to proactively work with borrowers to address upcoming maturities to establish terms for loan amendments and extensions, which in many cases are classified as forbearance triggering Stage 2 classification under
IFRS 9. However, in certain cases, the borrower may be subject to idiosyncratic factors, or be unable to restructure or refinance, and therefore is classified as defaulted. Allowance for credit losses as of June 30, 2026 amounted to
€ 1.3 billion for the non-recourse portfolio and € 1.1 billion for the stress-tested CRE portfolio (December 31, 2025:
€ 1.1 billion and € 903 million respectively).
The following table presents the non-recourse CRE portfolio subject to bespoke stress-test by IFRS 9 stages, region, property type and average weighted loan to value (LTV) as well as allowance and provision for credit losses recorded as of June 30, 2026, and December 31, 2025, respectively.

81

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Stress-tested CRE portfolio

	Jun 30, 2026	Dec 31, 2025
in € m.	Gross Carrying Amount¹	Gross Carrying Amount[1]
Exposure by stages
Stage 1	14,527	14,402
Stage 2	4,733	6,277
Stage 3	4,106	3,609
Total	23,366	24,288

thereof:
Forborne exposure	4,769	5,133

thereof:
North America	49%	51%
Western Europe (including Germany)[2]	45%	44%
Asia/Pacific	6%	5%

thereof: offices	35%	35%
North America	18%	18%
Western Europe (including Germany)[3]	16%	16%
Asia/Pacific	1%	1%
thereof: residential	15%	15%
thereof: hospitality	17%	15%
thereof: retail	9%	11%

Weighted average LTV, in %
Investment Bank	67%	65%
Corporate Bank	58%	58%
Other Business	84%	70%

	Six months ended Jun 30, 2026	Twelve months ended Dec 31, 2025
Allowance for Credit Losses[4]	1,129	903
Provision for Credit Losses[4]	395	712
thereof: North America	332	613
1Loans at amortized cost
2Germany accounts for ca 10% of the total stress-tested CRE portfolio as of June 30, 2026 and 9% as of December 31, 2025, respectively.
3Office loans in Germany accounted for 15% of total office loans in the stress-tested CRE portfolio as of June 30, 2026, and 14% as of December 31, 2025, respectively.
4Allowance for Credit Losses and Provision for Credit Losses do not include country risk allowances/provisions.
The decrease in the stress-tested CRE portfolio since December 31, 2025, was € 922 million mainly driven by loan repayments. The weighted average LTV in the U.S. office loan segment was 92%as of June 30, 2026, versus 88% as of
December 31, 2025. However when considering allowance for credit losses, the weighted average net LTV in the same
U.S. Office loan segment was 75% as of June 30, 2026 versus 76% as of December 31, 2025. LTV calculations are based on latest externally appraised values which are additionally subject to regular interim internal adjustments.
Based on the stress test assumptions and utilizing the stress-tested CRE portfolio of € 23.4 billion as of June 30, 2026, a stressed scenario could result in approximately € 1.3 billion of credit losses, over multiple years based on the respective maturity profile. The allowance recorded against the stress tested portfolio was € 1.1 billion as of June 30, 2026.

82

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
The bespoke stress test has numerous limitations, including but not restricted to a lack of differentiation based on individual asset performance, specific location or asset desirability, all of which could have a material impact on potential stress losses. Furthermore, calculated stress losses are sensitive to potential further deterioration of peak-to-trough index values and assumptions about incremental haircuts and incremental stress loss can therefore change in the future.
Changes in the underlying assumptions could lead to a wider range of stress results and hence the Group's bespoke stress approach should be viewed as one of multiple possible scenarios. While the stress test aims to assess potential losses in an adverse scenario, Deutsche Bank believes that based on currently available information, the ECL estimate related to the Group’s CRE portfolio is within a reasonable range and thus represents the bank’s best estimate, considering the advanced stage of the current down cycle which is pointing towards stabilization as real estate values have adjusted to the shocks from higher interest rates and remote working trends.
Middle East conflict
The Middle East remains dynamic, with elevated oil prices for much of the quarter due to the conflict and closure of the
Strait of Hormuz, with the signing of a framework peace agreement in mid June led to oil prices falling back to pre-
conflict levels, however the conflict has re-escalated in recent weeks and the outlook remains uncertain.
Deutsche Bank’s direct exposure in the region is limited with exposures mainly to investment grade rated countries and no exposure to Iran and Lebanon, while second order risks are in focus, with potential vulnerabilities in sectors such as
Manufacturing & Engineering, Transportation, Automotive and Steel, Metal & Mining where deep dives and scenario analysis including stress testing have been conducted on an ongoing basis.
IFRS 9 Impairment
Model overview
During the first half of 2026, Deutsche Bank continued to apply the same IFRS 9 impairment models and methodologies, key assumptions and risk management activities as disclosed in the Annual Report 2025, except a change to the methodology on how the refinancing risk overlay has been quantified. This change represents a change in estimate and contributed to the overlay releases described in the IFRS 9 Expected Credit Losses section below. As outlined in the
Annual Report 2025, the Group leverages existing models used for the determination of capital demand under the Basel
Internal Ratings Based Approach and internal risk management practices to calculate the bank’s ECL.
The latest developments and key uncertainties in the first half of 2026 and their consideration in the ECL calculation, based on the bank’s ongoing credit risk management activities and governance framework, are described in the section
‘Key risk themes’ in this report. Activities targeted at assessing the appropriateness of the ECL calculation include regular emerging risk reviews as well as portfolio deep dives, day-to-day risk management on the level of individual borrowers, and regular model validations. The Group also considers each reporting period if there are any potential model imprecisions or uncertainties included in the model that require an overlay. Lastly, the Group presents its sensitivity analysis regarding forward-looking information as a key assumption.

83

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Forward-looking information
The tables below contain the macroeconomic variables (MEVs) included in the application of forward-looking information feeding the IFRS 9 model as of June 30, 2026, and as of December 31, 2025. At each reporting date, the consensus data include the latest macroeconomic developments.
Macroeconomic variables applied

	as of June 2026[1,2]
	Year 1 (4 quarter avg)	Year 2 (4 quarter avg)
GDP - USA	1.95%	2.11%
GDP - Eurozone	0.44%	1.23%
GDP - Germany	0.73%	1.38%
GDP - Italy	0.54%	0.86%
GDP - Developing Asia	4.96%	4.54%
GDP - Emerging Markets	4.02%	4.10%
Unemployment - USA	4.36%	4.27%
Unemployment - Eurozone	6.30%	6.11%
Unemployment - Germany	3.84%	3.72%
Unemployment - Italy	5.38%	5.54%
Unemployment - Spain	9.96%	9.62%
Unemployment - Japan	2.61%	2.51%
Real Estate Prices - CRE Index USA	314.50	317.33
Real Estate Prices - CRE Index Eurozone	111.91	112.86
Real Estate Prices - House Price Index USA	327.76	336.43
Real Estate Prices - House Price Index Germany	155.11	156.01
Real Estate Prices - House Price Index Spain	2,405.97	2,491.88
Equity - S&P500	7,556	8,004
Equity - Eurostoxx50	6,178	6,408
Equity - DAX40	25,271	26,835
Equity - MSCI EAFE	1,481	1,551
Equity - MSCI Asia	2,526	2,641
Equity - Nikkei	63,543	65,949
Credit - High Yield Index	307.55	366.97
Credit - CDX High Yield	339.97	394.10
Credit - CDX IG	57.98	67.02
Credit - CDX Emerging Markets	171.13	204.21
Credit - ITX Europe 125	60.13	67.26
Commodity - WTI	78.11	69.67
Commodity - Gold	4,692.37	4,677.44
1MEVs as of June 18, 2026, which remained consistent as of June 30, 2026
2Year 1 equals second quarter of 2026 to first quarter of 2027, Year 2 equals second quarter of 2027 to first quarter of 2028

84

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026

	as of December 2025[1,2]
	Year 1 (4 quarter avg)	Year 2 (4 quarter avg)
GDP - USA	1.87%	1.97%
GDP - Eurozone	1.16%	1.44%
GDP - Germany	0.65%	1.54%
GDP - Italy	0.60%	0.91%
GDP - Developing Asia	4.45%	4.78%
GDP - Emerging Markets	3.85%	4.19%
Unemployment - USA	4.42%	4.29%
Unemployment - Eurozone	6.30%	6.18%
Unemployment - Germany	3.75%	3.66%
Unemployment - Italy	6.14%	6.22%
Unemployment - Spain	10.37%	10.05%
Unemployment - Japan	2.49%	2.45%
Real Estate Prices - CRE Index USA	300.74	301.87
Real Estate Prices - CRE Index Eurozone	110.44	111.75
Real Estate Prices - House Price Index USA	331.21	340.69
Real Estate Prices - House Price Index Germany	157.28	158.82
Real Estate Prices - House Price Index Spain	2,213.53	2,264.16
Equity - S&P500	6,942	7,366
Equity - Eurostoxx50	5,793	6,086
Equity - DAX40	24,453	25,886
Equity - MSCI EAFE	1,288	1,351
Equity - MSCI Asia	2,068	2,160
Equity - Nikkei	50,891	53,099
Credit - High Yield Index	308.27	348.99
Credit - CDX High Yield	333.97	370.05
Credit - CDX IG	54.64	62.78
Credit - CDX Emerging Markets	149.82	179.86
Credit - ITX Europe 125	56.42	62.27
Commodity - WTI	61.07	59.01
Commodity - Gold	3,976.94	4,189.01
1MEVs as of December 8, 2025, which remained consistent as of December 31, 2025
2Year 1 equals fourth quarter of 2025 to third quarter of 2026, Year 2 equals fourth quarter of 2026 to third quarter of 2027
Overlays applied to the IFRS 9 model output
The Group regularly reviews the IFRS 9 methodology and processes, key inputs into the ECL calculation and discusses upcoming model changes, potential model imprecisions or other estimation uncertainties, for example in the macroeconomic environment to determine if any overlays are required. Moreover, regular reviews for evolving or emerging risks are performed, especially in the current macroeconomic and geopolitical environment. Measures applied include client surveys and interviews, along with analysis of portfolios across businesses, regions and sectors. In addition, the Group regularly reviews and validates key model inputs and assumptions (including those in feeder models) and ensures where expert judgments are applied that these are in line with the Group’s risk management framework.
To ensure that Deutsche Bank’s ECL model accounted for the uncertainties in the macroeconomic environment throughout the first half of 2026, the Group continued to review emerging risks, assessed potential baseline and downside impacts and required actions to manage the bank’s credit strategy and risk appetite. As a result of these reviews the broader macroeconomic overlay for the uncertainties and second order impacts related to the Middle East conflict recognized as of March 31, 2026 has been partially retained given the overall development of MEVs.
As of June 30, 2026, management overlays amounted to € 158 million, compared to € 156 million at the end of 2025
(which resulted in an increase of Allowance for credit losses in both periods). Overlays as of June 30, 2026 included the aforementioned overlay for uncertainties and second order impacts related to the Middle East conflict, an overlay for observations from the bank’s portfolio reviews and credit risk assessments as well as expected impacts from model and process refinements.

85

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Overall assessment of ECLs
Results from the above reviews and development of key portfolio indicators are regularly discussed at the Credit Risk
Appetite and Management Forum, the Risk and Finance Credit Loss Provisioning Forum and Group Risk Committee.
Where necessary, actions and measures are taken to mitigate the risks. Client ratings are regularly reviewed to reflect the latest macroeconomic developments and where potentially significant increases in credit risks are identified, clients are moved to the watchlist (Stage 2), forbearance measures may be negotiated, and credit limits and collateralization are reviewed. Overall, the Group believes that based on its day-to-day risk management activities and regular reviews of emerging risks it has adequately provided for its ECL.
Model sensitivity
The Group has identified three key model assumptions included in the IFRS 9 model. These include forward looking macroeconomic variables, the quantitative criteria for determining if a borrower has incurred a significant increase in credit risk and transferred to Stage 2, and the LGD setting on homogenous portfolios in Stage 3. The bank also provides sensitivity analysis on the potential impact if these key assumptions applied in the ECL model were to deviate from the bank’s base case expectations. The sensitivity of the quantitative criteria for determining if a borrower has incurred a significant increase in credit risk and transferred to Stage 2 and the sensitivity of LGD settings on portfolios in Stage 3 have not materially changed versus amounts disclosed in the Annual Report 2025.
Macroeconomic Variables
The sensitivity of the ECL model with respect to potential changes in projections for key MEVs is shown in the tables below, which provides ECL impacts from downward and upward shifts applied separately to each group of MEVs as of
June 30, 2026, and December 31, 2025. The magnitude of the shifts is selected in the range of one standard deviation, which is a statistical measure of the dispersion of the values of a random variable. Each of these groups consists of MEVs from the same category:
–GDP growth rates: includes U.S., Eurozone, Germany, Italy, Developing Asia, Emerging Markets
–Unemployment rates: includes U.S., Eurozone, Germany, Italy, Japan, Spain
–Equities: S&P500, Eurostoxx50, DAX40, Nikkei, MSCI Asia, MSCI EAFE
–Credit spreads: ITX Europe 125, High Yield Index, CDX IG, CDX High Yield, CDX Emerging Markets
–Real Estate: CRE Index USA, CRE Index Eurozone, House Price Index USA, House Price Index Germany, House Price
Index Italy (until 2024 only), House Price Index Spain
–Commodities: WTI oil price, Gold price
Although interest rates and inflation are not included in the above set of MEVs as separate risk drivers, their overall economic impact is reflected by other macroeconomic variables, such as GDP growth rates, unemployment, equities and credit spreads, since higher rates and inflation typically filter through these forecasts and are thus reflected in the ECL model and below sensitivity analysis in an implicit way.
In addition, the sensitivity analysis only includes the impact of the aggregated MEV group (i.e., potential correlations between different MEV groups or the impact of management overlays is not taken into consideration). Interdependencies and timing of MEV changes following the Middle East conflict can have further impacts on ECL. ECL quantification for
Stage 3 is not included where a model-based process is not followed.
As of June 30, 2026, the sensitivity impact, which does not consider overlays, is lower, compared to December 31, 2025, mainly due to portfolio changes, lower ECL as well as improvements of base MEV projections which the analyses were based on.

86

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
IFRS 9 – Sensitivities of Forward-Looking Information applied on Stage 1 and Stage 2 – Group Level

	Jun 30, 2026
	Upward sensitivity		Downward sensitivity
	Upward shift	ECL impact in € m.	Downward shift	ECL impact in € m.
GDP growth rates	1pp	(71.9)	(1pp)	82.7
Unemployment rates	(0.5pp)	(48.8)	0.5pp	52.4
Real estate prices¹	5%	(31.6)	(5%)	37.2
Equities	10%	(16.7)	(10%)	23.5
Credit spreads	(40%)	(19.0)	40%	21.0
Commodities²	10%	(8.1)	(10%)	8.9

	Dec 31, 2025
	Upward sensitivity		Downward sensitivity
	Upward shift	ECL impact in € m.	Downward shift	ECL impact in € m.
GDP growth rates	1pp	(76.3)	(1pp)	87.2
Unemployment rates	(0.5pp)	(49.4)	0.5pp	51.6
Real estate prices¹	5%	(35.3)	(5%)	40.1
Equities	10%	(17.1)	(10%)	23.7
Credit spreads	(40%)	(19.5)	40%	21.6
Commodities²	10%	(6.9)	(10%)	7.4
1 For a more severe stress test relating to the CRE portfolio that also takes into consideration existing and potential exposure in Stage 3, reference is made to the Key Risk
Theme section on Commercial Real Estate above
2Here the sign of the shift applies to oil prices changes. Gold price changes have the opposite sign. 1pp (percentage point), e.g., GDP shifts from 3% to 4%; 1% (percentage change), e.g., Real estate price shifts from 100 to 101
IFRS 9 Expected Credit Losses
Provision for credit losses was € 460 million in the second quarter of 2026, or 38 basis points of average loans, down by
11% from € 519 million in the first quarter of 2026 and up from € 423 million in the prior year quarter. Provision for credit losses included an impact of approximately € 120 million from the planned exit of certain non-performing exposures as part of capital-accretive de-risking actions, partially offset by overlay releases.
Provision for non-performing (Stage 3) loans was € 562 million, up from € 300 million in the prior year quarter, primarily reflecting additional provisions following the aforementioned targeted asset sales in the Investment Bank, the majority of which are related to Commercial Real Estate, as well as Private Bank which benefited from a release on model updates in the prior year period. Provision for performing loans (Stage 1 and 2) was € (102) million compared to € 123 million in the prior year quarter, primarily due to releases of overlays.
Provisions for credit losses for the first six months of 2026 was € 979 million, up from € 894 million reported in the prior year period mainly in the Investment Bank relating to Commercial Real Estate and Private Bank.

87

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Goodwill and other intangible assets
Goodwill, indefinite and definite life intangible assets are tested for impairment annually in the fourth quarter or more frequently if there are indications that the carrying value may be impaired. Goodwill is tested for impairment purposes on the cash-generating unit (CGU) level. Definite life intangible assets are generally tested on CGU level as they do not generate cash inflows that are largely independent of those from other assets. Indefinite life intangible assets are tested at the individual asset level.
As of June 30, 2026, an analysis was performed to evaluate if an impairment loss needed to be recognized for the
Group’s goodwill allocated to the Asset Management CGU or the indefinite life intangible asset related to Asset
Management’s retail investment management agreements (shown under unamortized intangible assets). As a result of the analysis, neither the goodwill nor the retail investment management agreement intangible asset was impaired.
Non-current assets and disposal groups held for sale
Within the balance sheet, non-current assets and disposal groups held for sale are reported in Other assets and Other liabilities. This section provides further explanation on the nature and the financial impact of the non-current assets and disposal groups held for sale as of June 30, 2026.
Non-current assets and disposal groups held for sale at the reporting date
Total assets held for sale amounted to € 2.7 billion as of June 30, 2026 (December 31, 2025: € 35 million) and the disposal groups included liabilities of € 1.6 billion as of June 30, 2026 (December 31, 2025: € — million). As of June
30, 2026 for the three and six months ended, there were no unrealized net gains or losses (December 31, 2025:
€ — million) relating to non-current assets and disposal groups classified as held for sale recognized directly in accumulated other comprehensive income (loss).
Sale of the Private Bank India franchise
In June 2026, Deutsche Bank AG approved and signed an agreement to sell its retail banking, affluent private banking and wealth management franchise in India to Kotak Mahindra Bank Limited. The transaction comprises the Private
Banking and Wealth Management activities of the Deutsche Bank India branch and related operations which, as of June
30, 2026, are classified as a disposal group held for sale. The disposal group is part of the Group’s Private Bank segment.
The Group expects the sale to result in an overall pre-tax negative impact of around € 100 million for 2026. This primarily includes a charge related to a provision in connection with the sale of € 70 million and transaction-related costs recognized in the second quarter of 2026.
The disposal group is comprised of € 2.7 billion in loans and of € 1.6 billion in deposits.
The sale is subject to customary closing conditions, including regulatory approvals and other customary conditions precedent. The Group currently expects the transaction to close during the third quarter of 2027.

88

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Provisions
As of June 30, 2026, the Group recognized € 2.2 billion (December 31, 2025: € 2.4 billion) in provisions on its balance sheet. The provisions relate to operational risk, civil litigation, regulatory enforcement, restructuring, allowances for credit related off-balance sheet positions and other matters, including bank levies. The provisions as of June 30, 2026 are described below for civil litigation and regulatory matters only. Details related to off balance sheet positions are included in the Allowance for credit losses disclosure in this Interim Report. Details on the Group’s provisions as of December 31, 2025, are disclosed in Deutsche Bank’s Annual Report 2025 in Note 10 “Restructuring”, Note 19 “Allowance for credit losses”, and
Note 27 “Provisions”.
Civil litigation and regulatory enforcement matters
As of June 30, 2026, the Group recognized provisions relating to civil litigation of € 1.0 billion (December 31, 2025:
€ 1.2 billion) and provisions relating to regulatory enforcement matters of € 0.2 billion (December 31, 2025: € 0.2 billion).
For some matters, for which the Group believes an outflow of funds is probable, but the Group could not reliably estimate the amount of the potential outflow, no provisions were recognized.
General and administrative expenses included expenses for civil litigation and regulatory enforcement matters of € 67 million for the three months ended June 30, 2026 (€ (94) million for the three months ended June 30, 2025), € 156 million for the six months ended June 30, 2026 (€ (68) million for the six months ended June 30, 2025). The increases over prior-year’s three-month and six-month period are mainly attributable to the partial release of the Postbank takeover litigation provision during the second quarter of 2025.
For the matters for which a reliable estimate can be made, but the probability of a future loss or outflow of resources is more than remote but less than probable, the Group currently estimates that as of June 30, 2026, these contingent liabilities are € 932 million for civil litigation matters (December 31, 2025: € 921 million) and € 2 million for regulatory enforcement matters (December 31, 2025: € 6 million). These figures include matters where the Group’s potential liability is joint and several and where the Group expects any such liability to be paid by a third party.
For other significant civil litigation and regulatory enforcement matters where the Group believes the possibility of an outflow of funds is more than remote but less than probable, but the amount is not reliably estimable, such matters are not included in the contingent liability estimates. In addition, where the Group believes the possibility of an outflow of funds is remote on other significant civil litigation and regulatory enforcement matters, the Group has neither recognized a provision nor included the matters in the contingent liability estimates.
For additional details on civil litigation and regulatory enforcement matters or groups of similar matters (some of which consist of a number of proceedings or claims) for which the Group has taken material provisions, or for which there are material contingent liabilities that are more than remote, or for which there is the possibility of material business or reputational risk, see Note 27 “Provisions” in Deutsche Bank’s Annual Report 2025 in the section captioned “Current
Individual Proceedings”. The disclosed matters in Note 27 “Provisions” include matters for which the possibility of a loss is more than remote, but for which the Group cannot reliably estimate the possible loss.
Other
Irrevocable Payment Commitments (IPCs) related to bank levy according to the Single Resolution Fund (SRF) and the deposit protection provided by the German deposit protection fund amounted to € 1.5 billion as of June 30, 2026
(December 31, 2025: € 1.5 billion). Thereof, € 1.0 billion related to IPCs to the SRF (December 31, 2025: € 1.0 billion) and
€ 0.5 billion to the German deposit protection fund (December 31, 2025: € 0.5 billion).

89

Deutsche Bank	Information on the consolidated balance sheet
Interim Report as of June 30, 2026
Credit related commitments and contingent liabilities
Irrevocable lending commitments and lending related contingent liabilities
In the normal course of business, the Group regularly enters into irrevocable lending commitments, including fronting commitments, as well as contingent liabilities consisting of financial and performance guarantees, standby letters of credit and indemnity agreements on behalf of its customers. Under these contracts, the Group is required to perform under an obligation agreement or to make payments to the beneficiary based on third party’s failure to meet its obligations. For these instruments, it is not known to the Group in detail if, when and to what extent claims will be made.
In the event that the Group has to pay out cash in respect of its fronting commitments, the Group would immediately seek reimbursement from the other syndicate lenders. The Group considers all the above instruments in monitoring the credit exposure and may require collateral to mitigate inherent credit risk. If credit risk management provides sufficient evidence about an expected loss from a claim, a provision is established and recorded on the balance sheet.
The following table shows the Group’s revocable lending commitments, irrevocable lending commitments and lending related contingent liabilities without considering collateral or provisions recognized in the balance sheet. The amounts are the maximum potential utilization required by the Group in case all these liabilities entered into must be funded. The table therefore does not show the expected future cash flows required for these liabilities as many of them will expire without being drawn and arising claims will be honored by the customers or can be recovered from proceeds of arranged collateral.
Irrevocable lending commitments and lending related contingent liabilities

in € m.	Jun 30, 2026	Dec 31, 2025
Irrevocable lending commitments	234,228	217,949
Revocable lending commitments	51,599	56,356
Contingent liabilities	91,961	79,092
Total	377,789	353,397
Other commitments and other contingent liabilities
The Group’s other irrevocable commitments and other contingent liabilities without considering collateral or provisions were € 74 million as of June 30, 2026 and € 73 million as of December 31, 2025. The number considers the maximum potential amounts to be funded by the Group if all these commitments and contingent liabilities were utilized at the same time. The amount therefore does not contain the expected future cash flows from these commitments and contingent liabilities as many will expire without being drawn or the arising claims will be honored by the customers or can be recovered from proceeds of arranged collateral.
Long-term debt

in € m.	Jun 30, 2026	Dec 31, 2025
Senior debt:
Bonds and notes
Fixed rate	61,805	67,920
Floating rate	13,145	12,281
Other	29,022	26,256
Subordinated debt:
Bonds and notes
Fixed rate	7,312	8,212
Floating rate	—	—
Other	70	85
Total long-term debt	111,352	114,754

90

Deutsche Bank	Other financial information
Interim Report as of June 30, 2026
Other financial information
Shares issued and outstanding

in million.	Jun 30, 2026	Dec 31, 2025
Shares issued	1,910.6	1,910.6
Shares in treasury	31.5	7.7
Of which:
Buyback	31.5	7.7
Other	—	—
Shares outstanding	1,879.0	1,902.9
Related party transactions
Parties are considered to be related if one party has the ability to directly or indirectly control the other party or exercise significant influence over the other party in making financial or operational decisions. The Group’s related parties include:
–Key management personnel including close family members and entities which are controlled, significantly influenced by, or for which significant voting power is held by key management personnel or their close family members
–Subsidiaries, joint ventures and associates and their respective subsidiaries, and
–Post-employment benefit plans for the benefit of Deutsche Bank employees
Transactions with key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of Deutsche Bank Group, directly or indirectly. The Group considers the members of the Management
Board as currently mandated and the Supervisory Board of the parent company to constitute key management personnel for purposes of IAS 24. Among the Group’s transactions with key management personnel as of June 30, 2026, were loans and commitments of € 11 million and deposits of € 15 million. As of December 31, 2025, there were loans and commitments of € 2 million and deposits of € 8 million among the Group’s transactions with key management personnel.
In addition, the Group provides banking services, such as payment and account services as well as investment advice, to key management personnel and their close family members.
Transactions with subsidiaries, associates and joint ventures
Transactions between Deutsche Bank AG and its subsidiaries meet the definition of related party transactions. If these transactions are eliminated on consolidation, they are not disclosed as related party transactions. Transactions between the Group and its associated companies and joint ventures and their respective subsidiaries also qualify as related party transactions.

91

Deutsche Bank	Other financial information
Interim Report as of June 30, 2026
Transactions for subsidiaries, joint ventures and associates are presented combined in the table below as these are not material individually.
Loans issued and guarantees granted

in € m.	Jun 30, 2026	Dec 31, 2025
Loans outstanding, beginning of period	66	73
Net movement in loans during the period	—	(7)
Changes in the group of consolidated companies	—	—
Exchange rate changes/other	—	—
Loans outstanding, end of period[1]	66	66

Other credit risk related transactions:
Allowance for loan losses	—	—
Provision for loan losses	—	—
Guarantees and commitments	3	3
1Loans past due were € 0 million as of June 30, 2026, and € 0 million as of December 31, 2025. For the total loans, the Group held collateral of € 0 million and € 0 million as of June 30, 2026, and December 31, 2025, respectively
Deposits received

in € m.	Jun 30, 2026	Dec 31, 2025
Deposits, beginning of period	22	29
Net movement in deposits during the period	(3)	(7)
Changes in the group of consolidated companies	—	—
Exchange rate changes/other	—	—
Deposits, end of period	19	22
Other transactions
Other transactions include bonds issued by associated companies which the Group acquired and classified as trading assets. These trading assets amounted to € 13 million as of June 30, 2026, and € 17 million as of December 31, 2025.
Other assets related to transactions with associated companies amounted to € 1 million as of June 30, 2026, and
€ 2 million as of December 31, 2025. Other liabilities related to transactions with associated companies were € 4 million as of June 30, 2026, and € 4 million as of December 31, 2025.
Transactions with pension plans
The Group has business relationships with a number of pension plans pursuant to which it provides financial services, including investment management. As of June 30, 2026, transactions with these plans were not material to the Group.
Events after the reporting period
After the reporting date, no material events occurred which had a significant impact on the bank’s results of operations, financial position and net assets.

92

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026
Non-GAAP financial measures
This document and other documents the Group has published or may publish contain non-GAAP financial measures.
Non-GAAP financial measures are measures of the Group’s historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group’s financial statements.
Return on equity ratios
The Group reports post-tax return on average tangible shareholders’ equity, which is a non-GAAP financial measure, and reconciles it to post-tax return on average shareholders’ equity.
Post-tax return on average shareholders’ equity and post-tax return on average tangible shareholders' equity are calculated as profit (loss) attributable to Deutsche Bank shareholders after deducting profit (loss) attributable to noncontrolling interests and after profit (loss) attributable to additional equity components (AT1 coupon) as a percentage of average shareholders’ equity and average tangible shareholders' equity. For the Group, it reflects the reported effective tax rate which was 29% for the second quarter of 2026 and 28% for the prior year’s comparative period. The tax rate was 29% for the six months ended June 30, 2026, and 29% for the prior year’s comparative period.
For the segments, the applied tax rate was 28% for the second quarter of 2026 and all quarters in 2025.
The Group’s tangible shareholders' equity is shareholders’ equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders’ equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders’ equity as allocated to the segments. The ratios are then calculated as a percentage of profit (loss) attributable to shareholders by the average shareholders’ equity and average tangible shareholders' equity, respectively.
The Group believes that a presentation of average tangible shareholders’ equity makes comparisons to its competitors more meaningful and refers to this measure in the return on tangible equity ratios presented by the Group. However, average tangible shareholders’ equity is not a measure provided for in IFRS and ratios based on this measure should not be compared to other companies’ ratios without considering differences in the calculations.
The reconciliation of the aforementioned ratios is set forth in the table below:

	Three months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Profit (loss) before tax	605	224	691	1,311	537	3,368
Profit (loss)	436	162	497	944	364	2,401
Profit (loss) attributable to noncontrolling interests	—	—	—	—	55	55
Profit (loss) attributable to DB shareholders and additional equity components	436	162	497	944	309	2,347
Profit (loss) attributable to additional equity components	48	6	39	90	27	210
Profit (loss) attributable to Deutsche Bank shareholders	387	156	458	854	282	2,136
Average allocated shareholders’ equity	14,387	4,403	12,231	26,450	10,818	68,289
Deduct: Average allocated goodwill and other intangible assets[1]	653	2,797	1,093	923	1,569	7,034
Average allocated tangible shareholders’ equity	13,735	1,606	11,138	25,527	9,249	61,255
Post-tax return on average shareholders’ equity[2]	10.8%	14.2%	15.0%	12.9%	N/M	12.5%
Post-tax return on average tangible shareholders’ equity[2]	11.3%	38.8%	16.4%	13.4%	N/M	14.0%
N/M – Not meaningful
1Goodwill and other intangible assets related to the share of DWS that is not held by Deutsche Bank are excluded since the first quarter of 2018
2Profit (loss) attributable to additional equity components is deducted in the bank’s return-on-equity calculation. The amount represents the estimated coupons to be paid to the AT1 instruments at the next payment date, as of the respective reporting period

93

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026

	Three months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Profit (loss) before tax	605	225	738	826	563	2,957
Profit (loss)	436	162	531	595	393	2,116
Profit (loss) attributable to noncontrolling interests	—	—	—	—	46	46
Profit (loss) attributable to DB shareholders and additional equity components	436	162	531	595	347	2,070
Profit (loss) attributable to additional equity components	50	8	39	81	25	202
Profit (loss) attributable to Deutsche Bank shareholders	386	154	492	514	323	1,868
Average allocated shareholders’ equity	14,830	5,286	12,168	24,593	11,138	68,015
Deduct: Average allocated goodwill and other intangible assets[1]	508	2,925	965	842	1,523	6,763
Average allocated tangible shareholders’ equity	14,322	2,361	11,203	23,751	9,615	61,252
Post-tax return on average shareholders’ equity[2]	10.4%	11.6%	16.2%	8.4%	N/M	11.0%
Post-tax return on average tangible shareholders’ equity[2]	10.8%	26.0%	17.6%	8.7%	N/M	12.2%
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Goodwill and other intangible assets related to the share of DWS that is not held by Deutsche Bank are excluded since the first quarter of 2018
2Profit (loss) attributable to additional equity components is deducted in the bank’s return-on-equity calculation. The amount represents the estimated coupons to be paid to the AT1 instruments at the next payment date, as of the respective reporting period

	Six months ended Jun 30, 2026
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Profit (loss) before tax	1,286	504	1,314	2,751	(299)	5,555
Profit (loss)	926	363	946	1,980	(255)	3,960
Profit (loss) attributable to noncontrolling interests	—	—	—	—	110	110
Profit (loss) attributable to DB shareholders and additional equity components	926	363	946	1,980	(365)	3,850
Profit (loss) attributable to additional equity components	96	11	78	172	60	417
Profit (loss) attributable to Deutsche Bank shareholders	830	352	868	1,808	(425)	3,433
Average allocated shareholders’ equity	14,468	4,376	12,226	25,779	11,951	68,799
Deduct: Average allocated goodwill and other intangible assets[1]	657	2,792	1,082	911	1,537	6,979
Average allocated tangible shareholders’ equity	13,811	1,584	11,144	24,868	10,413	61,821
Post-tax return on average shareholders’ equity[2]	11.5%	16.1%	14.2%	14.0%	N/M	10.0%
Post-tax return on average tangible shareholders’ equity[2]	12.0%	44.4%	15.6%	14.5%	N/M	11.1%
N/M – Not meaningful
1Goodwill and other intangible assets related to the share of DWS that is not held by Deutsche Bank are excluded since the first quarter of 2018
2Profit (loss) attributable to additional equity components is deducted in the bank’s return-on-equity calculation. The amount represents the estimated coupons to be paid to the AT1 instruments at the next payment date, as of the respective reporting period

94

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026

	Six months ended Jun 30, 2025
in € m. (unless stated otherwise)	Private Bank	Asset Management	Corporate Bank	Investment Bank	Corporate & Other	Total Consolidated
Profit (loss) before tax	1,094	429	1,370	2,371	138	5,402
Profit (loss)	788	309	986	1,707	58	3,849
Profit (loss) attributable to noncontrolling interests	—	—	—	—	90	90
Profit (loss) attributable to DB shareholders and additional equity components	788	309	986	1,707	(32)	3,758
Profit (loss) attributable to additional equity components	97	16	77	154	51	395
Profit (loss) attributable to Deutsche Bank shareholders	691	293	910	1,553	(83)	3,363
Average allocated shareholders’ equity	14,761	5,397	12,342	24,160	11,891	68,551
Deduct: Average allocated goodwill and other intangible assets[1]	280	2,977	905	842	1,847	6,849
Average allocated tangible shareholders’ equity	14,481	2,421	11,437	23,318	10,045	61,702
Post-tax return on average shareholders’ equity[2]	9.4%	10.8%	14.7%	12.9%	N/M	9.8%
Post-tax return on average tangible shareholders’ equity[2]	9.5%	24.2%	15.9%	13.3%	N/M	10.9%
N/M – Not meaningful
Prior year’s comparatives aligned to presentation in the current year
1Goodwill and other intangible assets related to the share of DWS that is not held by Deutsche Bank are excluded since the first quarter of 2018
2Profit (loss) attributable to additional equity components is deducted in the bank’s return-on-equity calculation. The amount represents the estimated coupons to be paid to the AT1 instruments at the next payment date, as of the respective reporting period

95

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026
Net interest income in the key banking book segments
Deutsche Bank applies a prudent approach to modelling and managing interest rate risk in its banking book. The bank’s objective is to limit the sensitivity of net interest income and to stabilize net interest margins arising from fixed-rate, non‑maturity balance sheet items. Consistent with industry practice, Deutsche Bank models its deposit portfolios based on behavioral stability and rate sensitivity. Deposits with no assumed rate sensitivity are considered stable and are assumed not to reprice materially, even in the event of significant changes in market interest rates. These deposits therefore represent a source of interest rate risk.
If such rate‑insensitive deposits were invested solely in short‑term instruments, net interest income would become highly sensitive to short‑term interest rate movements, resulting in considerable volatility. To protect the net interest income of rate‑insensitive deposits, Deutsche Bank undertakes interest rate hedging by investing these deposits over a medium‑term horizon, predominantly through structures with a typical 10‑year tractor profile. As a result, the net interest income of these deposits is primarily sensitive to the reinvestment of the hedge portfolio, representing approximately 10% of the total portfolio that is exposed to movements in 10‑year rates.
The bank’s deposit net interest income hedge is a rolling mid‑term portfolio that provides protection through the interest rate cycle. The hedge duration is continuously monitored and adjusted according to Deutsche Bank’s modelling framework, including assumptions on client behavior as well as local and regulatory requirements. Deutsche Bank uses a range of strategies and balance sheet measures to implement this approach.
‘Net interest income in the key banking book segments’ is a non‑GAAP financial measure. The most directly comparable
IFRS measure is ‘Net interest income’. Key banking book segments are defined as those business segments in which net interest income from banking book activities constitutes a material share of overall revenue. Net interest income in these segments is calculated as the Group’s total net interest income, excluding other funding‑related effects (such as centrally managed funding costs) and impacts arising from accounting asymmetries between the Group’s trading book and associated hedging activities. The Group considers this presentation to provide a more meaningful reflection of the net interest income generated by its operating businesses.
Accounting asymmetry in the recognition of the Group’s trading book and related hedging activities primarily arise when funding costs related to trading book positions are reported within net interest income, while the corresponding revenues on the underlying positions are recognized in noninterest income. Conversely, asymmetries can result when fair‑valued instruments are used to hedge positions in the key banking book segments: the income or expense of the hedged item is recorded as interest income, while the hedge result is recorded within noninterest income. These effects mainly occur in the Investment Bank (excluding FIC Financing), Asset Management and Corporate & Other, including
Treasury, other than held in the key banking book segments.
The following table provides a reconciliation of the Group’s net interest income to the net interest income in the key banking book segments.

96

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026

in € m. (unless stated otherwise)	Three months ended Jun 30, 2026	Three months ended Jun 30, 2025	Six months ended Jun 30, 2026	Six months ended Jun 30, 2025

Group
Net interest income	4,349	3,891	8,382	7,727
Key banking book segments and other funding effects[1]	3,588	3,372	7,111	6,595
Key banking book segments	3,616	3,442	7,172	6,767
Other funding effects[1]	(28)	(70)	(62)	(173)
Accounting asymmetry driven[2]	761	519	1,271	1,132
Average interest earning assets[3] (in € bn)	1,098	1,031	1,093	1,035
Net interest margin[4]	1.6%	1.5%	1.5%	1.5%

Key banking book segments
Private Bank
Net interest income	1,662	1,517	3,300	2,971
Average interest earning assets[3] (in € bn)	248	253	248	255
Net interest margin[4]	2.7%	2.4%	2.7%	2.3%

Corporate Bank
Net interest income	1,163	1,169	2,308	2,329
Average interest earning assets[3] (in € bn)	141	130	138	129
Net interest margin[4]	3.3%	3.6%	3.3%	3.6%

Investment Bank Fixed Income and Currencies: Financing
Net interest income	790	756	1,564	1,467
Average interest earning assets[3] (in € bn)	115	104	112	105
Net interest margin[4]	2.8%	2.9%	2.8%	2.8%

Total Key banking book segments
Net interest income	3,616	3,442	7,172	6,767
Average interest earning assets[3] (in € bn)	503	486	497	489
Net interest margin[4]	2.9%	2.8%	2.9%	2.8%
1Other funding effects represents banking book net interest income arising primarily from Treasury funding activities that are not allocated to the key banking book segments but are allocated to other segments or held centrally in Corporate & Other
2Accounting asymmetry in the recognition of the Group’s trading book and related hedging activities primarily arises from funding costs associated with trading book positions where the funding cost is reported in net interest income but is offset by revenues on the underlying positions recorded in noninterest income. Conversely, it can also arise from the use of fair valued instruments to hedge key banking book segments positions where the cost or income of the underlying position is recorded as interest income, but the hedge impact is recorded as a noninterest income. These effects from trading book and related hedge activities primarily occur in the Investment
Bank (ex FIC Financing), Asset Management and Corporate & Other including Treasury; which are not key banking book segments
3Interest earning assets are financial instruments or investments that generate interest income in the form of interest payments. Interest earnings assets are averaged on a monthly basis and across quarters and for the full year
4For the Group and the segments, net interest income (before provision for credit losses) as a percentage of average interest earnings assets. Net interest margins per segment are based on their contribution to the Group results

97

Deutsche Bank	Non-GAAP financial measures
Interim Report as of June 30, 2026
Revenues and costs on a currency adjusted basis
Revenues and costs on a currency-adjusted basis are calculated by translating prior period revenues or costs that were generated or incurred in non-euro currencies into euros at the foreign exchange rates that prevailed during the current year period. These adjusted figures, and period-to-period percentage changes based thereon, are intended to provide information on the development of underlying business volumes, revenues and costs.
Net assets (adjusted)
Net assets (adjusted) are defined as IFRS Total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances. The Group believes that a presentation of net assets (adjusted) allows for better comparability with the Group’s competitors.

in € b. (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025
Total assets	1,526	1,440
Deduct: Derivatives (incl. hedging derivatives & derivatives reclassified into held for sale) credit line netting	215	181
Deduct: Derivatives cash collateral received/paid	57	60
Deduct: Securities Financing Transactions credit line netting	1	2
Deduct: Pending settlements netting	51	53
Net assets (adjusted)	1,203	1,144
Book value and tangible book value per basic share outstanding
Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the bank’s total shareholders’ equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the bank’s total shareholders’ equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.
Tangible book value

in € m.	Jun 30, 2026	Dec 31, 2025
Total shareholders’ equity (Book value)	68,616	69,015
Goodwill and other intangible assets[1]	(7,111)	(6,843)
Tangible shareholders’ equity (Tangible book value)	61,505	62,172
1Excludes Goodwill and other intangible assets attributable to partial sale of DWS
Basic shares outstanding

in million (unless stated otherwise)	Jun 30, 2026	Dec 31, 2025
Number of shares issued	1,910.6	1,910.6
Treasury shares	(31.5)	(7.7)
Vested share awards	30.1	36.7
Basic shares outstanding	1,909.2	1,939.5

Book value per basic share outstanding in €	35.94	35.58
Tangible book value per basic share outstanding in €	32.22	32.06

98

Deutsche Bank	Imprint
Interim Report as of June 30, 2026
Imprint
Deutsche Bank
Aktiengesellschaft
Taunusanlage 12
60262 Frankfurt am Main
Germany
Telephone: +49 69 910-00
deutsche.bank@db.com
Investor Relations
+49 800 910-8000
db.ir@db.com
AGM Hotline:
+49 89 30903 6368
Publication
Published on July 29, 2026
Cautionary statement regarding
forward-looking statements
This report contains forward-looking
statements. Forward-looking
statements are statements that are
not historical facts; they include
statements about our beliefs and
expectations and the assumptions
underlying them. These statements
are based on plans, estimates and
projections as they are currently
available to the management of
Deutsche Bank. Forward-looking
statements therefore speak only as
of the date they are made, and we
undertake no obligation to update
publicly any of them in light of new
information or future events.
By their very nature, forward-looking
statements involve risks and
uncertainties. A number of important
factors could therefore cause actual
results to differ materially from
those contained in any forward-
looking statement. Such factors
include the conditions in the
financial markets in Germany, in
Europe, in the United States and
elsewhere from which we derive a
substantial portion of our revenues
and in which we hold a substantial
portion of our assets, the
development of asset prices and
market volatility, potential defaults
of borrowers or trading
counterparties, the implementation
of our strategic initiatives, the
reliability of our risk management
policies, procedures and methods,
and other risks referenced in our
filings with the U.S. Securities and
Exchange Commission. Such factors
are described in detail in our SEC
Form 20-F of March 12, 2026, under
the heading “Risk Factors”.